                                 SCHEDULE 14A
                                (RULE 14a-101)

                             INFORMATION REQUIRED
                              IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                     [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement  [_] Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)(S) 240.14a-11(c) or (S)(S) 240.14a-12

                         EQUALNET COMMUNICATIONS CORP.

               (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1. Title of each class of securities to which transaction applies: Common Stock

     2. Aggregate number of securities to which transaction applies:

        7,379,162 shares of Common Stock issuable in the ACMI Acquisition (assuming an average closing sale price of the Common Stock of $0.7344 per share for all purposes and assuming that the Commissionable Revenue is $2.5 million, $3.0 million and $3.5 million in years one, two and three following the closing of the ACMI Acquisition)

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $0.7344

     4. Proposed maximum aggregate value of transaction: $5,419,257

     5. Total fee paid: $1,084

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1. Amount Previously Paid: N/A

     2. Form, Schedule or Registration Statement no.: N/A

     3. Filing Party: N/A

     4. Date Filed: N/A

[EQUALNET LOGO]

                                April __, 1999

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Equalnet Communications Corp. to be held at 10:00 a.m., Houston time, on _________, May __, 1999, in the Equal Access Room at Equalnet's headquarters, 1250 Wood Branch Park Drive, Houston, Texas.

This year you will be asked to vote in favor of the following proposals: (1) the approval of an amendment to Equalnet's Articles of Incorporation effecting a one-for-four reverse stock split of Equalnet's common stock capital; (2) the ratification of certain transactions Equalnet entered into in September 1998 and the approval of the issuance of common stock upon the exercise of warrants or the conversion of securities issued by Equalnet pursuant to those transactions;
(3) the election of four directors; (4) the ratification of an amendment of the Statement of Resolution of the Board of Directors with respect to the Series A Convertible Preferred Stock and the approval of the issuance of common stock upon the conversion of Series A Convertible Preferred Stock pursuant to the terms of the amended Statement of Resolution ; (5) the ratification of the acquisition by a wholly owned subsidiary of Equalnet of the business and assets of LIMIT LLC (d/b/a ACMI); and (6) the ratification of the Board of Directors' appointment of independent certified public accountants for Equalnet and its subsidiaries for fiscal year 1999. We describe and explain these matters more fully in the attached proxy statement, which you should read.

The Board of Directors has approved the proposals described herein. WE BELIEVE THAT THE PROPOSALS DESCRIBED HEREIN ARE IN THE BEST INTERESTS OF EQUALNET AND ITS SHAREHOLDERS AND RECOMMEND THAT YOU VOTE FOR APPROVAL OF THE MATTERS PROPOSED HEREIN.

In connection with our approval of the transactions entered into in September 1998 described herein, we received and took into account the opinion, dated September 3, 1998, of G. A. Herrera & Co., Equalnet's financial advisor, to the effect that, as of the date of such opinion and subject to certain matters stated therein, such transactions were fair to Equalnet from a financial point of view. We have included a copy of the opinion in the accompanying Proxy Statement as Annex C, and we encourage you to read the opinion carefully in its entirety.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. ACCORDINGLY, WE ASK THAT YOU MARK, DATE, SIGN AND RETURN YOUR PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED.

Thank you for your continued interest and cooperation.

                              Very truly yours,


                              -------------------------------------
                              Mark A. Willis, Chairman of the Board

                         EQUALNET COMMUNICATIONS CORP.
                          1250 Wood Branch Park Drive
                             Houston, Texas 77079

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY ___, 1999

          The Annual Meeting of the Shareholders of Equalnet Communications Corp., a Texas corporation (the "Company"), will be held at 10:00 a.m., Houston time, on _________, May __, 1999, in the Equal Access Room at Equalnet's headquarters, 1250 Wood Branch Park Drive, Houston, Texas, for the following purposes:

     (1) to approve an amendment to Equalnet's Articles of Incorporation effecting a one-for-four reverse stock split of Equalnet's common stock;

     (2) to ratify certain transactions consummated by Equalnet in September 1998 involving the issuance by Equalnet of:

          . $3,000,000 aggregate principal amount of 6% Senior Secured
            Convertible Notes of Equalnet;

          . two Common Stock Purchase Warrants to purchase, in the aggregate, 666,232 shares of common stock; and

          . 3,750 shares of Series D Convertible Preferred Stock in exchange for
            3,000,000 shares of common stock,

          and to approve the issuance of common stock by Equalnet upon the conversion of such 6% Senior Secured Convertible Notes and such Series D Convertible Preferred Stock and upon the exercise of such Common Stock Purchase Warrants;

     (3)  to elect four directors to Equalnet's Board of Directors;

     (4) to ratify an amendment of Equalnet's Statement of Resolution of the Board of Directors with respect to the Series A Convertible Preferred Stock and to approve the issuance of common stock by Equalnet upon the conversion of Series A Convertible Preferred Stock pursuant to the terms of the amended Statement of Resolution;

     (5) to ratify the acquisition by a wholly owned subsidiary of Equalnet of the business and assets of LIMIT LLC (d/b/a ACMI);

     (6) to ratify the Board of Directors' appointment of independent certified public accountants for Equalnet and its subsidiaries for fiscal year 1999; and

     (7) to transact such other business as may properly come before the meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS OF EQUALNET RECOMMENDS THAT YOU VOTE FOR ALL OF THE PROPOSALS SET FORTH IN THE ATTACHED PROXY STATEMENT.

          The holders of common stock and of Series B Senior Convertible Preferred Stock of record at the close of business on April __, 1999, will be entitled to vote at the meeting.

               By Order of the Board of Directors,

                    Dean H. Fisher
                    General Counsel

April __, 1999

                                   IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                         EQUALNET COMMUNICATIONS CORP.


                                PROXY STATEMENT

                      FOR ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MAY ___, 1999

          This Proxy Statement is furnished to the holders of common stock and Series B Senior Convertible Preferred Stock of Equalnet Communications Corp., 1250 Wood Branch Park Drive, Houston, Texas 77079 (Tel. No. 281/529-4600), in connection with the solicitation by the Board of Directors of Equalnet of proxies to be used at the Annual Meeting of Shareholders, or any adjournment thereof (the "Meeting"). The Board of Directors is sometimes referred to in this Proxy Statement as "we" or "us." We will hold the Meeting at 10:00 a.m., Houston time, on __________, May __, 1999, in the Equal Access Room at Equalnet's headquarters, 1250 Wood Branch Park Drive, Houston, Texas.

          Proxies in the form enclosed, properly executed and received in time for the Meeting, will be voted as specified therein. If you do not specify otherwise, the shares represented by your proxy will be voted for the election of each of the director nominees identified herein and for the other proposals described herein. If you grant your proxy, you may still attend the Meeting and vote in person. You may revoke your proxy at any time before it is exercised by delivering written notice to Equalnet at or before the Meeting. We are mailing this Proxy Statement on or about April __, 1999, to holders of common stock and Series B Senior Convertible Preferred Stock of record on April __, 1999 (the "Record Date").

          At the close of business on the Record Date, 19,910,832 shares of Equalnet's common stock, par value $.01 per share and 3,000 shares of Series B Senior Convertible Preferred Stock were outstanding and entitled to vote at the Meeting. Only the holders of Common Stock and the Series B Preferred (collectively, the "Voting Shareholders") of record on the Record Date may vote at the Meeting. Any shareholder of Equalnet may examine a list of Voting Shareholders at the offices of Equalnet located at 1250 Wood Branch Park Drive, Houston, Texas during usual business hours within 10 days before the Meeting.

          The Voting Shareholders of record on the Record Date may cast one vote per share on each matter presented to the shareholders at the Meeting. The enclosed form of proxy provides a means for you:

          (1) to vote for or against the approval of an amendment to Equalnet's Articles of Incorporation effecting a one-for-four reverse stock split of Equalnet's common stock as described herein or to abstain from voting on such approval;

          (2) to vote for or against the ratification of the transactions consummated by Equalnet in September 1998 and the approval of the issuance of Common Stock by Equalnet upon the conversion of the securities and the exercise of the warrants issued pursuant to those transactions or to abstain from voting on such ratification and approval;

          (3) to vote for or against each or any director-nominee named herein or to withhold authority to vote for any or all of such director-nominees;

          (4) to vote for or against the ratification of an amendment of Equalnet's Statement of Resolution of the Board of Directors with respect to the Series A Convertible Preferred Stock and the approval of the issuance of common stock by Equalnet upon the conversion of Series A Convertible Preferred Stock pursuant to the terms of the amended Statement of Resolution or to abstain from voting on such ratification and approval;

          (5) to vote for or against the ratification of the acquisition of the business and assets of LIMIT LLC (d/b/a/ ACMI) by a wholly owned subsidiary of Equalnet, or to abstain from voting on such ratification; and

          (6) to vote for or against the ratification of the Board of Directors' appointment of independent certified public accountants for Equalnet and its subsidiaries for fiscal year 1999, or to abstain from voting on such ratification.

          Equalnet's Annual Report to Shareholders for the year ended June 30, 1998, which includes, among other things, Equalnet's audited consolidated balance sheets at June 30, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the three years in the period ended June 30, 1998, is being mailed with this Proxy Statement to all Voting Shareholders of record as of the Record Date.

PROPOSAL 1: TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION

          We have resolved to amend Equalnet's Articles of Incorporation and will submit the amendment to a vote at the Meeting.

          The amendment would effect a one-for-four reverse stock split (the "Reverse Stock Split") of the Common Stock. A copy of the proposed amendment is attached hereto as Exhibit A. If the amendment is approved by the Voting Shareholders, each three shares of Common Stock outstanding on the Effective Date (as defined below) will be converted automatically into one share of Common Stock. To avoid the existence of fractional shares of Common Stock, shareholders who would otherwise be entitled to receive fractional shares of Common Stock will receive a cash distribution in lieu thereof. See "Exchange of Stock Certificates." The "Effective Date" will be the date on which the amendment is filed with the Secretary of State of the State of Texas.

          We expect that, if the Reverse Stock Split is approved by the Voting Shareholders at the Meeting, the amendment will be filed promptly. However, notwithstanding approval of the Reverse Stock Split by the Voting Shareholders, we may elect not to file, or to delay the filing of, the amendment, if we determine that filing the amendment would not be in the best interest of Equalnet's shareholders at such time. Factors leading to such a determination could include, without limitation, any possible effect on Equalnet's Nasdaq listing or future securities offerings.

REASONS FOR THE AMENDMENT

          On March 26, 1999, the Board of Directors adopted resolutions approving the amendment and directing that the amendment be placed on the agenda for approval by the Voting Shareholders at the Meeting.

          We believe that the Reverse Stock Split will cause the stock price of the Common Stock, currently below $1.00, and the number of shares of Common Stock outstanding to be more appropriately aligned with Equalnet's peers in the telecommunications sector. The Reverse Stock Split should cause the Common Stock to be more attractive to the financial community and lower trading costs for the investing public. Further, the Reverse Stock Split will reduce administrative costs for Equalnet.

          Many institutional and other investors look upon stock trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. Accordingly, we believe that the current per share price of the Common Stock may reduce the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low priced stock to their clients. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low priced stocks unattractive to brokers from an economic standpoint. Additionally, the structure of trading commissions also tends to have an adverse impact upon holders of low priced stock because the brokerage commission on a sale of low priced stock generally represents a higher percentage of the sales price than the commission on higher priced issues. Finally, rules of the Nasdaq National Market require that Equalnet's Common Stock maintain a minimum bid price per share of $1.00. We believe that the Reverse Stock Split will facilitate Equalnet's compliance with these rules.

          We believe that the shares of Common Stock will, as a result of the Reverse Stock Split, trade at higher prices than those that have prevailed recently. We cannot assure you, however, that such increase in the market value will occur or, if such an increase occurs, that it will equal or exceed the direct arithmetical result of the Reverse Stock Split since there are numerous factors and contingencies that would affect such value, including the status of the market for the shares of Common Stock at the time, Equalnet's reported results of operations in future fiscal periods and general stock market conditions. THEREFORE, WE CANNOT ASSURE YOU THAT THE SHARES OF COMMON STOCK WILL NOT, DESPITE THE REVERSE STOCK SPLIT, TRADE AT PRICES THAT ARE LESS THAN THE ARITHMETICAL EQUIVALENT SHARE PRICE RESULTING FROM THE REVERSE STOCK SPLIT.

          Shareholders have no rights of dissent under Texas law or under Equalnet's Articles of Incorporation and Bylaws in connection with the amendment.

EFFECTS OF THE AMENDMENT

          Subject to Voting Shareholder approval, the Reverse Stock Split will be effected by filing the amendment to Equalnet's Articles of Incorporation, and will be effective immediately upon such filing. Although Equalnet expects to file the amendment with the Texas Secretary of State's office promptly following approval of the Reverse Stock Split at the meeting, the actual timing of such filing will be determined by Equalnet's management based upon their evaluation as to when such action will be most advantageous to Equalnet and its shareholders. Equalnet reserves the right to forego or postpone filing the amendment, if such action is determined to be in the best interests of Equalnet and its shareholders.

          The Reverse Stock Split will also result in some shareholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

          Equalnet is authorized to issue 50,000,000 shares of Common Stock, of which 19,910,832 shares were issued and outstanding at the close of business on the Record Date. Equalnet is also authorized to issue 5,000,000 shares of Preferred Stock, each share having a par value of one cent, of which 215,557 were issued and outstanding at the close of business on the Record Date.

          If the amendment is approved by the Voting Shareholders, the principal effect of the Reverse Stock Split will be to decrease the number of outstanding shares of Common Stock from 19,910,832 shares to approximately 4,977,708 shares, based on share information as of March 15, 1999. The Reverse Stock Split will not affect the number of authorized shares of Common Stock. After the Reverse Stock Split, Equalnet estimates that it will have approximately the same number of shareholders. Except for the receipt of cash in lieu of fractional interests, the amendment would not affect any shareholder's proportionate equity interest in Equalnet or the relative rights, preferences or priorities of any shareholder. The amendment will not affect the registration of the Common Stock under the Securities Exchange Act of 1934.

          As a result of the Reverse Stock Split, Equalnet will have a greater number of authorized but unissued shares of Common Stock than prior to the Reverse Stock Split. The increase in the authorized but unissued shares of Common Stock could make a change in control of Equalnet more difficult to achieve. Under certain circumstances, such shares of Common Stock could be used to create voting impediments to frustrate persons seeking to effect a takeover or otherwise gain control of Equalnet. Such shares could be sold privately to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines is not in the best interests of Equalnet and its shareholders.

          The number of shares subject to stock options granted to officers, directors and employees of Equalnet under stock option plans and the strike price for such options will be proportionately adjusted for the Reverse Stock Split. The number of shares of Common Stock authorized for the stock option plans will also be proportionately adjusted. The number of shares issuable upon the exercise of outstanding warrants and nonemployee options and the conversion of outstanding convertible securities of Equalnet will also be proportionately adjusted for the Reverse Stock Split.

EXCHANGE OF STOCK CERTIFICATES

          The exchange of shares of Common Stock will occur on the Effective Date without any action on the part of Equalnet's shareholders and without regard to the date or dates certificates formerly representing shares of Common Stock are physically surrendered for certificates representing the number of shares of Common Stock such shareholders are entitled to receive as a result of the Reverse Stock Split. Equalnet's transfer agent, American Stock Transfer & Trust Company, will effectuate the exchange of certificates.

          As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates representing shares of Common Stock to be used in forwarding their certificates for surrender and exchange for certificates representing the number of shares of Common Stock such shareholders are entitled to receive as a result of the Reverse Stock Split. After receipt of such transmittal form, each such holder will surrender the certificates formerly representing shares of Common Stock of Equalnet and such holder will receive in exchange therefor certificates representing the number of shares of Common Stock to which such holder is entitled. These transmittal forms will be accompanied by instructions specifying other details of the exchange. SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

          So that Equalnet may avoid the expense and inconvenience of issuing and transferring fractional shares of Common Stock, shareholders who would otherwise be entitled to receive a fractional share of Common Stock will receive payment in cash in lieu of receiving a fractional share of Common Stock. Payment for fractional shares will be based upon the closing price reported for the Common Stock on the Nasdaq National Market on the Effective Date.

FEDERAL INCOME TAX CONSEQUENCES

          The following description of the material federal income tax consequences of the Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary and proposed Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and pronouncements as in effect on the date of this proxy statement.

          General Rules

          Equalnet has not sought, and will not seek, a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax consequences of the Reverse Stock Split. However, Equalnet believes that the Reverse Stock Split will constitute a recapitalization, and hence a reorganization, within the meaning of Section 368(a)(1)(E) of the Code. Generally, the holders of Common Stock will not recognize gain or loss for federal income tax purposes as a result of the Reverse Stock Split, except that a holder of Common Stock who receives cash in lieu of fractional shares pursuant to the Reverse Stock Split may recognize gain or loss as provided in "--Cash in Lieu of Fractional Shares" below. No gain or loss will be recognized by Equalnet as a result of the Reverse Stock Split. Following the Reverse Stock Split, a holder of Common Stock received in the Reverse Stock Split will have an adjusted basis in such Common Stock (including any fractional share deemed received) equal to the adjusted basis of the Common Stock held by that holder immediately prior to the Reverse Stock Split. In addition, a holder of Common Stock will have a holding period for the Common Stock received in the Reverse Stock Split that includes the holding period of the Common Stock exchanged therefor, provided that such Common Stock is a capital asset in the hands of such holder at the time of the Reverse Stock Split.

          Cash in Lieu of Fractional Shares

          Holders of Common Stock who receive cash in lieu of fractional shares in the Reverse Stock Split will recognize gain or loss equal to the difference, if any, between such holder's adjusted basis in the fractional share of Common Stock deemed received and the amount of cash received in exchange therefor. Such gain or loss will be a capital gain or loss, long-term or short-term, depending on the holder's holding period, if the Common Stock is held by such holder as a capital asset at the time of the Reverse Stock Split.

          HOLDERS OF COMMON STOCK ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

REQUIRED VOTE

          Approval of the amendment requires the affirmative vote of two-thirds of the issued and outstanding shares of capital stock held by the Voting Shareholders. If not otherwise provided, proxies will be voted "FOR" approval of the amendment. Abstentions and broker non-votes will not be treated as either a vote for or against approval of the amendment. However, because the approval of the amendment requires the affirmative vote of two-thirds of the issued and outstanding shares of capital stock held by the Voting Shareholders, abstentions and broker non-votes will have the same effect as a vote against approval of the amendment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

We Recommend that You Vote "FOR" THE APPROVAL OF THE AMENDMENT.

PROPOSAL 2: TO RATIFY THE NOTE ISSUANCE TRANSACTION AND TO APPROVE THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION

          Effective as of July 31, 1998, Equalnet entered into a Master Purchase Agreement, a Note Purchase Agreement and Note Purchase and Exchange Agreements (collectively, the "Note Agreements") with certain buyers. Under the Note Agreements, Equalnet received, in the aggregate, $3,000,000 in cash and 3,000,000 shares of Common Stock held by some of the buyers (the "Buyers' Consideration") in exchange for:

     (1) $3,000,000 aggregate principal amount of 6% Senior Secured Convertible Notes of Equalnet due 2001 (the "Notes"),

     (2) an aggregate of 3,750 shares of Series D Convertible Preferred Stock (the "Series D Preferred") of Equalnet, and

     (3)  two Common Stock Purchase Warrants (the "Warrants").

We refer to the foregoing transaction and the execution of all related documents as the "Note Issuance Transaction." At the Meeting, we will ask you to vote to ratify the Note Issuance Transaction and approve the issuance of Common Stock upon the conversion or exercise (the "Conversion") of the securities issued pursuant to the Note Issuance Transaction.

          We are asking you to ratify the Note Issuance Transaction and approve the issuance of Common Stock upon the Conversion to comply with rules of the Nasdaq National Market that require such approval for any transaction involving the issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the issuer's outstanding common stock for less than the market value of the common stock. The Note Issuance Transaction does not currently require Equalnet to issue common stock in an amount in excess of 19.99% of Equalnet's outstanding Common Stock immediately before the closing of the Note Issuance Transaction. If, however, the Voting Shareholders do not approve the issuance of Common Stock upon the Conversion at the Meeting, the holders of the Notes and the Series D Preferred will have the right to require Equalnet to redeem, at a 115% premium, all of the Notes and the Series D Preferred. See "Mandatory Redemption." The payment of the entire principal amount of the Notes and the entire value of the outstanding Series D Preferred, and the 115% premium thereon, would have a material adverse effect on Equalnet's financial condition. Equalnet may not have adequate funds to effect any such redemption. Equalnet may have to file a petition for relief under the United States bankruptcy code if it is required to effect such redemption.

BACKGROUND OF THE NOTE ISSUANCE TRANSACTION

          Because of the decrease in the size of the customer account base, order activity and calling volume of its operating subsidiaries, Equalnet has experienced significant operating and financial difficulties and is in default under certain agreements. In addition, one of Equalnet's operating subsidiaries, Equalnet Corporation, and its wholly owned subsidiary, Equalnet Wholesale Services, Inc., filed voluntary petitions for relief under Chapter 11 of the United States bankruptcy code on September 10, 1998. On October 2, 1998, Equalnet Wholesale Services, Inc. filed a motion to convert its bankruptcy proceeding from a Chapter 11 reorganization to a Chapter 7 liquidation. Equalnet currently is largely dependent on private sources of capital to fund its operations. Equalnet entered into the Note Issuance Transaction to provide working capital needed to operate its businesses.

THE NOTE ISSUANCE TRANSACTION

     Consideration to be Received by Equalnet

          Equalnet issued the Notes, an aggregate of 3,750 shares of Series D Preferred and the Warrants to the buyers in exchange for $3,000,000 and 3,000,000 shares of Common Stock held by the buyers.

     The Note Purchase Agreement and Note Purchase and Exchange Agreements

          Equalnet entered into Note Purchase and Exchange Agreements with Advantage Fund Limited and Willis Group, LLC. Under each agreement, Equalnet issued 1,875 shares of Series D Preferred in exchange for 1,500,000 shares of Common Stock and an exchange fee of $100,000. Willis Group, LLC also purchased a Note in the principal amount of $1,500,000. Equalnet entered into a Note Purchase Agreement with Genesee Fund Limited-Portfolio B under which Genesee purchased a Note in the principal amount of $1,500,000. Each Note was issued with a $100,000 original issue discount, and thus the net purchase price paid to Equalnet for each Note was $1,400,000. Equalnet issued separate Warrants to Willis Group, LLC under the Note Purchase and Exchange Agreement and to Genesee under the Note Purchase Agreement. Each Warrant entitles its holder to purchase 333,116 shares of Common Stock at an exercise price of $0.9006 per share.

          Equalnet did not register the issuance of the Notes and the Warrants and the exchange of the Series D Preferred for Common Stock under the Securities Act of 1933, as amended, in reliance upon the exemptions from registration afforded by Rule 506 and Section 3(a)(9) under the Securities Act. Equalnet must pay the buyers for all of their reasonable expenses incurred in connection with the Note Agreements. Under each Note Agreement, Equalnet granted the buyer a right of first refusal with respect to any securities of Equalnet that are issued at below-market prices until September 4, 1999.

     The Notes

          The Notes rank equally with all other unsubordinated debt obligations of Equalnet and bear interest at the rate of 6% per year. The Notes mature September 4, 2001. Equalnet's obligations under the Notes are secured by certain collateral pursuant to the security agreement described below under "The Security Agreement." Equalnet must pay interest on the Notes quarterly in arrears commencing November 15, 1998 in cash or in the form of additional Notes. Except as specified below, the Notes may not be prepaid or redeemed by Equalnet before September 4, 2001. The terms of the Notes, as amended effective as of March 22, 1999, are set forth below.

     Conversion

          Any holder of a Note may convert the Note, in whole or in part, into shares of Common Stock at a conversion price per share equal to the lesser of:

 .    the product of (1) the average of the lowest sales price of the Common
     Stock on the Nasdaq National Market for any 5 trading days, whether or not consecutive, during the period of 25 trading days immediately preceding the date of conversion and (2) 85% (subject to reduction pursuant to the terms of the Notes); and

 .    $0.9006 (subject to reduction pursuant to the terms of the Notes).

However, as long as (1) the Common Stock is listed or quoted on the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock Exchange and (2) Equalnet is in compliance in all material respects with its obligations to the holders of the Notes, the conversion price will be at least $0.75 per share.

     Mandatory Redemption

     A holder of a Note may require Equalnet to repurchase the Note if any of the following occur:

 .    certain defaults by Equalnet under the Note;

 .    a change of control of Equalnet by virtue of a consolidation or merger;

 .    Equalnet fails to obtain shareholder ratification of the Note Issuance
     Transaction;

 .    no sales price is reported for the Common Stock on the Nasdaq National
     Market or any national exchange for five consecutive trading days or the Common Stock is not listed on the Nasdaq National Market or any national exchange;

 .    the holder of a Note is unable pursuant to the Registration Statement to sell Common Stock issued upon conversion of a Note for any reason for 45 or more days; and

 .    any action is taken without the consent of the holders of a majority of the aggregate outstanding principal amount of all Notes issued pursuant to the
     Note Issuance Transaction (the "Majority Holders"), which action materially and adversely affects the holder of any Note.

     Events of Default

     Events of default under the Notes include:

 .    Equalnet fails to pay principal or interest on the Notes, or any Notes issued as interest upon the Notes, when due;

 .    the Nasdaq National Market delists the Common Stock;

 .    the commencement of voluntary or involuntary liquidation or reorganization proceedings by or against Equalnet or any of its subsidiaries if such commencement is not stayed or dismissed within 60 days;

 .    Equalnet fails to issue Common Stock upon the valid conversion of any Note or the valid exercise of any Warrant;

 .    Equalnet breaches certain representations, warranties or covenants under the Note;

 .    a court enters a final judgment against Equalnet or any of its subsidiaries in an amount in excess of $100,000, which is not discharged or satisfied within 30 days; and

 .    except as agreed between Equalnet and the holder of the Note, Equalnet or any of its subsidiaries default on a payment with respect to indebtedness for borrowed money in excess of $100,000 individually or $200,000 in the aggregate.

     Optional Redemption

     If on any 20 consecutive trading days commencing on or after August 25, 2000, the lowest sales price per share of the Common Stock on the Nasdaq National Market during each day of such 20 day period is at least $1.8012 (subject to certain conditions and adjustments), then Equalnet may redeem the entire principal amount of any Note by paying to the holder of the Note the unpaid principal amount of the Note as of that date, any accrued and unpaid interest on the Note and any accrued and unpaid default interest on the Note.

     Additionally, if, at any time, (1) Equalnet is not in default under any Note, (2) a registration statement is in effect with respect to the sale of any shares of Common Stock issuable upon conversion of a Note, and (3) no event requiring the repurchase of the Note has occurred, Equalnet may redeem any Note at a price equal to the greater of:

     (x) the product of:

     . the sum of (1) the outstanding principal amount of the Note, (2) accrued but unpaid interest on the Note and (3) accrued but unpaid default interest on the Note; and

     .   115%; and

     (y) the product of:

     . the number of shares of Common Stock that would be issuable if the holder of the Note were to convert the Note into Common Stock on such date; and

     . the average of the lowest sales price of the Common Stock on the Nasdaq National Market for the five trading days immediately preceding such date.

     Any amendment of the terms of a Note requires the consent of the Majority Holders, and certain types of amendments also require the consent of any holder of a Note affected thereby.

     The Notes were issued with an original issue discount for federal income tax purposes. The amount of the discount for each Note is $100,000, or the excess of the stated principal amount over the actual issuance price. A portion of the discount, on a gradually increasing basis, will accrue as income to the holder of a Note on each day until the maturity date of the Note. Equalnet will be entitled to an income tax deduction each year for the aggregate amount of the discount accrued as income by the holders of the Notes during that year. Equalnet will report this amount to the Internal Revenue Service.

     The Notes contain adjustment mechanisms that protect the buyers against dilution of the value of their conversion right through stock-splits, combinations, reclassifications or declaration of dividends.

     The Series D Preferred

     In connection with the Note Issuance Transaction, Equalnet issued to certain buyers, in the aggregate, approximately 3,750 shares of Series D Preferred in exchange for, in the aggregate, 3,000,000 shares of Common Stock and exchange fees of, in the aggregate, $200,000.

     The shares of Common Stock that the buyers delivered to Equalnet are materially different securities from the shares of Series D Preferred the buyers received from Equalnet. Unlike the Common Stock exchanged by the buyers, the Series D Preferred are not listed on the Nasdaq National Market or any national securities exchange. The shares of Common Stock possess standard voting rights. The shares of Series D Preferred have very limited voting rights. The shares of Series D Preferred have preference over the Common Stock with respect to dividends and liquidation rights and are convertible into Common Stock at the option of the holder.

     A copy of the Statement of Resolution of the Board of Directors establishing and designating the Series D Preferred, as filed with the Secretary of State of the State of Texas, as amended effective as of March 25, 1999, is attached to this Proxy Statement as Annex B. The holders of Series D Preferred have no voting rights except that the vote of a majority of such holders is required (1) to amend Equalnet's Articles of Incorporation if the amendment materially and adversely affects the Series D Preferred, and (2) to approve the creation of any series of stock that is senior to the Series D Preferred in dividend or liquidation preference.

     The Series D Preferred consist of 6,500 authorized shares, 1,500 of which (the "Dividend Shares") may be issued only as dividends on the outstanding shares of Series D Preferred. Equalnet does not expect to issue any shares of Series D Preferred other than in connection with the Note Issuance Transaction or as Dividend Shares. Each share of Series D Preferred will be entitled to receive dividends at a rate of $60.00 per share per year, payable if declared by the Board of Directors. Any dividends that accrue on the Series D Preferred may be paid, at Equalnet's option (subject to certain limitations), in cash or, in whole or in part, by issuing Dividend Shares. Under the terms of the Series D Preferred, Equalnet may not declare or distribute any dividends to holders of Common Stock unless all dividends on the Series D Preferred have been paid.

     Conversion

     Holders of shares of Series D Preferred can convert each of their shares into a number of shares of Common Stock equal to the quotient of:

 .    the sum of (1) $1,000 (subject to adjustment pursuant to the Statement of
     Resolution to prevent diminution in the value of the conversion right upon the issuance of certain securities), (2) accrued but unpaid dividends to the applicable conversion date on the share of Series D Preferred being converted, and (3) accrued but unpaid interest on the dividends on the share of Series D Preferred being converted (we refer to the sum of the amounts referred to in clauses (1), (2) and (3) as the "Principal Amount"); and

 .    an amount equal to the lesser of:

     . the product of (1) the average of the lowest sales price of the Common Stock on the Nasdaq National Market for any 5 trading days, whether or not consecutive, during the period of 25 trading days immediately preceding the conversion date and (2) 85% (subject to reduction, if applicable, pursuant to the Statement of Resolution); and

     . $1.2281 (subject to reduction pursuant to the Statement of Resolution),

subject to adjustment pursuant to the anti-dilution provisions set forth in Annex B. However, as long as (1) the Common Stock is listed or quoted on the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock Exchange and (2) Equalnet is in compliance in all material respects with its obligations to the holders of the Series D Preferred, the conversion price will be at least $0.75 per share.

     Optional Redemption

     Equalnet can redeem the outstanding shares of Series D Preferred for cash at any time if:

 .    Equalnet is in compliance in all material respects with its obligations to the holders of shares of Series D Preferred;

 .    on the date a notice of redemption is given and at all times until the actual date of redemption, a registration statement filed with the Securities and Exchange Commission (the "SEC") is effective and available for use by each holder of shares of Series D Preferred for the resale of shares of Common Stock acquired by such holder upon conversion of shares of Series D Preferred; and

 .    at such time, no holder of Series D Preferred has exercised its right to require Equalnet to redeem the Series D Preferred following an Optional Redemption Event (as defined below under "Mandatory Redemption").

     Equalnet can redeem the shares of Series D Preferred for an amount equal to the greater of:

 .    the product of the Principal Amount (as calculated on the applicable conversion date) and 115% (we refer to such product as the "Premium Price"); and

 .    (subject to certain adjustments pursuant to the Statement of Resolution) as of the date of determination, the product of:

     . the number of shares of Common Stock that would be issuable on conversion of a share of Series D Preferred (and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon) effected under the procedures referenced above if the holder of such share gave a notice on such date of determination of intent to convert; and

     . the average of the lowest sales price of the Common Stock on the Nasdaq National Market for the five trading days immediately preceding such date of determination.

          The Statement of Resolution does not expressly prohibit Equalnet from redeeming the Series D Preferred if dividends thereon are in arrears.

     Final Redemption

     Equalnet can redeem all of the outstanding shares of Series D Preferred at any time on or after August 20, 2001 if:

 .    Equalnet is in compliance in all material respects with its obligations to the holders of Series D Preferred; and

 .    at such time, no holder of Series D Preferred has exercised its right to require Equalnet to redeem the Series D Preferred following an Optional Redemption Event.

     If Equalnet redeems all of the shares of Series D Preferred at its election on or after August 20, 2001, each such share may be redeemed for an amount equal to the product of:

 .    the sum of (1) 1,000, (2) an amount equal to the accrued but unpaid dividends on such share, and (3) an amount equal to the accrued and unpaid interest on dividends in arrears on such share; and

 .    115%.

     Mandatory Redemption

     Any holder of a share of Series D Preferred can require Equalnet to redeem all shares held by such holder if any of the following events (each an "Optional Redemption Event") occurs on or before August 31, 2001:

 .    no sales price is reported for the Common Stock on the Nasdaq National
     Market or any national exchange for five consecutive trading days;

 .    the holder of a share of Series D Preferred is unable pursuant to the
     Registration Statement (as defined below under "The Registration Rights Agreements") to sell Common Stock issued upon conversion of such share for 45 or more days;

 .    a change of control of Equalnet by virtue of a consolidation or merger;

 .    any action is taken without the consent of the Majority Holders that materially and adversely affects the holder of any share of Series D Preferred;

 .    a material default by Equalnet under the Statement of Resolution or the
     Registration Rights Agreements or any other agreement or document entered into in connection with the issuance of the Series D Preferred;

 .    Equalnet fails to obtain shareholder ratification of the Note Issuance
     Transaction;

 .    Equalnet fails to issue Common Stock upon the valid conversion of the
     Series D Preferred; and

 .    the Common Stock is not listed for trading on the Nasdaq National Market or any national exchange.

     The redemption price per share for shares redeemed as a result of the occurrence of an Optional Redemption Event is an amount equal to the Premium Price.

     If Equalnet were to be liquidated, the holders of the Series D Preferred would be entitled to receive out of the assets of Equalnet $1,000 (plus any accrued and unpaid dividends and accrued and unpaid interest thereon) per share of Series D Preferred before any distributions would be made to the holders of Common Stock (but only after liquidation preferences of Equalnet's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have been satisfied). The Series D Preferred will not have voting rights except with respect to any amendment of the Articles of Incorporation that materially and adversely affects the rights of holders of Series D Preferred or with respect to the creation of any series of shares that has dividend or liquidation rights senior to the Series D Preferred.

     Article XI of Equalnet's Articles of Incorporation prohibits certain changes in the control of Equalnet (for example, a merger, share exchange, reclassification or sale of substantially all of Equalnet's assets) without the approval of:

 .    the votes of at least two-thirds of the issued and outstanding shares of capital stock held by the Voting Shareholders; and

 .    the votes of two-thirds of the issued and outstanding shares of capital stock held by the Voting Shareholders, excluding shares held by Voting Shareholders that hold an interest in the other party to the proposed change of control.

     The Warrants

          Each of the two Warrants entitles its holder to purchase (subject to certain restrictions) 333,116 shares of Common Stock at a purchase price of $0.9006 per share. The Warrants expire on September 4, 2003. The Warrants contain customary provisions to prevent dilution of the rights of the holder of the Warrant in the event of stock dividends, stock splits, or dividends to existing shareholders in the form of cash, other property or stock of another company.

     The Registration Rights Agreements

          In connection with the Note Agreements, Equalnet entered into Registration Rights Agreements, each dated as of July 31, 1998, with each buyer. These agreements grant to the buyers demand and "piggy-back" registration rights with respect to the Common Stock issuable upon the conversion of the Notes, Notes issued in payment of interest on the Notes, shares of Series D Preferred or Dividend Shares or upon the exercise of the Warrants. The Registration Rights Agreements require Equalnet to prepare and file with the SEC a shelf registration statement (the "Registration Statement") with respect to such shares that will generally allow such shares to be resold by the buyers publicly. The Registration Statement is required to be filed within 60 days after the closing under the Note Agreements and to be effective no later than 105 days after the closing date for a filing on Form S-3, or 120 days for a filing on Form S-1. Equalnet is currently not in compliance with its obligations to file and obtain the effectiveness of the Registration Statement within the required time periods. Equalnet must pay substantially all costs associated with the Registration Statement.

          The agreements also provide that if (1) Equalnet fails to file and maintain the effectiveness of the Registration Statement for the buyers' shares, or (2) Equalnet fails to otherwise comply with the Registration Rights Agreements, then Equalnet must include the buyers' shares in certain future registration statements that it files with respect to an offering of its shares for its own account or the account of others. These piggy-back registration rights do not apply to registration statements filed with respect to shares to be issued by Equalnet solely in connection with (1) stock option or other employee benefit plans or (2) mergers and acquisitions.

     The Security Agreement

          The obligations of Equalnet under the Note Agreements are secured by certain collateral of Equalnet, Equalnet Corporation, USC Telecom, Inc. and Netco Acquisition Corp. (collectively, the "Debtors"), pursuant to that certain Security Agreement, dated as of July 31, 1998, by and among the Debtors, Willis Group, LLC and Genesee. The collateral under the Security Agreement consists of certain goods (including equipment), accounts, general intangibles and chattel paper of the Debtors. The security interests granted to Willis Group, LLC and Genesee under the Security Agreement are subordinate to security interests in the collateral held by RFC Capital Corporation, Greyrock Business Credit, Finova Capital Corporation, Netco, LLC, Frontier Communications of the West, Inc. and Willis Group, LLC.

     The Independent Committee of the Board of Directors

          Some of Equalnet's directors are affiliated with the buyers that participated in the Note Issuance Transaction. Those directors took part in the meeting of the Board of Directors at which the Note Issuance Transaction was approved. To ensure that the interested directors' interest in the transaction did not improperly affect our approval of the transaction, we created a committee of independent, disinterested directors to evaluate the fairness of the Note Issuance Transaction to Equalnet and the holders of Common Stock. The members of the independent committee were John Isaac "Ike" Epley, Zane Russell and Ronald J. Salazar. All members of the independent committee reviewed and approved the Note Issuance Transaction.

     The Fairness Opinion

          The independent committee engaged G.A. Herrera & Co., a private investment banking and consulting firm, to evaluate the fairness of the Note
Issuance Transaction to the holders of Common Stock.   G.A. Herrera & Co. opined
that as of September 3, 1998 the Note Issuance Transaction was fair to the holders of Common Stock from a financial standpoint. A copy of that opinion is attached to this Proxy Statement as Annex C.

USE OF CONSIDERATION

     Equalnet will use the consideration it received pursuant to the Note Issuance Transaction and, if applicable, the proceeds from the exercise of the Warrants, to repay debt and for general corporate purposes. If Genesee and Willis Group, LLC exercise all of the Warrants, the aggregate proceeds to Equalnet will be $600,008.

POSSIBLE ADVERSE CONSEQUENCES OF THE NOTE ISSUANCE TRANSACTION

          The Note Issuance Transaction could have adverse consequences for the holders of the Common Stock. Under the Note Agreements, Equalnet will incur additional debt of $3,000,000. Given Equalnet's cash flow difficulties, Equalnet may be unable to adequately service the additional debt. If Equalnet were unable to make payments on its existing debt and the debt to be incurred in connection with the Note Issuance Transaction as such debts become due, that nonpayment could have a material adverse effect on Equalnet's business, operations and cash flow.

          There were 19,910,832 shares of Common Stock outstanding on the Record Date. Equalnet reserved 11,407,606 shares of Common Stock for issuance upon the Conversion. If the buyers convert the Notes or the Series D Preferred, or exercise the Warrants, the equity holdings of Equalnet's shareholders will be significantly diluted.

          A shareholder holding 1,000 shares of Common Stock before the Conversion holds approximately 0.005% (1,000/19,910,832) of the then-outstanding Common Stock. If a total of 11,407,606 shares are issued upon the Conversion, the total number of shares of Common Stock outstanding after the Conversion will be 31,318,438 (assuming Equalnet does not issue any other Common Stock). Accordingly, a shareholder holding 1,000 shares of Common Stock after the Conversion will hold approximately 0.003% (1,000/31,318,438) of the outstanding Common Stock. Thus, assuming the Conversion results in the issuance of 11,407,606 new shares of

Common Stock, shareholders who hold Common Stock before the Note Issuance Transaction will experience dilution of approximately 40% in their holdings of Common Stock as a result of the Conversion.

REQUIRED VOTE

          The affirmative vote of a majority of the issued and outstanding shares of capital stock held by the Voting Shareholders represented at the Meeting, in person or by proxy, is required to ratify the Note Issuance Transaction and approve the issuance of Common Stock upon the Conversion. Abstentions and broker non-votes will not be treated as either a vote for or against ratification of the transaction and approval of the issuance. However, because the ratification of the Note Issuance Transaction and approval of the issuance of Common Stock upon the Conversion requires the affirmative vote of a majority of the issued and outstanding shares of capital stock held by the Voting Shareholders, abstentions and broker non-votes will have the same effect as a vote against ratification of the transaction and approval of the issuance.

RECOMMENDATION OF THE BOARD OF DIRECTORS

          For the reasons set forth above, we believe the Note Issuance Transaction is fair to and in the best interests of Equalnet and its shareholders. WE RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF THE NOTE ISSUANCE TRANSACTION AND THE APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION.

PROPOSAL 3: TO ELECT FOUR DIRECTORS

          Equalnet's Articles of Incorporation provide for six directors or such other number as is established by resolution of the Board of Directors.
Equalnet currently has eight director positions and five acting directors. Michael L. Hlinak resigned his position as a director on June 12, 1998, James T. Harris resigned his position as a director on October 15, 1998 and Zane Russell resigned his position as a director effective as of February 22, 1999. The terms of directors Mitchell H. Bodian, Ronald J. Salazar, and Robert H. Turner will expire at the Meeting. We have resolved that after the Meeting, Equalnet will have six directors.

          At the Meeting, four directors are to be elected, constituting two-thirds of the Board of Directors. Equalnet's Articles of Incorporation provide that the Board will be divided into three classes, each class to be composed as equally as possible. The term of one class expires at each annual meeting of shareholders and each other class serves three-year terms.

DIRECTOR NOMINEES

          The Board has nominated the following persons (the "Nominees") to be elected directors at the Meeting: Messrs. Mitchell H. Bodian, Nathan Isaac Prager, C. Keith LaMonda and Dr. Ronald J. Salazar. Mr. Bodian and Dr. Salazar will serve three year terms expiring in 2001. Mr. Prager will serve a two-year term expiring in 2000, and Mr. LaMonda will serve a one year term expiring in 1999. Mr. Prager is a designee of LIMIT LLC (d/b/a ACMI), a party to the transactions described in Proposal 5. The Board is required to nominate Mr. LaMonda pursuant to the Stock and Warrant Purchase Agreement between Equalnet and LaMonda Family Limited Partnership described below under "Certain Relationships and Related Transactions".

          The following table sets forth certain information with respect to Equalnet's continuing directors and the Nominees as of the Record Date:

                                   POSITION WITH                TERM AS DIRECTOR
NAME                         AGE   EQUALNET                      WILL EXPIRE(1)
----                         ---   --------                      --------------

Mark A. Willis                30   Chairman of the Board of           2000
                                   Directors

Mitchell H. Bodian            47   Chief Executive Officer,           1998
                                   President, Director and
                                   Director Nominee

John Isaac "Ike" Epley        32   Director                           1999

Ronald J. Salazar, Ph.D.      50   Director and Director Nominee      1998

Nathan Isaac Prager           46   Director Nominee                    --

C. Keith LaMonda              44   Director Nominee                    --

          (1) Directors' terms of office are scheduled to expire at the annual meeting of shareholders to be held at the end of the year indicated.

BACKGROUND OF DIRECTORS AND NOMINEES

          MARK A. WILLIS has been Chairman of the Board and a director since March 1998. Mr. Willis founded Willis Group, LLC, an investment fund, in 1997 and serves as its President. The fund has made investments in industries such as offshore oil platform equipment, geophysical services, oil and gas production and telecommunications, and an aircraft parts supplier. Before forming Willis Group, LLC, Mr. Willis worked at Eagle USA Airfreight for two and one-half years, where he rose to the position of Regional Sales & Marketing Manager. Before that, Mr. Willis served as a marketing and sales representative for Talent Tree. Dr. Salazar, a director, is married to Mr. Willis's aunt.

          MITCHELL H. BODIAN has been President and Chief Executive Officer since July 1998 and a director of Equalnet since March 1998. Mr. Bodian has been the Managing Director of Bodian Associates, an investment banking firm providing financial advisory services to middle market companies, since 1990. Bodian Associates specializes in providing merger and acquisition services to niche telecommunications services providers. Mr. Bodian also served as Chapter 11 Trustee for Conectco, a switchless reseller that sold telephone debit cards and provided one plus telecommunications services, and that filed for protection under the United States bankruptcy laws in August 1996. Mr. Bodian has approximately twenty years of experience in management consulting and investment banking with Kearney Management Consultants, Warburg Paribas Becker and Merrill Lynch. Mr. Bodian holds an MBA from Stanford Business School.

          JOHN ISAAC "IKE" EPLEY has been a director of Equalnet since March 1998. Mr. Epley has been a Managing Director of Omni Ventures, L.L.C., a venture capital and investment banking firm, since August 1995. He also has been a Managing Director of Omni Securities, L.L.C., a registered broker/dealer, since its inception in November 1997. He is a registered Principal and General Securities Representative. Mr. Epley served as Vice-President of Alex Brown & Sons in Houston from January 1993 to 1995.

          C. KEITH LAMONDA has been the Chief Investment Officer of Accelerated Benefits Corporation, a viatical settlement company, since 1995, and has been the owner and Chief Executive Officer of the Agent's School of Continuing Education, a provider of continuing education courses for insurance agents, since 1986. Mr. LaMonda has also been owner and President of LaMonda Brokerage Services, an insurance brokerage company, since 1992, owner of TCB Publishing/Florida, L.L.C., a company that owns the rights to publish an insurance trade publication in Texas and Florida, since 1998, and President of the general partner of LaMonda Management Family Limited Partnership, a partnership that holds various assets for management and investment, since April 1997. Mr. LaMonda owns and operates each of the foregoing entities individually and through limited partnerships owned by Mr. LaMonda's family. None of the foregoing entities is an affiliate of Equalnet. Mr. LaMonda also invests in commercial real estate individually and through the foregoing entities.

          NATHAN ISAAC PRAGER, a certified public accountant, has been President of LIMIT LLC (d/b/a ACMI), a network marketing company, since 1997. Mr. Prager has also been President of Anderton Communication Marketing, Inc., a telecommunications network marketing company, since 1996, President of Prager and Associates, a firm of certified public accountants, since 1984, and Chief Financial Officer of Meucci Originals, Inc., a custom pool cue manufacturer, since 1995. None of the foregoing entities is an affiliate of Equalnet. Mr. Prager has served as president of PIN, Inc., formerly known as Anderton Communication Marketing, Inc. since February 1996. PIN, Inc. filed a voluntary petition for relief under Chapter 7 of the United States bankruptcy code in September 1998. In August 1995, Mr. Prager filed a voluntary petition for relief under Chapter 7 of the United States bankruptcy code. None of the foregoing entities is an affiliate of Equalnet.

          RONALD J. SALAZAR, PH.D. has been a director of Equalnet since March 1998. Dr. Salazar received his Ph.D. in business administration from the University of Texas in 1990 in the area of Strategic Management and Competitive Strategy. Since 1995, Dr. Salazar has been a partner in the management consulting firm of Palladian Analysis & Consulting, LLC in Houston, Texas. From 1988 through 1994, Dr. Salazar taught management courses as an assistant professor at the University of Houston and Idaho State University. Dr. Salazar is married to director Mark A. Willis's aunt.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

          During the fiscal year ended June 30, 1998, we held nine meetings. Each director attended at least 75% of the total combined number of meetings held by us and by the committees on which each director served.

          We have an audit committee and a compensation committee. John Isaac "Ike" Epley and Ronald J. Salazar are the only members of each of the audit committee and the compensation committee. We have not established an executive or nominating committee. Board nominees are proposed by management.

          The audit committee:

     . recommends to us the appointment of Equalnet's independent public accountants,

     .    reviews their fees,

     . ensures that proper guidelines are established for the dissemination of financial information,

     . meets periodically with the independent public accountants, the Board and certain officers of Equalnet and its subsidiaries to ensure the adequacy of internal controls and reporting,

     .    reviews consolidated financial statements, and

     . performs any other duties or functions deemed appropriate by the Board.

The audit committee held one meeting during the fiscal year ended June 30, 1998.

          The compensation committee awards options and stock awards pursuant to Equalnet's stock option and restricted stock award plans, and determines the terms and conditions of such options and awards, including (1) the persons to whom such options and stock awards will be granted and (2) the form, terms and provisions of any agreement pursuant to which such options or stock awards are awarded. This committee also considers compensation matters for Equalnet's executive officers. The compensation committee held two meetings during the fiscal year ended June 30, 1998.

COMPENSATION OF DIRECTORS

          Each non-employee director is paid $20,000 per year, plus $1,500 for each meeting of the Board that he personally attends, $1,500 for each meeting of a committee of the Board that he personally attends and $500 for each meeting in which he participates by telephone. Equalnet reimburses its non-employee directors for ordinary and necessary expenses incurred in attending Board or committee meetings. Equalnet has adopted Equalnet's 1995 Non-Employee Director Stock Option Plan (as amended in May 1998, the "Director Plan"), pursuant to which each non-employee director receives:

     . options to purchase a number of shares of Common Stock equal to $60,000 divided by the average of the highest and lowest price of the Common Stock the day before the date of his election as a director ("Fair Market Value"), and

     . options to purchase a number of shares of Common Stock equal to $30,000 divided by the Fair Market Value of the Common Stock the day before each annual meeting of Equalnet's shareholders for each year thereafter.

These options have an exercise price equal to the Fair Market Value of the Common Stock. The initial grants vest over three years in 33-1/3% increments and the annual grants vest six months from the date of grant. Employee directors of Equalnet do not receive any additional compensation from Equalnet for their services as directors.

REQUIRED VOTE

          A Voting Shareholder entitled to vote for the election of directors may withhold authority to vote for any or all of the Nominees. Nominees receiving at least the votes of the holders of a plurality of the shares of capital stock held by the Voting Shareholders present in person or by proxy at the meeting and voting for the position for which such Nominee has been nominated will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any of the Nominees and will have no effect on the outcome of the elections.

          Any vacancies that occur during the year may be filled by an individual appointed by the Board of Directors to serve for the remainder of the term of that director position.

RECOMMENDATION OF THE BOARD OF DIRECTORS

          WE RECOMMEND THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

PROPOSAL 4: TO RATIFY THE AMENDMENT OF THE STATEMENT OF RESOLUTION OF THE BOARD OF DIRECTORS WITH RESPECT TO THE SERIES A PREFERRED AND TO APPROVE THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF THE SERIES A PREFERRED PURSUANT TO THE TERMS OF THE AMENDED SERIES A STATEMENT OF RESOLUTION

          We have filed, as an amendment to Equalnet's original Statement of Resolution of Board of Directors Fixing the Rights and Preferences of the Series A Convertible Preferred Stock, an amended Statement of Resolution of Board of Directors Fixing the Rights and Preferences of the Series A Convertible Preferred Stock (the "Amended Series A Statement of Resolution"). Equalnet filed the Amended Series A Statement of Resolution pursuant to the terms of the Amendment Agreement, dated as of July 31, 1998, between Equalnet and MCM Partners. The Amendment Agreement was entered into in connection with the Note Issuance Transaction. MCM Partners, the holder of all 2,000 shares of the issued and outstanding Series A Preferred, is an affiliate of Genesee and Advantage Fund Limited, two of the parties to the Note Issuance Transaction.

          Under the Amendment Agreement, MCM Partners waived its right to receive existing accrued and unpaid dividends on the Series A Preferred in consideration for an amendment to the terms of the Series A Preferred. The Amended Series A Statement of Resolution decreases the dividends per share per year from $80 to $60, but increases the rate of interest on dividends in arrears from 12% to 14%. In addition, unlike the original terms of the Series A Preferred, the Amended Series A Statement of Resolution permits Equalnet to pay dividends on the Series A Preferred in the form of additional shares of Series A Preferred rather than in cash. A copy of the Amended Series A Statement of Resolution is attached hereto as Annex D.

          A summary of the original terms of the Series A Preferred is set forth below under "Compensation Committee Report on Executive Compensation -- Certain Relationships and Related Transactions." Except as set forth in the next sentence, the amended terms of the Series A Preferred are similar in all material respects to the terms of the Series D Preferred, the terms of which are summarized above under "Proposal 2 -- To Ratify the Note Issuance Transaction and Approve the Issuance of Common Stock Upon the Conversion -- The Series D Preferred." Under the amended terms of the Series A Preferred, unlike the terms of the Series D Preferred, "optional redemption events" and "registration events" (in each case as defined therein) do not include the event that the Common Stock is not listed for trading on the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock Exchange. In addition, under the terms of the Series D Preferred, the following constitutes an optional redemption event and a registration event:

     "There is no reported sale price for the Common Stock on the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock Exchange for any period of five consecutive trading days."

Under the amended terms of the Series A Preferred, that clause reads as follows:

     "For so long as the Common Stock is listed for trading on the Nasdaq National Market, the Nasdaq Small Cap, the NYSE or the AMEX, there is no reported sale price for the Common Stock on the Nasdaq National Market, the Nasdaq Market, the New York Stock Exchange or the American Stock Exchange for any period of five consecutive trading days."

          Equalnet has reserved 2,000,000 shares of Common Stock for issuance upon the conversion of the Series A Preferred. Under the terms of the Amended Series A Statement of Resolution, Equalnet is required to reserve 666,667 additional shares of Common Stock for issuance upon the conversion of the Series A Preferred.

REASON FOR SEEKING RATIFICATION OF THE AMENDMENT OF THE STATEMENT OF RESOLUTION OF THE BOARD OF DIRECTORS WITH RESPECT TO THE SERIES A PREFERRED AND APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF THE SERIES A PREFERRED

          We are submitting the amendment of the Statement of Resolution of the Board of Directors with respect to the Series A Preferred for ratification and the issuance of Common Stock upon the conversion of the Series A Preferred for approval to comply with the shareholder approval requirements of the Nasdaq National Market.

POSSIBLE ADVERSE CONSEQUENCES OF THE FILING OF THE AMENDED SERIES A STATEMENT OF RESOLUTION AND THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF THE SERIES A PREFERRED

          The change in the terms of the Series A Preferred could further dilute the equity of the holders of Common Stock. Pursuant to the change in the conversion terms of the Series A Preferred, Equalnet must increase the number of shares of Common Stock that it reserves for issuance upon conversion of the Series A Preferred from 2,000,000 to approximately 2,666,667.

          Assuming that Equalnet has 19,910,832 shares of Common Stock outstanding before the conversion of the Series A Preferred, a shareholder holding 1,000 shares of Common Stock before the conversion holds approximately 0.005% (1,000/19,910,832) of the outstanding Common Stock. If Equalnet issued 2,000,000 shares of Common Stock upon the conversion of the Series A Preferred (the amount reserved under pursuant to the original terms of the Series A Preferred), a shareholder holding 1,000 shares of Common Stock after the conversion would hold approximately 0.0046% (1,000/21,910,832) of the outstanding Common Stock. If Equalnet issues 2,666,667 shares of Common Stock upon the conversion of the Series A Preferred (the amount required to be reserved under the terms of the Amended Series A Statement of Resolution), a shareholder holding 1,000 shares of Common Stock after the conversion will hold approximately 0.0044% (1,000/22,577,499) of the outstanding Common Stock. Thus, assuming the conversion of the Series A Preferred results in the issuance of 2,666,667 shares of Common Stock, shareholders holding Common Stock before the conversion will experience dilution of approximately 12% under the amended terms of the Series A Preferred compared to dilution of approximately 6% under the original terms of the Series A Preferred.

REQUIRED VOTE

          The affirmative vote of a majority of the issued and outstanding shares of capital stock held by the Voting Shareholders represented at the Meeting, in person or by proxy, is required to ratify the amendment of the Statement of Resolution of the Board of Directors with respect to the Series A Preferred and to approve the issuance of Common Stock upon the conversion of the Series A Preferred. Abstentions and broker non-votes will not be treated as either a vote for or against the ratification of the amendment of the terms of the Series A Preferred and approval of the issuance.

RECOMMENDATION OF THE BOARD OF DIRECTORS

          For the reasons set forth above, we believe the filing of the Amended Series A Statement of Resolution and the issuance of Common Stock upon the conversion of the Series A Preferred are fair to and in the best interests of Equalnet and its shareholders. WE RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF THE AMENDMENT OF THE STATEMENT OF RESOLUTION OF THE BOARD OF DIRECTORS WITH RESPECT TO THE SERIES A PREFERRED AND THE APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF THE SERIES A PREFERRED PURSUANT TO THE TERMS OF THE AMENDED SERIES A STATEMENT OF RESOLUTION.

PROPOSAL 5: TO RATIFY THE ACMI ACQUISITION

          Effective as of November 6, 1998, Equalnet and ACMI Acquisition Corp. ("Acquisition Corp."), a wholly owned subsidiary of Equalnet, entered into an Amended and Restated Asset Purchase Agreement (the "ACMI Agreement") with LIMIT LLC, a Nevada limited liability company doing business under the name ACMI ("ACMI"), with its principal executive offices at 5425 E. Rains Road, Suite 1, Memphis, Tennessee 39120, telephone number (901) 363-2100, and its members (collectively, the "Members"), providing for Acquisition Corp. to acquire substantially all of the assets (the "ACMI Assets") of ACMI (the "ACMI Acquisition"). In exchange for the sale of the ACMI Assets to Acquisition Corp., Equalnet will issue to ACMI 2,500,000 shares of Common Stock, subject to reduction if Acquisition Corp. fails to meet certain revenue-based performance targets within six months after the closing of the transaction. ACMI and the Members will also have the right to receive additional shares of Common Stock if certain conditions are met following the closing. See "-- Common Stock Issuance Provisions."

          We are submitting the ACMI Acquisition for ratification by the Voting Shareholders to comply with the shareholder approval requirements of the Nasdaq National Market and because the ACMI Agreement requires Equalnet to amend its Articles of Incorporation to increase the number of shares of authorized Common Stock.

BACKGROUND OF THE ACMI ACQUISITION

          On or about September 16, 1998, Equalnet and certain members of ACMI began discussions concerning Equalnet's use of ACMI as a marketing channel for the long distance subsidiaries of Equalnet, EqualNet Corporation and USC Telecom, Inc. Some of the principals of ACMI previously worked for a company that was an independent contractor sales agent for EqualNet Corporation, and were familiar with EqualNet Corporation's products, services and agent programs.

          On October 8, 1998, the parties signed a Letter of Intent for the acquisition of certain assets of ACMI, including ACMI's contracts with its consultants. Equalnet sought to acquire the services of these consultants to market the long distance products and services of Equalnet's long distance subsidiaries. On October 24, 1998, the parties signed a definitive agreement for the acquisition of certain assets of ACMI, subject to the approval of the Board of Directors of Equalnet and other contingencies. An amended agreement between the parties approved by the Board of Directors of Equalnet was executed as of December 31, 1998. The transaction was closed in January 1999.

DESCRIPTION OF ACMI'S BUSINESS

     ACMI is a network marketing company, the principals of which have been in the telecommunication business since 1992. The business has evolved through several different business entities; the first of these was Advantage Communications, Inc., which marketed prepaid calling cards and 1+ and 0+ long distance services under the name of ACI. In 1993 ACI changed its name to Anderton Communications Marketing, Inc. and marketed its services and products under the name ACMI. In December 1995, Anderton Communications Marketing, Inc.

sold its assets, including the name ACMI, to Conquest Telecommunications of Dublin, Ohio. In April 1997, the current company, LIMIT LLC, purchased the assets of the former ACMI, including the name ACMI, from Conquest and has operated the business since then. ACMI's marketing has been and continues to be headed by the same individuals since the inception of ACI in 1992.

     ACMI is a commissioned sales agent for 1+ and 0+ and is a switch based provider of prepaid calling cards. ACMI or its predecessors-in-interest have been in the prepaid calling card business since 1993. ACMI has issued promotional cards for many Fortune 1000 companies and is the principal provider of telecommunications services for 240 Postal Annex stores. ACMI consultants have the option of becoming independent travel agents to complement their sales of prepaid travel cards. The termination of ACMI's relationship with Conquest Telecommunications has required ACMI to rebuild its entire sales force since April 1997. ACMI currently has 2,500 active agents. Equalnet expects the ACMI Acquisition to enable it to expand its business and more effectively market its telecommunications products through the addition of ACMI's marketing team. ACMI has six members, and there is no public trading market for membership interests in ACMI.

THE ACMI AGREEMENT

        The ACMI Agreement provides for the acquisition by Acquisition Corp. of the ACMI Assets in exchange for the assumption by Acquisition Corp. of certain liabilities of ACMI and the issuance by Equalnet of 2,500,000 shares of Common Stock to ACMI.

        The ACMI Assets

        The ACMI Assets consist of, among other things:

        (1) the business operations of ACMI as a going concern,

        (2) ACMI's right to use the assumed name of ACMI, and all goodwill associated with that name, and

        (3) except for certain excluded assets, all of the other assets of ACMI, whether real property or personal property, tangible or intangible, including, but not limited to, contract rights, choses in action, accounts receivable, computer software, patents, trademarks, service marks and related intellectual property rights, goods, accounts, inventory, supplies and all of the customers and customer contracts of ACMI.

        Aggregate Consideration to be Paid by Acquisition Corp. and Equalnet

        The aggregate consideration paid by Acquisition Corp. and Equalnet for the ACMI Assets consists of (1) 2,500,000 shares of Equalnet Common Stock, 1,000,000 shares of which were issued at the closing and 1,500,000 shares of which are issuable six months after the closing, subject to reduction as described below under "--Adjustment to Purchase Price," and (2) if applicable, the Common Stock issuable pursuant to the Common Stock Issuance Provisions.

     Assumed Liabilities

     Under the ACMI Agreement, Acquisition Corp. assumed the following liabilities of ACMI:

     .    accounts payable of approximately $63,020;

     .    a note payable in the principal amount of $1,000,000; and

     . the obligation to pay a $20,000 placement fee payable by ACMI under an agreement between ACMI and an executive search firm.

     Common Stock Issuance Provisions

     The ACMI Agreement contains two provisions that may require the issuance of additional shares of Common Stock (such provisions, collectively, the "Common Stock Issuance Provisions").

     If the average closing sales price of the Common Stock on the Nasdaq National Market for the period between 150 and 180 days following the closing date (the "Post Closing Average Price") is less than $0.75, then Equalnet must issue to ACMI an additional number of shares of Common Stock equal to the quotient of:

     .    1,875,000, minus the product of (a) 2,500,000 and (b) the greater of
          (i) $0.50 and (ii) the Post Closing Average Price; and

     .    the Post Closing Average Price.

     The ACMI Agreement also requires Equalnet to issue to individual Members, if such Members continue to perform the same duties for Acquisition Corp. after the closing as they have for ACMI before the closing, on the basis of conversion percentages for such Members as set forth in a schedule to the ACMI Agreement, an amount of Common Stock equal to:

 .    at the end of the first full year after the closing date, the quotient of:

     . the excess of (A) the greater of (1) the sum of (a) the gross revenues of Acquisition Corp. under certain scheduled existing customer contracts, (b) all debit card revenues, (c) certain revenue described in an Agent Marketing Agreement to be entered into by Acquisition Corp. and the Members, and (d) all revenue from any other activities of Acquisition Corp., less the commission received on any revenue under clauses (a), (b), (c) and (d) and taxes or other revenues collected that reflect pass-through items not truly reflective of Acquisition Corp.'s revenue (the sum of such numbers, the "Commissionable Revenue") for the 12 months immediately following the closing date, and (2) $2,500,000 (the greater of (1) and (2), the "Year 1 Number") over (B) $1,675,000; and

     .    the average closing sales price of the Common Stock on the Nasdaq
          National

          Market during the period between 335 and 365 days after the closing date; and

 .    at the end of the second full year after the closing date, the quotient of:

     . the excess of (A) the Commissionable Revenue for the thirteenth through twenty-fourth month immediately following the closing date (the Commissionable Revenue for such period, the "Year 2 Number") over
          (B) the product of (1) the greater of (x) the Year 1 Number and (y) $2,500,000 and (2) 0.5; and

     . the average closing sales price of the Common Stock on the Nasdaq National Market during the period between 700 and 730 days following the closing date; and

 .    at the end of the third full year after the closing date, the quotient of:

     . the excess of (A) the Commissionable Revenue for the twenty-fifth through thirty-sixth month immediately following the closing date over
          (B) the product of (1) the greater of (x) the Year 2 Number and (y) $2,500,000 and (2) 0.5; and

     . the average closing sales price of the Common Stock on the Nasdaq National Market during the period between 1065 and 1095 days following the closing date.

          However, if the Commissionable Revenue for any year is less than $2,500,000 during any of the three consecutive one-year periods following the closing, no Common Stock will be issuable under the earn-out provision for that year.

     Adjustment to Purchase Price

     If Acquisition Corp. does not acquire new customer accounts with an average monthly Commissionable Revenue of at least $670,000 per account within six months after the closing date, then the 1,500,000 shares issuable to ACMI six months after the closing will be reduced by a number equal to the product of:

     .    1,500,000; and

     . the quotient of (1) the Commissionable Revenue for such six month period and (2) $670,000.

     Limitation on Shares Issuable Under the ACMI Agreement

          The ACMI Agreement does not require Equalnet to issue in excess of 3,677,166 shares of Common Stock under the agreement unless Equalnet has obtained, at the time of such issuance, the Voting Shareholder's approval of the issuance of such shares for less than the book or market value of the Common Stock. However, if ACMI does not receive the full number of shares that it would otherwise have been entitled to receive under the agreement because of this limitation, Equalnet is required to negotiate in good faith to provide alternative compensation to ACMI in lieu of the shares that are not issued.

       Management of Acquisition Corp. after the Closing

       The ACMI Agreement provides that, for so long as Acquisition Corp. meets or exceeds certain financial return targets, ACMI management will have meaningful input as to the strategic direction of Acquisition Corp. and will manage the day to day affairs of Acquisition Corp. after the closing date.

       Right to Designate Director Nominee

       The ACMI Agreement requires Equalnet to cause one designee of ACMI to be nominated to serve on the Board of Directors of Equalnet to be elected at the first annual meeting of Equalnet's shareholders after the closing date.

TRANSACTION WITH FORMER DIRECTOR ZANE RUSSELL IN CONNECTION WITH THE ACMI ACQUISITION

          As compensation for structuring and facilitating the ACMI Acquisition, Equalnet issued 105,000 shares of Common Stock to Zane Russell. Mr. Russell was a member of Equalnet's Board of Directors at the time of such issuance.

REASONS FOR THE ACMI ACQUISITION

          Equalnet believes that the ACMI Acquisition was in the best interests of Equalnet and its shareholders for the following reasons.

       Increased Shareholder Value

       Equalnet believes that the ACMI Acquisition will enhance shareholder value by providing an experienced marketing team to market Equalnet's telecommunications products. Equalnet believes that its expected financial condition, results of operations and overall business prospects after the ACMI Acquisition are likely to be better than those of Equalnet standing alone. Equalnet believes that the expertise and management of personnel currently employed by ACMI will add significant value to Equalnet's operations.

       Cost Savings

       Equalnet also believes that it can obtain greater sales volume and customer exposure through the integration of ACMI's marketing team into Equalnet's operations than could be obtained through contractual marketing arrangements with third parties. Equalnet may realize additional savings from the elimination of personnel needed to interact with third-party marketing agencies.

FINANCIAL INFORMATION REGARDING EQUALNET AND ACMI

          Summary financial information for Equalnet for the fiscal years ended June 30, 1998, 1997, 1996, 1995 and 1994 and for the six month periods ended December 31, 1998 and 1997, and pro-forma financial data giving effect, on a per share basis, to the ACMI Acquisition, is attached to this Proxy Statement as Annex E.

          Financial statements of ACMI as of and for the two years ended December 31, 1998 are attached to this Proxy Statement as Annex F. Annex F also contains a management's discussion and analysis of ACMI's financial condition and results of operations for the periods covered by the financial statements. The ACMI Acquisition will be treated as a purchase transaction for accounting purposes.

Regulatory Filings and Approvals

          No federal or state regulatory requirements are required to be complied with, nor must any federal or state approval be obtained, in connection with the ACMI Acquisition.

          The high sales price of the Common Stock on the Nasdaq National Market on October 23, 1998 (the trading day preceding the announcement of the proposed ACMI Acquisition) was $1.94 per share; the low sales price on such date was $0.25 per share.

POSSIBLE ADVERSE CONSEQUENCES OF THE ACMI ACQUISITION

          The ACMI Acquisition could have adverse consequences for the holders of the Common Stock. Equalnet might not be able to realize the value of ACMI's goodwill and its customer base. Equalnet has attributed significant value to such goodwill and such customer base in negotiating the ACMI Acquisition. An inability to market Equalnet's products to that customer base could have a material adverse effect on Equalnet's results of operations and cash flow.

          Further, there were 18,385,832 shares of Common Stock outstanding before the closing of the ACMI Acquisition. Equalnet has issued 1,000,000 shares, and will issue an additional 1,500,000 shares, of Common Stock pursuant to the ACMI Agreement. If ACMI and/or the Members cause Equalnet to issue Common Stock pursuant to the Common Stock Issuance Provisions, the equity holdings of Equalnet's shareholders could be significantly diluted.

          A shareholder holding 1,000 shares of Common Stock before the closing of the ACMI Acquisition held approximately 0.005% (1,000/18,385,832) of the then-outstanding Common Stock. If 2,500,000 shares are issued pursuant to the ACMI Acquisition, the number of shares of Common Stock outstanding after such issuance will be 20,990,832 (including the 105,000 shares of Common Stock issued to Zane Russell in connection with the ACMI Acquisition but otherwise assuming Equalnet did not issue any other Common Stock after the closing). Accordingly, a shareholder holding 1,000 shares of Common Stock after the issuance of all Common Stock reserved for issuance pursuant to the ACMI Acquisition will hold approximately 0.0048% (1,000/20,990,832) of the outstanding Common Stock. Thus, assuming the ACMI Acquisition results in the issuance of 2,500,000 new shares of Common Stock, shareholders who held Common Stock before the ACMI Acquisition will experience dilution of approximately 12% in their holdings of Common Stock as a result of the ACMI Acquisition.

REQUIRED VOTE

          The affirmative vote of a majority of the issued and outstanding shares of capital stock held by the Voting Shareholders represented at the Meeting, in person or by proxy, is required to ratify the ACMI Acquisition. Abstentions and broker non-votes will not be treated as either a vote for or against ratification of the acquisition. However, because the ratification of the ACMI Acquisition requires the affirmative vote of a majority of the issued and outstanding shares of capital stock held by the Voting Shareholders, abstentions and broker non-votes will have the same effect as a vote against ratification of the acquisition.

RECOMMENDATION OF THE BOARD OF DIRECTORS

          For the reasons set forth above, we believe the ACMI Acquisition is fair to and in the best interests of Equalnet and its shareholders. WE RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF THE ACMI ACQUISITION.

PROPOSAL 6: TO RATIFY THE APPOINTMENT OF CERTIFIED INDEPENDENT PUBLIC
ACCOUNTANTS

          At the recommendation of the audit committee, we have appointed Ernst & Young LLP ("Ernst & Young") to serve as the principal independent certified public accountants for Equalnet and its subsidiaries for the 1999 fiscal year.

          We intend to submit the appointment to the Voting Shareholders for ratification at the Meeting. Ernst & Young has served as Equalnet Corporation's auditors from the 1992 fiscal year through the 1998 fiscal year, and has served as Equalnet's auditors from the 1995 fiscal year through the 1998 fiscal year. We are advised that no member of Ernst & Young has any direct or material indirect financial interest in Equalnet or, during the past four years, has had any connection with Equalnet in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Although we are not required by law to submit this matter to the shareholders, we will reconsider our appointment of Ernst & Young if the appointment is not ratified by the Voting Shareholders.

          Representatives of Ernst & Young are expected to be present at the Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

          Ratification of our appointment of Ernst & Young to serve as the principal independent certified public accountants for Equalnet and its subsidiaries for the 1999 fiscal year will require the affirmative vote of the majority of shares of capital stock held by the Voting Shareholders represented at the Meeting, in person or by proxy. Abstentions and broker non-votes will not be treated as either a vote for or a vote against ratification of our appointment of Ernst & Young.

RECOMMENDATION OF THE BOARD OF DIRECTORS

WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR EQUALNET AND ITS SUBSIDIARIES FOR THE 1999 FISCAL YEAR.

EXECUTIVE OFFICERS AND COMPENSATION

          The following table sets forth the names, ages and titles of Equalnet's executive officers as of the Record Date:

Name                     Age   Position with Equalnet
----------------------   ---   -------------------------------------
Mitchell H. Bodian        47   President and Chief Executive Officer

William D. Rhodes, Jr.    50   Chief Operating Officer

Dean H. Fisher            48   General Counsel

          For further information regarding the background of Mr. Bodian, see "Background of Directors and Nominees."

          WILLIAM D. RHODES, JR. became Chief Operating Officer of Equalnet in March 1999. Mr. Rhodes has over 12 years of executive telecommunications management experience, including roles as Marketing and Sales Director, Vice President/Chief Operating Officer and President. Mr. Rhodes was President of Valu-Line of Longview from 1996 until 1999, and Vice President and Chief Operating Officer of Advanced Communications Group from 1998 until 1999. During the prior 20 years, Mr. Rhodes served in various capacities, including Marketing and Sales Director, for Rockwell International. None of the foregoing entities is an affiliate of Equalnet. Through this experience, Mr. Rhodes acquired knowledge regarding the business operations of an interexchange carrier (IXC) and competitive local exchange carrier (CLEC), alternatives for expansion of an IXC/CLEC customer base and the necessary methods for growing corporate infrastructure while providing quality service to customers. Mr. Rhodes holds an MSEE and a BSEE from the University of Missouri at Columbia.

          DEAN H. FISHER became Vice President and General Counsel of Equalnet Corporation in May 1993, Senior Vice President in November 1994 and Secretary in January 1995. In January 1995, Mr. Fisher was elected Senior Vice President, Secretary and General Counsel of Equalnet. Mr. Fisher resigned from his positions as Senior Vice President and Secretary of Equalnet during February 1999. He has also served as a director of Equalnet Corporation from July 1991 to April 1998. From May 1976 to June 1993, Mr. Fisher was engaged in the private practice of law in Houston, Texas, serving as President of Fisher & Readhimer, P.C. from April 1985 to June 1993.

          All executive officers of Equalnet hold office until the regular meeting of the Board of Directors following the annual meeting of shareholders and until their successors are elected and qualified or their earlier resignation or removal.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee of the Board of Directors (the "Committee"), which is composed of non-employee directors and performs the duties described above under "Committees of the Board of Directors and Meeting Attendance," has furnished the following report on executive compensation for fiscal year 1998.

          Equalnet's compensation package is designed to benefit Equalnet's shareholders by providing a variety of incentive compensation opportunities to senior management and executive officers of Equalnet. The compensation plan consists of base salary, annual cash incentive compensation and stock reward plans (stock options and restricted stock awards).

BASE SALARY

          The base salaries of Equalnet's executive officers were determined in 1995 before, and in anticipation of, Equalnet's initial public offering. At that time, salaries were targeted to be within the 50th to 75th percentile for similar positions in other high technology companies with similar revenues ($40 million to $99 million), based on a published survey of such companies. The survey relied upon in setting those salaries did not specify which companies were included in the survey, and Equalnet thus did not attempt to use those companies to determine its peer group for purposes of its comparative performance presentation. Further, Equalnet believes that its most direct competitors for executive talent are not necessarily those included in the peer group used by Equalnet to compare shareholder returns. See "Performance Presentation." Thus, the group of high technology companies by which Equalnet measured executive compensation in 1995 are not the same as those included in Equalnet's peer group index in its 40 Month Cumulative Total Return graph included in this Proxy Statement. The Committee has not significantly increased the salary for any of its senior executive positions during the period since 1995 in view of Equalnet's results of operations for those fiscal years.

          The Committee evaluates the Chief Executive Officer's performance, recommends changes to his annual compensation level for future years to the Board and reviews and approves changes to compensation levels for all executive officers. The Committee retained the services of a nationally recognized executive search and placement firm for the placement of a chief executive officer and used that firm's expertise and experience in the area of executive compensation to help determine appropriate compensation packages for its executive officers. The Committee did not increase the salary structure for the Chief Executive Officer in fiscal 1998. The salary of Mr. Fisher for fiscal 1998 was not increased. No merit increases or other bonuses were awarded for fiscal 1998. The Committee made these determinations because of Equalnet's financial performance, the depreciation in its stock price and its liquidity problems.

ANNUAL INCENTIVE COMPENSATION

          Equalnet's executive officers, other than the Chief Executive Officer, and other management employees are eligible to receive annual cash bonus awards that are linked directly to Equalnet's pre-tax income. The Named Executive Officers (as defined below under "Summary of Compensation") other than the Chief Executive Officer can each earn an annual bonus equal to 2% of the amount by which Equalnet's pre-tax and pre-bonus income for the fiscal year exceeds $2,000,000. The maximum bonus received in any fiscal year cannot exceed 75% of the officer's base salary. The Chief Executive Officer is entitled to receive bonuses in an amount equal to 4% of the amount by which Equalnet's pre-tax and pre-bonus income for the fiscal year exceeds $2,000,000. None of the executive officers received a bonus for the fiscal year ended June 30, 1998.

STOCK INCENTIVE PROGRAMS

          The Committee believes that compensation in the form of stock provides an incentive for management to increase shareholder value by closely aligning management compensation with the performance of the Common Stock. Equalnet has adopted the Employee Plan, under which the Committee may authorize grants of stock options and restricted stock awards. During fiscal year 1998, the Committee did not award shares of restricted stock to members of senior management or key employees.

                                                      THE COMPENSATION COMMITTEE

                                                          John Isaac "Ike" Epley
                                                        RONALD J. SALAZAR, PH.D.

SUMMARY OF COMPENSATION

          The following table summarizes compensation information concerning the Chief Executive Officer and each of Equalnet's most highly compensated executive officers as to whom total annual salary and bonus for the fiscal year ended June 30, 1998 exceeded $100,000 (the "Named Executive Officers").

                              ANNUAL COMPENSATION

                                                                                     Common
                                                                                     Stock
Name and                                    Fiscal                                 Underlying       All Other
Principal Position                           Year         Salary       Bonus        Options       Compensation(1)
----------------------------------------    ------        ------       -----       ----------     ---------------
Robert H. Turner                             1998        $100,961         -                 -              $3,076
former Chief Executive Officer               1997               -
                                             1996               -
Zane Russell                                 1998        $142,931         -                 -              $6,073
former Chairman of the Board and             1997         178,000         -            90,000               3,498
 former  Chief Executive Officer and         1996         178,000         -                 -               4,249
 former President

Michael L. Hlinak                            1998         175,182         -                 -               6,434
former Executive Vice President, Chief       1997         155,000         -            90,000               3,607
 Financial Officer and Chief Operating       1996         128,000         -                 -               6,576
 Officer

Dean H. Fisher                               1998         129,800         -                 -               6,059
General Counsel and former Senior Vice       1997         129,000         -            35,000               3,451
 President and Secretary                     1996         128,000         -                 -               6,097

(1) Represents contributions in 1996 by Equalnet under Equalnet's 401(k) Plan for Messrs. Russell, Hlinak and Fisher of $1,676, $2,477 and $1,676, respectively, and health insurance premiums paid by Equalnet for Messrs. Russell, Hlinak and Fisher of $4,572, $4,100 and $4,421, respectively. Represents contributions in 1997 by Equalnet under Equalnet's 401(k) Plan for Messrs. Russell, Hlinak and Fisher of $1,676, $1,785, and $1,676, respectively, and health insurance premiums paid in 1997 by Equalnet for

     Messrs. Russell, Hlinak and Fisher of $1,823, $1,823, and $1,775, respectively. Represents contributions in 1998 by Equalnet under Equalnet's 401(k) Plan for Messrs. Russell, Hlinak and Fisher of $2,651, $661, and $3,894, respectively, and health insurance premiums paid in 1998 by Equalnet for Messrs. Turner, Russell, Hlinak and Fisher of $3,076, $3,422, $5,773, and $2,165, respectively.

WARRANT AND OPTION GRANTS IN FISCAL 1998

          Equalnet did not grant options to any of the Named Executive Officers during fiscal 1998. The following table sets forth information regarding the value of unexercised warrants and options held by the Named Executive Officers. None of the Named Executive Officers exercised any warrants or options in fiscal year 1998.


                         NUMBER OF SHARES OF
                      COMMON STOCK UNDERLYING          VALUE OF UNEXERCISED
                      UNEXERCISED WARRANTS AND       IN THE MONEY WARRANTS AND
                      OPTIONS AT JUNE 30, 1998      OPTIONS AT JUNE 30, 1998(1)
                     ---------------------------    ----------------------------
NAME                 EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                     -----------   -------------    -----------    -------------
Robert H. Turner         ---            ---             ---             ---
Zane Russell            90,000          ---           $5,400            ---
Michael L. Hlinak       90,000          ---           $5,400            ---
Dean H. Fisher          35,000          ---             ---             ---

(1) The value of each unexercised in-the money warrant or option is equal to the difference between the closing price of the Common Stock on the Nasdaq National Market on June 30, 1998 of $2.06 per share and the exercise price of the warrant or option.

PERFORMANCE PRESENTATION


          The following performance graph compares the performance of the Common Stock on an indexed basis to the Center for Research in Security Prices ("CRSP") Index for The Nasdaq Stock Market (US Companies) and a CRSP index of Nasdaq Stock Market telephone communications companies (SIC codes 4810 through 4819). Information with respect to the Common Stock, the CRSP Index for The Nasdaq Stock Market (US Companies) and a CRSP index of Nasdaq Stock Market telephone communications companies (SIC codes 4810 through 4819) is from March 9, 1995, the date on which the Common Stock first began public trading. The graph assumes that the value of the investment in the Common Stock and each index was $100 at March 9, 1995, and that all dividends were reinvested. Equalnet will provide the names of the companies included in the telephone communications index (SIC codes 4810 through 4819) upon written request to the Investor Relations Department of Equalnet.

                                          COMPARISON OF 40 MONTH CUMULATIVE TOTAL RETURN*
                                               AMONG EQUALNET COMMUNICATIONS CORP.,
                                               THE NASDAQ STOCK MARKET (U.S.) INDEX
                                              AND THE NASDAQ TELECOMMUNICATIONS INDEX

                                                       [GRAPH APPEARS HERE]

          *$100 INVESTED ON 3/9/95 IN STOCK OR INDEX-
           INCLUDING REINVESTMENT OF DIVIDENDS.
           FISCAL YEAR ENDING JUNE 30.

                                 MARCH 9, 1995   JUNE 30, 1995   JUNE 30, 1996   JUNE 30, 1997   JUNE 30, 1998
                                 -------------   -------------   -------------   -------------   -------------
Equalnet Communications Corp.            100.0           134.8            34.8            18.5            18.5
Nasdaq Stock Market                      100.0           117.3           150.8           183.4          241.89
Nasdaq Stock Market Telephone            100.0           108.3           150.0           181.4          261.43
Communications Companies
(SIC 4810-4819 US Companies)

Note: The indices are reweighed daily, using the market capitalization on the previous trading day.

EMPLOYMENT AGREEMENTS

          Equalnet terminated an executive employment agreement with Zane Russell during the second half of fiscal year 1998. Ongoing payments due to Mr. Russell are as follows: severance payments through January 31, 1999 at an annualized rate of $87,500 and forgiveness and cancellation of the remaining balance under a $75,000 note payable by Mr. Russell to Equalnet. Additionally, Equalnet issued a warrant to Mr. Russell for the purchase of up to 90,000 shares of Common Stock at an exercise price of $2.00 per share. Equalnet is currently in default on its severance payments to Mr. Russell.

          Mr. Russell has agreed that for a period of time ending June 1, 1999 he will not engage in or participate in any business engaged in the sale or marketing of long-distance service within the United States, employ any of Equalnet's employees or induce any of Equalnet's employees to leave their employment with Equalnet.

          Equalnet terminated an executive employment agreement with Michael L. Hlinak during the second half of fiscal year 1998. Equalnet is currently obligated to make severance payments of $155,833 to Mr. Hlinak over an 11 month severance period and is providing health insurance benefits to him during that period. Additionally, Equalnet issued a warrant to Mr. Hlinak for the purchase of up to 90,000 shares of Common Stock at an exercise price of $2.00 per share. Equalnet is currently in default on its severance payments to Mr. Hlinak.

          Mr. Hlinak has agreed that for a period of two years after termination he will not engage in or participate in any business engaged in the sale or marketing of long-distance service within the United States, employ any of Equalnet's employees or induce any of Equalnet's employees to leave their employment with Equalnet.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Mr. Epley and Dr. Salazar served as members of the compensation committee during fiscal year 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In February 1997, Equalnet issued to The Furst Group, Inc. ("TFG"):

     . a subordinated note in the principal amount of $3,000,000, bearing interest at 10% per annum, due December 31, 1998 (the "TFG Note");

     . warrants to purchase 1,500,000 shares of Common Stock at an exercise price of $2.00 per share (the "TFG Warrants"); and

     .    a Right in the Event of a Change of Control (the "TFG Right"),

all for aggregate consideration of approximately $2,210,000 in cash and $790,000 in credit towards the purchase of long-distance services from Sprint Communications Company, L.P. ("Sprint"). In connection with this transaction, effective November 1, 1996, Equalnet began using TFG's contract with Sprint for the purchase of long-distance services. During fiscal 1997 and 1998, Equalnet purchased approximately $1,500,000 and $2,200,000 of long-distance services, respectively, from Sprint under this contract. TFG beneficially owns more than five percent of Equalnet's voting securities.

          The TFG Note is secured by all of the accounts and general intangibles of Equalnet. The TFG Right provides that TFG will receive approximately 11.5% of the fair market value of consideration provided if Equalnet engages in certain significant transactions within two years of the date of the TFG Right. Transactions that would trigger the TFG Right include Equalnet's consolidation with, or merger with or into, a person other than TFG and the sale by Equalnet or its subsidiaries of a significant portion of its or their assets.

          On March 6, 1998, the shareholders of Equalnet approved certain transactions detailed below:

          On March 6, 1998, as a result of various transactions, Willis Group, LLC and its affiliates gained control of the Board of Directors of Equalnet, having nominated for shareholder approval four of the seven members of the Board. Willis Group, LLC beneficially owns more than five percent of Equalnet's voting securities. Mark A. Willis, the Chairman of the Board of Directors of Equalnet, owns a 47.5% membership interest in Willis Group, LLC.

          On October 1, 1997, Equalnet issued to Willis Group, LLC a $1,000,000 Convertible Secured Note, bearing interest at the rate of 12% per year and maturing April 1, 1998 (the "October Note"), and a warrant for the purchase of up to 200,000 shares of Common Stock at an exercise price of $1.00 per share, subject to adjustment (the "October Warrant"). The October Warrant is exercisable for five years. As of the date of issuance of the October Note Equalnet recorded an interest charge of $150,000 to record the impact of the debt being convertible at a discount to market. On March 5, 1998, the October Note and accrued interest were exchanged for 1,050,000 shares of Common Stock.

          Under the terms of several related agreements (the "Agreements") among Equalnet, Willis Group, LLC and MCM Partners entered into on December 2, 1997, Equalnet acquired nine telecommunications switches (the "Switches") from Willis Group, LLC for aggregate consideration consisting of $5,850,000 in cash, 1,400,000 shares of Common Stock, and warrants to purchase an additional 400,000 shares of Common Stock. Equalnet secured financing of $6,050,000 for the cash portion of the consideration through an unaffiliated third party lender, which loan is secured by the Switches, bears interest at an annual rate of 6.42% above an index rate based on U.S. Treasury Notes (the loan interest rate currently is 12.1%) and is payable in 36 consecutive monthly payments. In addition, Equalnet granted 500,000 warrants to Michael T. Willis, a member of Willis Group, LLC and father of director Mark A. Willis, for guaranteeing a portion of this financing.

          Under the terms of the Agreements, Equalnet acquired Netco Acquisition Corp. ("Netco"), a Delaware corporation, from Willis Group, LLC. Netco held certain intangible rights and assets previously acquired by Willis Group, LLC and formerly held by Total National Telecommunications. These assets consisted of intangible rights to use certain software and codes necessary to operate the Switches. Equalnet acquired Netco for aggregate consideration consisting of approximately 3,581,633 shares of Common Stock, 2,000 shares of Series A Preferred and the issuance of approximately 4,000,000 shares of Common Stock for $1.00 per share in cash. MCM Partners, the holder of all 2,000 shares of Series A Preferred, beneficially owns more than five percent of Equalnet's voting securities. Mitchell H. Bodian, President, Chief Executive Officer and a director of Equalnet, is an affiliate of MCM Partners.

          Under the terms of the original Statement of Resolution with respect to the Series A Preferred, the Series A Preferred had very limited voting rights, had a stated value of $1,000 per share and were entitled to receive dividends at the rate of $80.00 per share per year, payable quarterly. Holders of Series A Preferred had the right to convert their shares into Common Stock at the rate of 1,000 shares of Common Stock per share of Series A Preferred (or the stated value divided by $1.00), or an aggregate of 2,000,000 shares of Common Stock, subject to adjustment pursuant to certain anti-dilution provisions. The Series A Preferred had a $1,000 per share liquidation preference over Equalnet's Common Stock. Dividends when not paid were cumulative and bore interest at a rate of 12.0% per year. Cumulative dividends in arrears at June 30, 1998 were approximately $52,000, or $25.78 per Series A Preferred share. Equalnet may not declare or pay dividends on the Common Stock unless all accrued dividends on the Series A Preferred have been paid. Under the original terms of the Series A Preferred, Equalnet could redeem the outstanding shares of Series A Preferred at a price of $1,000 per share (plus any accrued and unpaid dividends and any interest thereon) if the market price of the Common Stock exceeded $5.00 per share.

          The terms of the Series A Preferred have been amended. See "Proposal 4: To Ratify the Amendment of the Statement of Resolution of the Board of Directors With Respect to the Series A Preferred and To Approve the Issuance of Common Stock Upon the Conversion of the Series A Preferred Pursuant to the Terms of the Amended Series A Statement of Resolution."

          On March 6, 1998, Equalnet entered into an exchange agreement (the "Exchange Agreement") with TFG, an accredited investor and the holder of Equalnet's $3.0 million subordinated debt. Under the Exchange Agreement, TFG exchanged the TFG Note and the TFG Warrant for 3,000 shares of Series B Preferred along with 322,500 shares of Common Stock to satisfy the accrued interest due on the TFG Note.

          Each share of the Series B Preferred has a stated value of $1,000 and is entitled to share with the Common Stock in any dividends declared based upon the number of shares of Common Stock the Series B Preferred is convertible into at the time such dividend is declared. Each share of Series B Preferred is convertible into 500 shares of Common Stock, subject to certain anti-dilution provisions. The Series B Preferred has a $1,000 per share liquidation preference over the Series A Preferred and the Common Stock. Each share of Series B Preferred also entitles the holder thereof to one vote, voting as a single class with the Common Stock, on matters submitted to the shareholders of Equalnet.

          During the quarter ended March 31, 1998, Equalnet obtained a cash flow bridge loan of $400,000 from Netco Acquisition, LLC, an entity owned 50% by Willis Group, LLC. This note was payable on March 31, 1998 and had an interest rate of 10%. This note is secured by the accounts attributable to web page customers. Equalnet is currently in default on this note as no principal or interest payments have been made.

          Willis Group, LLC received a finder's fee of $54,000 related to certain financing transactions that closed during fiscal year 1998. Willis Group, LLC entered into an agreement with Equalnet in April 1998 related to merger and acquisition consulting services. The agreement requires Equalnet to pay Willis Group, LLC $20,000 per month beginning in May 1998, and a success fee based on a percentage of the purchase price of acquisitions closed by Equalnet. To date, Equalnet has not made any payments to Willis Group, LLC with respect to the foregoing agreements.

          During fiscal year 1998, Willis Group, LLC incurred approximately $140,000 in out-of-pocket expenses on behalf of Equalnet related to services provided by consultants, travel expenses and other miscellaneous expenses. Equalnet issued a note dated as of July 31, 1998 payable to Willis Group, LLC for these expenses.

          On September 2, 1998, Equalnet executed a loan agreement in favor of Willis Group, LLC in the amount of $241,106. The loan documents certain advances Willis Group, LLC has made on Equalnet's behalf. This loan is secured by the assets of Equalnet and its subsidiaries. The loan bears interest at a rate of 11% per year and matures on January 31, 1999.

          Equalnet has also entered into certain other transactions with Willis Group, LLC, Genesee and Advantage Fund Limited, which transactions are described above under "Proposal 2: To Ratify the Note Issuance Transaction and Approve the Issuance of Common Stock Upon the Conversion."

          Equalnet entered into a Stock and Warrant Purchase Agreement in January 1999 with LaMonda Management Family Limited Partnership (the "LaMonda Partnership"), an affiliate of director nominee C. Keith LaMonda, under which, as such agreement has been amended to date, Equalnet agreed to issue:

     .    769,000 shares of Common Stock, and

     . warrants to purchase an additional 150,000 shares of Common Stock at an average exercise price of $1.50,

in exchange for aggregate consideration of $500,000. In addition, the agreement requires Equalnet to:

     . cause Intelesis Group, Inc. to issue 250,000 shares of its common stock to the LaMonda Partnership at a purchase price of $1.00 per share; and

     .    nominate Mr. LaMonda for election to EqualNet's Board of Directors.

          John Isaac "Ike" Epley, a member of Equalnet's Board of Directors, has been performing consulting services for Equalnet since June 1998. Mr. Epley has consulted on such matters as mergers, acquisitions, strategy and corporate development for Equalnet. He has been paid $60,576 to date under this arrangement, based upon annual compensation of $175,000. Mr. Epley will continue to serve as a consultant to Equalnet on a month-to-month basis in the future.

          In February 1999, Equalnet entered into an Employment Agreement with William D. Rhodes, Jr., Equalnet's Chief Operating Officer, pursuant to which Equalnet is required to grant to Mr. Rhodes, under Equalnet's Employee Stock Option and Restricted Stock Plan, options to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $1.00 per share. One-third of the options vest on February 8, 2000, one-third vest on February 8, 2001 and one-third vest on February 8, 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information as of the Record Date (unless indicated otherwise), with respect to the beneficial ownership of the Common Stock and the Series A, Series B, Series C and Series D Preferred Stock of Equalnet by (1) persons known to Equalnet to be the beneficial owners of more than 5% of any class of capital stock of Equalnet, (2) each director, director nominee and Named Executive Officer of Equalnet and (3) all directors and executive officers of Equalnet as a group.

DIRECTORS, EXECUTIVE OFFICERS                                SERIES A                            SERIES C           SERIES D
AND 5.0% SHAREHOLDERS              COMMON STOCK (1)         PREFERRED(2)   SERIES B PREFERRED   PREFERRED(2)       PREFERRED(2)
-----------------------------   ----------------------   -----------------   ---------------  ----------------   -----------------
                                Number         PERCENT   NUMBER    PERCENT   NUMBER  PERCENT  NUMBER   PERCENT   NUMBER    PERCENT
                                  OF              OF       OF         OF       OF      OF       OF        OF       OF          OF
                                SHARES         CLASS(3)  SHARES     CLASS    SHARES   CLASS   SHARES    CLASS    SHARES      CLASS
                                ----------------------   -----------------   ---------------  ----------------   -----------------
Michael T. Willis           12,776,769 (4)      49.2%         -         -         -       -        -        -     1,925 (16)    50%
  5005 Woodway,
  Suite 350
  Houston, Texas  77056

James T. Harris             12,576,769 (4)(7)   49.3%         -         -          -      -        -        -     1,925 (16)    50%
  5005 Woodway,
  Suite 350
  Houston, Texas  77056

Willis Group, LLC           12,276,769 (4)      48.2%         -         -          -      -        -        -     1,925 (16)    50%
  5005 Woodway, Suite 350
  Houston, Texas  77056

Mark A. Willis              12,276,769 (4)      48.2%         -         -          -      -        -        -     1,925 (16)    50%
  5005 Woodway,
  Suite 350
  Houston, Texas  77056

James R. Crane               3,570,000 (5)      17.7%         -         -          -      -        -        -         -          -
  15350 Vickery Drive
  Houston, Texas 77032

MCM Partners                 2,666,667 (6)      11.8%     2,000       100%         -      -        -        -         -          -
  10500 NE 8th, Suite 1920
  Bellevue, Washington
  98004

Genesee Fund Limited         2,387,137 (8)      10.7%         -         -          -      -        -        -         -          -
  Portfolio B
  10500 NE 8th, Suite 1920
  Bellevue, Washington
  98004

Advantage Fund Limited       2,589,166 (9)       8.9%         -         -          -      -        -        -     1,925         50%
  10500 NE 8th, Suite 1920
  Bellevue, Washington
  98004

SA Telecommunications, Inc   2,067,070 (10)      9.4%         -         -          -      -     206,707    100%       -          -
  1600 Promenade Center,
  15th Floor
  Richardson, Texas 75080

The Furst Group, Inc         1,822,500 (11)      8.5%         -         -      3,000    100%       -        -         -          -
  459 Oakshade Road
  Shamong, New Jersey
  08088


DIRECTORS, EXECUTIVE OFFICERS                                SERIES A                            SERIES C           SERIES D
AND 5.0% SHAREHOLDERS              COMMON STOCK (1)         PREFERRED(2)   SERIES B PREFERRED   PREFERRED(2)       PREFERRED(2)
-----------------------------   ----------------------   -----------------   ---------------  ----------------   -----------------
                                Number         PERCENT   NUMBER    PERCENT   NUMBER  PERCENT  NUMBER   PERCENT   NUMBER    PERCENT
                                  OF              OF       OF         OF       OF      OF       OF        OF       OF          OF
                                SHARES         CLASS(3)  SHARES     CLASS    SHARES   CLASS   SHARES    CLASS    SHARES      CLASS
                                ----------------------   -----------------   ---------------  ----------------   -----------------
James D. Kaylor              1,822,500 (11)      8.5%         -         -          -      -        -        -         -          -
  916 P Street, Suite 200
  Lincoln, Nebraska  68508

John S. Streep               1,822,500 (11)      8.5%         -         -          -      -        -        -         -          -
  15841 Kilmarnock Drive
  Ft. Myers, Florida
  33912

Mitchell H. Bodian                   -             -          -         -          -      -        -        -         -          -
  1250 Wood Branch Park Dr.
  Houston, Texas 77079

Robert H. Turner                     -             -          -         -          -      -        -        -         -          -
  1250 Wood Branch Park Dr.
  Houston, Texas 77079

Zane Russell                 1,152,556 (7)(12)  17.7%         -         -          -      -        -        -         -          -
  20607 Shadow Mill Court
  Houston, Texas  77450

LIMIT LLC (d/b/a ACMI)       1,000,000           5.0%
  5425 E. Rains Road
  Suite 1
  Memphis, Tennessee
  39120

Nathan Isaac Prager          1,000,000 (17)      5.0%         -         -          -      -        -        -         -          -
  10645 Chapel Hill Rd.
  Arlington, Texas  38002

C. Keith LaMonda             1,444,800 (18)      6.9%         -         -          -      -        -        -         -          -
  105 East Robinson Street
  Second Floor
  Orlando, Florida  32801

Dean H. Fisher                 267,602 (13)      1.3%         -         -          -      -        -        -         -          -
  1250 Wood Branch Park Dr.
  Houston, Texas 77079

Michael L. Hlinak              190,000 (12)       *           -         -          -      -        -        -         -          -
  1250 Wood Branch Park Dr.
  Houston, Texas 77079

John Isaac "Ike" Epley               -             -          -         -          -      -        -        -         -          -
  1250 Wood Branch Park Dr.
  Houston, Texas 77079

Ronald J. Salazar, Ph.D.             -             -          -         -          -      -        -        -         -          -
  1250 Wood Branch Park Dr.
  Houston, Texas 77079

Frank Hevrdejs               1,400,000 (14)      7.0%         -         -          -      -        -        -         -          -
  8 Greenway Plaza
  Houston, Texas  77046

William D. Rhodes, Jr.               -             -          -         -          -      -        -           -      -          -
  1250 Wood Branch Park Dr.
  Houston, Texas 77079

Current directors and       12,544,371 (15)     49.1%         -         -          -      -        -        -     1,925 (17)    50%
  executive officers as
  a group (7 persons)

   __________________
   *   Less than 1%.

   (1) Except as otherwise noted, each shareholder has sole voting and dispositive power with respect to the shares of Common Stock.

   (2) Except under limited circumstances, the holders of the Series A Preferred, Series C Convertible Preferred Stock and Series D Preferred are not entitled to vote.

   (3) For purposes of calculating the beneficial ownership of each stockholder, it was assumed (in accordance with the SEC's definition of "beneficial ownership") that such stockholder had exercised all options or warrants, or converted any convertible securities, by which such stockholder had the right, within 60 days following the Record Date, to acquire shares of Common Stock. It was further assumed that in each case, the exercise or conversion was based on a conversion or exercise price of $0.75 per share.

   (4) Includes warrants exercisable for an aggregate of 933,116 shares of Common Stock, 1,925 shares of Series D Convertible Preferred Stock convertible in the aggregate into approximately 2,566,666 shares of Common Stock and notes convertible in the aggregate into approximately 2,054,021 shares of Common Stock. Michael T. Willis holds directly a warrant for the purchase of 500,000 shares of Common Stock and James T. Harris holds 300,000 shares of Common Stock directly as the result of a transfer from Willis Group, LLC. None of such shares was outstanding as of October 2, 1998. Information relating to ownership by Willis Group, LLC and Messrs. Michael T. Willis, Mark A. Willis and James T. Harris is based on Amendment No. 5 to Schedule 13D filed with the SEC on March 12, 1999. Mr. Harris holds 300,000 shares of Common Stock directly as a result of a transfer from Willis Group, LLC. Michael T. Willis and Mark
       A. Willis each own 47.5% of the membership interest in Willis Group, LLC and Mr. Harris owns the remaining 5% membership interest. Michael T. Willis is the Secretary of Willis Group, LLC, Mark A. Willis is the President of Willis Group, LLC and Mr. Harris is the Treasurer of Willis Group, LLC. According to the report, Willis Group, LLC has sole voting and dispositive power with respect to all shares other than shares or warrants held directly and Messrs. Michael T. Willis, Mark A. Willis and Harris have shared voting and dispositive power with respect to all shares other than shares or warrants held directly.

   (5) Includes a warrant exercisable for an aggregate of 170,000 shares of Common Stock, none of which had been issued as of October 2, 1998. Information relating to ownership by James R. Crane is based on reports on Schedule 13D filed with the SEC on May 6, 1998.

   (6) Consists of 2,000 shares of Series A Preferred currently convertible in the aggregate into approximately 2,666,667 shares of Common Stock.

   (7) Excludes 5,000 shares of Common Stock issuable upon exercise of stock options awarded under the Director Plan that are not exercisable within 60 days.

   (8) Includes a warrant exercisable for an aggregate of 333,116 shares of Common Stock and notes convertible into an aggregate of approximately 2,054,021 shares of Common Stock.

   (9) Includes 1,925 shares of Series D Convertible Preferred Stock convertible in the aggregate into approximately 2,566,666 shares of Common Stock.

  (10) Includes 206,707 shares of Series C Convertible Preferred Stock convertible in the aggregate into 2,067,070 shares of Common Stock.

  (11) Includes 3,000 shares of Series B Convertible Preferred Stock convertible in the aggregate into 1,500,000 shares of Common Stock. Information relating to ownership by TFG, James D. Kaylor and John S. Streep is based on management's information regarding the transactions. Messrs. Kaylor and Streep each own 45% of the Common Stock of TFG. Mr. Kaylor is the Chairman of the Board of TFG and Mr. Streep is the Chief Executive Officer of TFG.

  (12) Includes a warrant exercisable for an aggregate of 90,000 shares of Common Stock.

  (13) Includes options exercisable for an aggregate of 35,000 shares of Common Stock. Excludes 40,000 shares of Common Stock held by trusts for the benefit of Mr. Fisher's children. Mr. Fisher has disclaimed any beneficial ownership of these shares.

  (14) Includes beneficial ownership of warrants exercisable for an aggregate of 66,667 shares of Common Stock.

  (15) See Notes 3, 4 and 13 above and Note 16 below.

  (16) All 1,925 shares of Series D Convertible Preferred Stock are beneficially owned by Mark A. Willis and are held directly by Willis Group, LLC.

  (17) All 1,000,000 shares of Common Stock are held directly by LIMIT LLC (d/b/a ACMI). Mr. Prager is the president of LIMIT LLC (d/b/a ACMI) and owns a 10% membership interest therein.

  (18) Includes 769,000 shares of Common Stock issuable to LaMonda Management Family Limited Partnership under a Stock Warrant Purchase Agreement between Equalnet and such limited partnership and warrants issuable to such partnership exercisable for an aggregate of 150,000 shares of Common Stock. Mr. LaMonda is the President of the general partner of, and indirectly controls, such partnership.

          Under the terms of the 6% Senior Secured Convertible Notes due 2001, the warrants held by Willis Group, LLC and Genesee Fund Limited-Portfolio B, and the Series A and Series D Convertible Preferred Stock, those securities are convertible or exercisable by any holder only to the extent that the number of shares of Common Stock issuable upon the conversion of those securities, together with the number of shares of Common Stock owned by the holder and its affiliates (but not including shares of Common Stock underlying unconverted and unexercised portions of those securities or securities containing similar provisions) would not exceed 4.9% of the then outstanding Common Stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Thus, the number of shares of Common Stock set forth in the table for each of Willis Group, Genesee, MCM Partners and Advantage Fund Limited exceeds the number of shares of Common Stock that Willis Group, Genesee, MCM Partners and Advantage could own beneficially at any given time through their ownership of the 6% Senior Secured Convertible Notes due 2001, the warrants and the Series A and Series D Convertible Preferred Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires Equalnet's officers, directors and persons who own more than 10% of a registered class of Equalnet's equity securities to file Form 3, Form 4 and Form 5 reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by the regulation to furnish Equalnet with copies of all Section 16(a) reports they file.

          Based solely on a review of reports on Forms 3 and 4 and amendments thereto furnished to Equalnet during its most recent fiscal year and written representations from certain reporting persons that no report on Form 5 was required, Equalnet believes that during the fiscal year ended June 30, 1998, all officers, directors and greater than 10% shareholders complied with all filing requirements applicable to them, except that Dean H. Fisher and James T. Harris failed to file timely Form 5s. Messrs. Fisher and Harris completed and filed delinquent Form 5s on October 13, 1998.

PROPOSALS FOR NEXT ANNUAL MEETING

          Any proposals of Voting Shareholders intended to be presented at the annual meeting of shareholders of Equalnet with respect to fiscal year 1999 must be received by Equalnet at its principal executive offices, 1250 Wood Branch Park Drive, Houston, Texas 77079, no later than December __, 1999 to be included in the proxy statement and form of proxy relating to that meeting.

OTHER MATTERS

          The management of Equalnet knows of no other matters that may come before the Meeting. However, if any matters other than those referred to above should properly come before the Meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment.

CAUTION AS TO FORWARD-LOOKING STATEMENTS

          This Proxy Statement includes forward-looking statements, including without limitation,

     . statements regarding Equalnet's financial position, business strategy, products, products under development, markets, budgets and plans and objectives of management for future operations; and

     . statements preceded by, followed by or that include the words "expects," "anticipates" or similar expressions.

For those statements, Equalnet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Although Equalnet believes that the expectations of such forward-looking statements are reasonable, Equalnet cannot assure you that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from Equalnet's expectations ("Cautionary

Statements") are disclosed elsewhere in this Proxy Statement, including, without limitation, in conjunction with the forward-looking statements included in this Proxy Statement, and under the heading "Cautionary Statements" in documents that are incorporated herein by reference. All subsequent written and oral forward-looking statements attributable to Equalnet, or persons on its behalf, are expressly qualified in their entirety by the Cautionary Statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The following documents filed with the SEC by Equalnet (File No. 0-025842) are incorporated in this Proxy Statement by reference, and we are sending copies of such documents to Voting Shareholders entitled to vote at the Meeting together with this Proxy Statement:

     (1) Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed with the SEC on October 13, 1998.

     (2) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, filed with the SEC on November 20, 1998.

     (3) Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998 filed with the SEC on February 19, 1999.

     (4)  Current Report on Form 8-K filed with the SEC on September 21, 1998.

     (5)  Current Report on Form 8-K filed with the SEC on February 5, 1999.

                                                                         ANNEX A

                       PROPOSED AMENDMENT TO EQUALNET'S
                           ARTICLES OF INCORPORATION

     We will file Articles of Amendment to Equalnet's Articles of Incorporation amending such Articles of Incorporation, Section 2 of which Articles of Amendment is as follows:

          "2. Effective as of the close of business on the date of filing of this amendment to the Articles of Incorporation (the "Effective Time"), the filing of this amendment shall effect a reverse stock split (the "Reverse Stock Split") pursuant to which each three (3) shares of common stock of the corporation issued and outstanding, shall be combined into one (1) validly issued, fully paid and nonassessable share of common stock of the corporation. The number of authorized shares, the number of shares of treasury stock and the par value of the common stock shall not be affected by the Reverse Stock Split. Each stock certificate that prior to the Effective Time represented shares of common stock shall, following the Effective Time, represent the number of shares into which the shares of common stock represented by such certificate shall be combined. Fractional shares that occur as a result of the foregoing shall be purchased by the corporation based upon the closing price reported for the common stock on the Nasdaq National Market on the date of filing of this amendment."

                                                                         ANNEX B

                         EQUALNET COMMUNICATIONS CORP.

          STATEMENT OF RESOLUTION OF BOARD OF DIRECTORS ESTABLISHING AND DESIGNATING SERIES D CONVERTIBLE PREFERRED STOCK AND FIXING THE RIGHTS AND PREFERENCES OF SUCH SERIES

                            ----------------------

TO THE SECRETARY OF STATE
   OF THE STATE OF TEXAS:

          Equalnet Communications Corp., pursuant to the provisions of Articles
2.13 and 2.19B of the Texas Business Corporation Act, submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

          1.  The name of the Corporation is Equalnet Communications Corp.

          2. The following is a true and correct copy of an extract from the minutes of a meeting of the Board of Directors of the Corporation held on March 9, 1999, and includes a true and correct copy of certain resolutions duly adopted thereat.

          RESOLVED, that pursuant to authority vested in the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors does hereby provide that the Statement of Resolution of Board of Directors Establishing and Designating Series D Convertible Preferred Stock and Fixing the Rights and Preferences of Such Series that was filed with the Secretary of State of the State of Texas on September 1, 1998 is cancelled and deleted in its entirety and shall be replaced with the following:

                      SERIES D CONVERTIBLE PREFERRED STOCK

          SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

          "Affiliate" means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

          "Aggregated Person" means, with respect to any person, any person whose beneficial ownership of shares of Common Stock would be aggregated with the beneficial ownership of shares of Common Stock by such person for purposes of Section 13(d) of the Exchange Act, and Regulation 13D-G thereunder.

          "AMEX" means the American Stock Exchange, Inc.

          "Average Market Price" for any date means the arithmetic average of the Market Price on each of the five Trading Days, whether or not consecutive, during the applicable Measurement Period having the lowest Market Prices.

          "Board of Directors" or "Board" means the Board of Directors of the Corporation.

          "Ceiling Price" means $1.228 (subject to equitable adjustments from time to time on terms reasonably acceptable to the Majority Holders for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring or with respect to which "ex-" trading commences on or after the date of filing of this Statement of Resolution with the Secretary of State of the State of Texas); provided, however, that, notwithstanding any other provision hereof, the Ceiling Price applicable to a particular conversion shall be subject to reduction as provided in Section 10(b)(6); provided further, however, that if a Registration Event occurs, then, in addition to any other right or remedy of any holder of shares of Series D Convertible Preferred Stock thereafter the Ceiling Price shall be permanently reduced on each Computation Date by an amount equal to two percent of the amount that the Ceiling Price otherwise would have been without any reduction pursuant to this proviso (pro rated in the case of any Computation Date which is less than 30 days after a Registration Event occurs or less than 30 days after another Computation Date).

          "Common Stock" means the Common Stock, $.01 par value, of the Corporation.

          "Computation Date" means, if a Registration Event occurs, any of (1) the date which is 30 days after such Registration Event occurs, if any Registration Event is continuing on such date, (2) each date which is 30 days after a Computation Date, if any Registration Event is continuing on such date, and (3) the date on which all Registration Events cease to continue.

          "Conversion Agent" means American Stock Transfer & Trust Company, or its duly appointed successor, as conversion agent for the Series D Convertible Preferred Stock pursuant to the Transfer Agent Instruction.

          "Conversion Amount" initially shall be equal to $1,000.00, subject to adjustment as herein provided.

          "Conversion Date" means, with respect to each conversion of shares of Series D Convertible Preferred Stock pursuant to Section 10, the date on which the Conversion Notice relating to such conversion is actually received by the Conversion

Agent, whether by mail, courier, personal service, telephone line facsimile transmission or other means.

          "Conversion Notice" means a written notice, duly signed by or on behalf of a holder of shares of Series D Convertible Preferred Stock, stating the number of shares of Series D Convertible Preferred Stock to be converted in the form specified in the Exchange Agreements.

          "Conversion Percentage" means 85%; provided, however, that, notwithstanding any other provision hereof, if a Registration Event occurs, then such percentage stated above shall be permanently reduced by two percentage points on each Computation Date (pro rated in the case of any Computation Date which is less than 30 days after a Registration Event occurs or less than 30 days after another Computation Date).

          "Conversion Price" means the lesser of:

          (1) the product of (a) the Average Market Price for such date times
(b) the applicable Conversion Percentage; and

          (2)  the Ceiling Price;

          provided, however, that the Conversion Price applicable to a particular conversion shall be subject to reduction as provided in Section 10(b)(6);

          provided, further, however, that as long as (x) the Common Stock is listed or quoted on the Nasdaq, the Nasdaq Small Cap, the NYSE or the AMEX and
(y) the Corporation is in compliance in all material respects with its obligations to the holders of the Series D Convertible Preferred Stock, the Conversion Price shall be no less than $0.75.

          "Conversion Rate" shall have the meaning provided in Section 10(a).

          "Converted Market Price" means, for any share of Series D Convertible Preferred Stock as of any date of determination, an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, at the time of such determination, be issuable on conversion in accordance with
Section 10(a) of one share of Series D Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice were given by the holder of such share of Series D Convertible Preferred Stock on the date of such determination (determined without regard to any limitation on conversion based on beneficial ownership contained in Section 10(a)) times (y) the arithmetic average of the Market Price of the Common Stock for the five consecutive Trading Days ending on the Trading Day prior to the date of such determination.

          "Corporation Optional Redemption Notice" means a notice given by the Corporation to the holders of shares of Series D Convertible Preferred Stock pursuant to

Section 9(a) which notice shall state (1) that the Corporation is exercising its right to redeem all or a portion of the outstanding shares of Series D Convertible Preferred Stock pursuant to Section 9(a), (2) the number of shares of Series D Convertible Preferred Stock held by such holder which are to be redeemed, (3) the Redemption Price per share of Series D Convertible Preferred Stock to be redeemed or the formula for determining the same, determined in accordance herewith, and (4) the applicable Redemption Date.

          "Current Price" means with respect to any date the arithmetic average of the Market Price of the Common Stock on the 30 consecutive Trading Days commencing 45 Trading Days before such date.

          "Dividend Shares" means shares of Series D Convertible Preferred Stock issued as dividends on outstanding shares of Series D Convertible Preferred Stock in accordance with Section 5(b).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Agreements" means the several Note Purchase and Exchange Agreements by and between the Corporation and the original holders of shares of Series D Convertible Preferred Stock pursuant to which the shares of Series D Convertible Preferred Stock were issued.

          "Final Redemption Date" means the date of redemption of shares of Series D Convertible Preferred Stock pursuant to Section 9(b), determined in accordance therewith.

          "Final Redemption Notice" means a notice given by the Corporation to each holder of Series D Convertible Preferred Stock pursuant to Section 9(b), which notice shall state (1) that the Corporation is exercising its right to redeem all outstanding shares of Series D Convertible Preferred Stock pursuant to Section 9(b), (2) the number of shares of Series D Convertible Preferred Stock held by such holder which are to be redeemed, (3) the Final Redemption Price per share of Series D Convertible Preferred Stock held by such holder which are to be redeemed, determined in accordance herewith, and (4) the Final Redemption Date.

          "Final Redemption Price" on any date means an amount equal to the product obtained by multiplying (a) the sum of (1) $1,000 plus (2) an amount equal to the accrued but unpaid dividends on the share of Series D Convertible Preferred Stock to be redeemed to the Final Redemption Date, plus (3) an amount equal to the accrued and unpaid interest on dividends in arrears on such share of Series D Convertible Preferred Stock to the Final Redemption Date (determined as provided in Section 5) times (b) the Premium Percentage.

          "Inconvertibility Notice" shall have the meaning provided in Section 7(a)(2).

          "Issuance Date" means the first date of original issuance of any shares of Series D Convertible Preferred Stock.

          "Junior Dividend Stock" means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to dividends to the Series D Convertible Preferred Stock.

          "Junior Liquidation Stock" means the Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series D Convertible Preferred Stock.

          "Liquidation Preference" means, for each share of Series D Convertible Preferred Stock, the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders, (ii) accrued and unpaid interest on dividends in arrears (computed in accordance with Section 5(a)) to the date of such distribution, and (iii) $1,000.00.

          "Majority Holders" means at any time the holders of shares of Series D Preferred Stock which shares constitute a majority of the outstanding shares of Series D Preferred Stock.

          "Market Price" of the Common Stock on any date means the lowest sale price (regular way) for one share of Common Stock on such date on the first applicable among the following: (a) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock, (b) the Nasdaq, if the Nasdaq constitutes the principal market for the Common Stock on such date, or (c) the Nasdaq SmallCap, if the Nasdaq SmallCap constitutes the principal securities market for the Common Stock on such date, in any such case as reported by Bloomberg, L.P.; provided, however, that if during any Measurement Period or other period during which the Market Price is being determined:

          (i) The Corporation shall declare or pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock or fix any record date for any such action, then the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and
     (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins shall be reduced by multiplying the Market Price (determined without regard to this proviso) for each such day in such Measurement Period or such other period by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the earlier of (1) the record date fixed for such determination and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution;

          (ii) The Corporation shall issue rights or warrants to all holders of its outstanding shares of Common Stock, or fix a record date for such issuance, which rights or warrants entitle such holders (for a period expiring within forty-five (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the end of such 45-day period, then the Market Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Market Price (determined without regard to this proviso), and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by a resolution of the Board of Directors of the Corporation;

          (iii) The outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or a record date for any such subdivision shall be fixed, then the Market Price of the Common Stock for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the day upon which such subdivision becomes effective and (2) the date on which ex-dividend trading in the Common Stock with respect to such subdivision begins shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Market Price each trade (regular way) on for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date on which such combination becomes effective and (2) the date on which trading in the Common Stock on a basis which gives effect to such combination begins, shall be proportionately increased;

          (iv) The Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Corporation (other than any dividends or distributions to which clause (i) of this proviso applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in clause (ii) of this proviso and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation) (the foregoing hereinafter in this clause (iv) of this proviso called the "Securities"), or fix a record date for any such distribution, then, in each such case, the Market Price for each day in such Measurement

     Period or such other period which day is prior to the earlier of (1) the record date for such distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins shall be reduced so that the same shall be equal to the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the Market Price (determined without regard to this proviso) for such date less the fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) on such date of the portion of the Securities so distributed or to be distributed applicable to one share of Common Stock and the denominator of which shall be the Market Price (determined without regard to this proviso) for such date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price (determined without regard to this clause
     (iv) of this proviso) for any such Trading Day, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of shares of Series D Preferred Stock shall have the right to receive upon conversion of the shares of Series D Preferred Stock the amount of Securities the holders of shares of Series D Preferred Stock would have received had the holders of shares of Series D Preferred Stock converted the shares of Series D Preferred Stock immediately prior to the record date for such distribution. If the Board of Directors of the Corporation determines the fair market value of any distribution for purposes of this clause (iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market on the same day for which an adjustment in the Market Price is being determined.

     For purposes of this clause (iv) and clauses (i) and (ii) of this proviso, any dividend or distribution to which this clause (iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which clause (i) or (ii) of this proviso applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which clause (i) or (ii) of this proviso applies (and any Market Price reduction required by this clause (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Market Price reduction required by clauses (i) and (ii) of this proviso with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of clause (i) of this proviso;

          (v) The Corporation or any subsidiary of the Corporation shall (x) by dividend or otherwise, distribute to all holders of its Common Stock cash in (or fix any record date for any such distribution), or (y) repurchase or reacquire shares of its Common Stock (other than an Option Share Surrender) for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash after the Issuance Date and within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause (v) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any subsidiary of the Corporation of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the 12 months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause (v) has been made, and (3) the aggregate of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration payable in respect of any Tender Offer by the Corporation or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution or completion of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to clause (vi) of this proviso has been made (such aggregate amount combined with the amounts in clauses (1), (2) and (3) above being the "Combined Amount"), exceeds 10% of the product of the Market Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the earlier of (A) the record date with respect to such distribution and (B) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins or the date of such repurchase or reacquisition, as the case may be, times the number of shares of Common Stock outstanding on such date, then, and in each such case, the Market Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction (i) the numerator of which shall be equal to the Market Price (determined without regard to this proviso) for such day less an amount equal to the quotient of (x) the excess of such Combined Amount over such 10% and (y) the number of shares of Common Stock outstanding on such day and (ii) the denominator of which shall be equal to the Market Price (determined without regard to this proviso) for such day; provided, however, that in the event the portion of the cash so distributed or paid for the repurchase or reacquisition of shares (determined per share based on the number of shares of Common Stock outstanding) applicable to one share of Common Stock is equal to or greater than the Market Price (determined without regard to this clause (v) of this proviso) of the Common Stock for any such day, then in lieu of the foregoing adjustment with respect to such day, adequate provision shall be made so that the holders of shares of Series D Preferred Stock shall have the right to receive upon conversion of shares of Series D Preferred Stock the amount of cash the holders of shares of Series D Preferred Stock would have received had the holders of shares of Series D Preferred Stock converted shares of Series D Preferred Stock immediately prior to the record date for such distribution or the payment date of such repurchase, as applicable; or

          (vi) A Tender Offer made by the Corporation or any of its subsidiaries for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) that combined together with (1) the aggregate of the cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Corporation or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this clause (vi) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any subsidiary of the Corporation of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, and (3) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, exceeds 10% of the product of the Market Price (determined without regard to this proviso) for any day in such period times the number of shares of Common Stock outstanding on such day, then, and in each such case, the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such day multiplied by the Market Price (determined without regard to this proviso) for such day and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the last time tenders could have been made pursuant to such Tender Offer (the "Expiration Time") (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on such day times the Market Price (determined without regard to this proviso) of the Common Stock on the Trading Day next succeeding the Expiration Time. If the application of this clause (vi) to any Tender Offer would result in an increase in the Market Price (determined without regard to this proviso) for any trade, no adjustment shall be made for such Tender Offer under this clause (vi) for such day.

          "Maximum Share Amount" means 1,932,562 shares, (such amount to be subject to equitable adjustment from time to time on terms reasonably acceptable to the Majority Holders for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring or with respect to which "ex-" trading commences after the date of filing this Statement of Resolution with the Secretary of State of the State of Texas), of Common Stock, or such greater number as permitted by the rules of the Nasdaq; provided, however, that if for purposes of Rule 4460(i) of the Nasdaq (or any successor or replacement provision of any stock exchange or stock market on which the Common Stock is listed or traded) the (x) the issuance of the Notes and the issuance of shares of Common Stock upon conversion thereof or (y) the issuance of the common stock purchase warrants issued in connection with the issuance of the Notes and the issuance of shares of Common Stock upon exercise thereof is not required to be integrated with the issuance of the shares of Series D Convertible Preferred Stock and the issuance of shares of Common Stock upon conversion thereof, then in each such case the "Maximum Share Amount" shall mean such greater number as equals the maximum number of shares of Common Stock permitted by the rules of the Nasdaq (determined by pro rata allocation of any increase thereof among the shares of Series D Convertible Preferred Stock based on the number of shares of Series D Convertible Preferred Stock originally represented by each certificate therefor) (such amount to be subject to equitable adjustment in terms reasonably acceptable to the Majority Holders from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date of filing of this Statement of Resolution with the Secretary of State of the State of Texas).

          "Measurement Period" means, with respect to any date, the period of 25 consecutive Trading Days ending on the Trading Day prior to such date.

          "Nasdaq" means the Nasdaq National Market.

          "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

          "NYSE" means the New York Stock Exchange, Inc.

          "Option Share Surrender" means the surrender of shares of Common Stock to the Corporation in payment of the exercise price or tax obligations incurred in connection with the exercise of a stock option granted by the Corporation to any of its employees, directors or consultants.

          "Optional Redemption Event" means the occurrence on or before August 31, 2001 of any one of the following events:

          (1) For any period of five consecutive Trading Days there shall be no reported sale price of the Common Stock on the Nasdaq, the Nasdaq SmallCap, the NYSE or the AMEX;

          (2) The Common Stock is not listed for trading on any of the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap;

          (3) The inability for 45 or more days (whether or not consecutive) of any holder of shares of Series D Convertible Preferred Stock to sell shares of Common Stock issued or issuable on conversion of shares of Series D Convertible Preferred Stock pursuant to the Registration Statement for any reason on each of such 45 days;

          (4) The Corporation shall (A) default in the timely performance of the obligation to issue shares of Common Stock upon conversion of shares of Series D Convertible Preferred Stock as and when required by Section 10 or shall default in the timely performance of its obligations under Section 12(d)(7) or (B) the Corporation shall fail or default in the timely performance of any material obligation (other than as specifically set forth elsewhere in this definition) to a holder of shares of Series D Convertible Preferred Stock under the terms of this Statement of Resolution or under the Registration Rights Agreements or any other agreement or document entered into in connection with the issuance of shares of Series D Convertible Preferred Stock, as such instruments may be amended from time to time and such failure or default shall continue for ten business days after notice thereof from any holder of shares of Series D Convertible Preferred Stock to the Corporation;

          (5) Any consolidation or merger of the Corporation with or into another entity (other than a merger or consolidation of a subsidiary of the Corporation into the Corporation or a wholly-owned subsidiary of the Corporation) where the shareholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction or the common stock of such surviving corporation is not listed for trading on the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap or any sale or other transfer of all or substantially all of the assets of the Corporation;

          (6) The taking of any action, including any amendment to the Corporation's Articles of Incorporation, without the consent of the Majority Holders which materially and adversely affects the rights of any holder of shares of Series D Convertible Preferred Stock; or

          (7) The Stockholder Approval shall not have been obtained on or before the date which is 120 days after the Issuance Date.

          "Optional Redemption Notice" means a notice from a holder of shares of Series D Convertible Preferred Stock to the Corporation which states (1) that the holder delivering such notice is thereby requiring the Corporation to redeem shares of Series D Convertible Preferred Stock pursuant to Section 11, (2) in general terms the Optional Redemption Event giving rise to such redemption, and
(3) the number of shares of Series D Convertible Preferred Stock held by such holder which are to be redeemed.

          "Optional Redemption Price" means the Premium Price on the applicable redemption date.

          "Parity Dividend Stock" means any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series D Convertible Preferred Stock.

          "Parity Liquidation Stock" means any class or series of the Corporation's capital stock having parity as to liquidation rights with the Series D Convertible Preferred Stock.

          "Premium Percentage" means 115%.

          "Premium Price" means, for any share of Series D Convertible Preferred Stock as of any date of determination, the product obtained by multiplying (a) the sum of (1) the Conversion Amount plus (2) an amount equal to the accrued but unpaid dividends on such share of Series D Convertible Preferred Stock to the date of determination, plus (3) an amount equal to the accrued and unpaid interest on dividends in arrears (as provided in Section 5) to the date of determination times (b) the Premium Percentage.

          "Redemption Date" means the date of a redemption of shares of Series D Convertible Preferred Stock pursuant to Section 9(a) determined in accordance therewith.

          "Redemption Price" means the greater of:

          (1) the Premium Price on the applicable Redemption Date; and

          (2) the Converted Market Price on the applicable Redemption Date; provided, however, that if in connection with any determination of the Redemption Price the amount specified in clause (y) of the definition of the term Converted Market Price is greater than 200% of the Ceiling Price on the date as of which such amount is determined, then for purposes of computing the Redemption Price in such instance, the amount otherwise specified in clause (y) of the definition of the term Converted Market Price shall be reduced by 20% of the amount by which (A) the amount otherwise specified in clause (y) of the definition of the term Converted Market Price exceeds (B) the Ceiling Price on the date as of which such amount is determined.

          "Registration Event" shall mean (1) the Registration Statement is not effective within 105 days of the Issuance Date, if the Registration Statement is on Form S-3, or 120 days after the Issuance Date, if the Registration Statement is on Form S-1, (2) the Company fails to file the Registration Statement with the SEC within 60 days after the Issuance Date, (3) the Company fails to submit a request for acceleration of the effective date of the Registration Statement in accordance with Section 3(a) of the Registration Rights Agreement, (4) the Registration Statement shall cease to be available for use by any holder of shares of Series D Convertible Preferred Stock who is named therein as a selling stockholder for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission in the Registration Statement or the information contained in the Registration Statement having become outdated); provided, however, that no Registration Event pursuant to this clause (4) shall be deemed to occur prior to the SEC Effective Date, (5) the Common Stock is not listed for trading on any of the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap, or (6) a holder of shares of Series D Preferred Stock having become unable to convert any shares of Series D Preferred Stock in accordance with
Section 10(a) for any reason (other than by reason of the 4.9% limitation on beneficial ownership set forth therein or a redemption or repurchase thereof).

          "Registration Rights Agreements" means the several Registration Rights Agreements entered into between the Corporation and the original holders of the shares of Series D Convertible Preferred Stock, as amended or modified from time to time in accordance with their respective terms.

          "Registration Statement" means the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 2(a) of the Registration Rights Agreements.

          "SEC" means the United States Securities and Exchange Commission.

          "SEC Effective Date" means the date the Registration Statement is first declared effective by the SEC.

          "Senior Dividend Stock" means any class or series of capital stock of the Corporation ranking senior as to dividends to the Series D Convertible Preferred Stock.

          "Senior Liquidation Stock" means any class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Series D Convertible Preferred Stock.

          "Series D Convertible Preferred Stock" means the Series D Convertible Preferred Stock, $.01 par value, of the Corporation.

          "Share Limitation Redemption Date" shall mean each date on which the Corporation is required to redeem shares of Series D Convertible Preferred Stock as provided in Section 7(a).

          "Share Limitation Redemption Price" means the Premium Price on the applicable Share Limitation Redemption Date.

          "Stockholder Approval" shall mean the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Corporation (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Corporation of 20% or more of the Common Stock of the Corporation outstanding on the Issuance Date for less than the greater of the book or market value of such Common Stock on conversion of the Series D

Convertible Preferred Stock, as and to the extent required under Rule 4460(i) of the Nasdaq as in effect from time to time or any successor provision.

          "Tender Offer" means a tender offer or exchange offer.

          "Trading Day" means a day on whichever of (x) the national securities exchange, (y) the Nasdaq or (z) the Nasdaq SmallCap which at the time constitutes the principal securities market for the Common Stock is open for general trading of securities.

          "Transfer Agent Instruction" means the Transfer Agent Instruction from the Corporation to the Conversion Agent for the benefit of the holders from time to time of shares of Series D Convertible Preferred Stock, provided for in the Exchange Agreements.

          SECTION 2. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series D Convertible Preferred Stock", and the number of shares constituting the Series D Convertible Preferred Stock shall be 6,500, and shall not be subject to increase. Of the authorized shares of Series D Convertible Preferred Stock, 1,500 shares may be issued only as dividends on the outstanding shares of Series D Convertible Preferred Stock.

          SECTION 3. SERIES D PREFERRED STOCK CAPITAL. The amount to be represented in the Series D Convertible Preferred Stock capital of the Corporation at all times for each outstanding share of Series D Convertible Preferred Stock shall be the greater of (i) the Premium Price and (ii) the Converted Market Price. The Corporation shall take such action as may be required to maintain the amount required by this Section 3 to be represented in stated capital for the Series D Convertible Preferred Stock capital not less frequently than monthly.

          SECTION 4.  RANK.  All Series D Convertible Preferred Stock shall rank
(i) senior to the Common Stock, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (ii) junior to the Series A Convertible Preferred Stock, Series B Senior Convertible Preferred Stock and Series C Convertible Preferred Stock of the Corporation, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary and (iii) senior to any additional series of the class of Preferred Stock which series the Board of Directors may from time to time authorize and any additional class of preferred stock (or series of preferred stock of such class) which the Board of Directors or the stockholders may from time to time authorize in accordance herewith.

          SECTION 5. DIVIDENDS AND DISTRIBUTIONS. (a) The holders of shares of Series D Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $60.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance of each share of Series D Convertible Preferred Stock and shall be payable quarterly on February 15, May 15, August 15, and November 15 of each year commencing November 15, 1998 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series D Convertible Preferred Stock shall be paid in cash or, subject to the limitations in Section 5(b) hereof, Dividend Shares or any combination of cash and Dividend Shares, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series D Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 14% per annum until paid (or such lesser rate as shall be the maximum rate allowable by applicable law). No dividends or other distributions, other than the dividends payable solely in shares of any Junior Dividend Stock, shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock (except for Option Share Surrenders), unless and until all accrued and unpaid dividends on the Series D Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

          If at any time any dividend on any Senior Dividend Stock shall be in arrears, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series D Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series D Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series D Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series D Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series D Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series D Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series D Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

          Any references to "distribution" contained in this Section 5 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

          (b) If the Corporation elects in the exercise of its sole discretion to issue Dividend Shares in payment of dividends on the Series D Convertible Preferred Stock in respect of any dividend payment date, the Corporation shall issue and deliver, or cause to be issued and delivered, by the third Trading Day after such dividend payment date to each holder of shares of Series D Convertible Preferred Stock a certificate representing the number of whole Dividend Shares arrived at by dividing (x) the total amount of cash dividends such holder would be entitled to receive if the aggregate dividends on the Series D Convertible Preferred Stock held by such holder which are being paid in Dividend Shares were being paid in cash by (y) $1,000.00; provided, however, that if certificates representing Dividend Shares are issued and delivered to holders of Series D Convertible Preferred Stock subsequent to the third Trading Day after a dividend payment date, the amount so divided into such total amount of cash dividends will be reduced by $10.00 for each Trading Day after the third Trading Day following such dividend payment date to the date of delivery of Dividend Shares. No fractional Dividend Shares shall be issued in payment of dividends. In lieu thereof, the Corporation shall pay cash in an amount equal to the balance of such dividend which is not paid in Dividend Shares. The Corporation shall not exercise its right to issue Dividend Shares in payment of dividends on Series D Convertible Preferred Stock if:

          (i) the number of shares of Series D Convertible Preferred Stock at the time authorized, unissued and unreserved for all purposes, or held in the Corporation's treasury, is insufficient to permit the conversion of such Dividend Shares into shares of Common Stock;

          (ii) the issuance or delivery of Dividend Shares as a dividend payment or the issuance of shares of Common Stock upon conversion of such Dividend Shares by the holder thereof would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained or is not in effect or the Registration Statement is unavailable for use by such holder for the resale of such shares of Common Stock; provided, however, that this limitation shall not be deemed to be applicable at any time prior to the date which is 105 days after the Issuance Date, if the Registration Statement is on Form S-3, or 120 days after the Issuance Date, if the Registration Statement is on Form S-1, if this limitation otherwise would be applicable solely because the Registration Statement shall not yet have been declared effective, so long as the Corporation shall be in compliance in all material respects with its obligations under the Registration Rights Agreements;

          (iii) the shares of Common Stock issuable upon conversion of such Dividend Shares have not been authorized for listing, upon official notice of issuance, on any securities exchange or market on which the Common Stock is then listed; or have not been approved for quotation if the Common Stock is traded in the over-the-counter market;

          (iv) the number of shares of Common Stock registered pursuant to
     Section 2(a) of the Registration Rights Agreements for resale upon issuance upon conversion of Dividend Shares shall be sufficient (after taking into account the number of shares of Common Stock issued or issuable upon conversion of Dividend Shares theretofore issued) to prevent the resale pursuant to the Registration Statement of the shares of Common Stock issuable upon conversion of such Dividend Shares;

          (v) the shares of Common Stock issuable upon conversion of such Dividend Shares (A) cannot be sold or transferred without restriction by unaffiliated holders who receive such Dividend Shares or (B) are no longer listed on any of the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap; or

          (vi) an Optional Redemption Event shall have occurred and any holder of shares of Series D Convertible Preferred Stock shall have exercised optional redemption rights under Section 11 by reason of such Optional Redemption Event and the Corporation shall not have paid the Optional Redemption Price to each holder.

          Dividend Shares issued in payment of dividends on Series D Convertible Preferred Stock pursuant to this Section and shares of Common Stock issuable upon conversion of such Dividend Shares shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of the Corporation; the issuance and delivery thereof is hereby authorized; and the delivery will be, and for all purposes shall be deemed to be, payment in full of the cumulative dividends to which holders are entitled on the applicable dividend payment date.

          (c) Neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions (excluding any Option Share Surrender) is more than either (x) 5.0% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions or (y) 1% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions if such transaction or series of related transactions is with any one person or group of affiliated persons, unless the Corporation or such subsidiary offers to purchase for cash from each holder of shares of Series D Convertible Preferred Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder's shares of Series D

Convertible Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired at a purchase price per share of Series D Convertible Preferred Stock equal to the greater of (i) the Premium Price in effect on the date of purchase pursuant to this Section 5(c) and (ii) the Converted Market Price on the date of purchase pursuant to this Section 5(c); provided, however, that if in connection with any determination of the purchase price payable pursuant to this Section 5(c) the amount specified in clause (y) of the definition of the term Converted Market Price is greater than 200% of the Ceiling Price on the date as of which such amount is determined, then for purposes of computing the purchase price payable pursuant to this Section 5(c) in such instance, the amount otherwise specified in clause (y) of the definition of the term Converted Market Price shall be reduced by 20% of the amount by which (A) the amount otherwise specified in clause (y) of the definition of the term Converted Market Price exceeds (B) the Ceiling Price on the date as of which such amount is determined.

          (d) Neither the Corporation nor any subsidiary of the Corporation shall (1) make any Tender Offer for outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any person other than the Corporation or any subsidiary of the Corporation, unless such person agrees with the Corporation to make an offer, in either such case to each holder of outstanding shares of Series D Convertible Preferred Stock to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series D Convertible Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer at a price per share of Series D Convertible Preferred Stock equal to the greater of (i) the Premium Price in effect on the date of purchase pursuant to this Section 5(d) and (ii) the Converted Market Price on the date of purchase pursuant to this Section 5(d).

          SECTION 6. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series D Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series D Convertible Preferred Stock equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of Junior Liquidation Stock; provided, however, that such rights shall accrue to the holders of Series D Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of Senior Liquidation Stock are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series D Convertible Preferred Stock and any Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the Liquidation Preference of the shares of Series D Convertible Preferred Stock and the liquidation preference of the shares of Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution or winding up of the Corporation.

          SECTION 7.  MANDATORY REDEMPTION.

          (a) MANDATORY REDEMPTION BASED ON MAXIMUM SHARE AMOUNT. (1) Notwithstanding any other provision herein, unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq, so long as the Common Stock is listed on the Nasdaq, the Nasdaq SmallCap, the NYSE or the AMEX, the Corporation shall not be required to issue upon conversion of shares of Series D Convertible Preferred Stock pursuant to
Section 10 more than the Maximum Share Amount. The Maximum Share Amount shall be allocated among the shares of Series D Convertible Preferred Stock at the time of initial issuance thereof pro rata based on the initial issuance of 5,000 shares of Series D Convertible Preferred Stock. Each certificate for shares of Series D Convertible Preferred Stock initially issued shall bear a notation as to the number of shares constituting the portion of the Maximum Share Amount allocated to the shares of Series D Convertible Preferred Stock represented by such certificate for purposes of conversion thereof. The Corporation shall maintain records which show the number of shares of Series D Convertible Preferred Stock issued by the Corporation pursuant to Section 5 as dividends on the shares of Series D Convertible Preferred Stock represented by each certificate, which records shall be controlling in the absence of manifest error. Each such additional share of Series D Convertible Preferred Stock shall be allocated a portion of the Maximum Share Amount allocated to the shares of Series D Convertible Preferred Stock in respect of which such additional shares of Series D Convertible Preferred Stock are issued as a dividend and the certificate for such additional shares of Series D Convertible Preferred Stock shall bear a notation as to the certificate number of the share of Series D Convertible Preferred Stock in respect of which such additional share of Series D Convertible Preferred Stock is issued as a dividend. Upon surrender of any certificate for shares of Series D Convertible Preferred Stock for transfer or re-registration thereof (or, at the option of the holder, for conversion pursuant to Section 10(a) of less than all of the shares of Series D Convertible Preferred Stock represented thereby), the Corporation shall make a notation on the new certificate issued upon such transfer or re-registration or evidencing such unconverted shares, as the case may be, as to the remaining number of shares of Common Stock from the Maximum Share Amount remaining available for conversion of the shares of Series D Convertible Preferred Stock evidenced by such new certificate. If any certificate for shares of Series D Convertible Preferred Stock is surrendered for split-up into two or more certificates representing an aggregate number of shares of Series D Convertible Preferred Stock equal to the number of shares of Series D Convertible Preferred Stock represented by the certificate so surrendered (as reduced by any contemporaneous conversion of shares of Series D Convertible Preferred Stock represented by the certificate so surrendered), each certificate issued on such split-up shall bear a notation of the portion of the Maximum Share Amount allocated thereto determined by pro rata allocation from among the remaining portion of the Maximum Share Amount allocated to the certificate so surrendered. If any shares of Series D Convertible Preferred Stock represented by a single certificate are converted in full pursuant to Section 10, all of the portion of the Maximum Share Amount allocated to such shares of Series D Convertible Preferred Stock which remains unissued after such conversion shall be re-allocated pro rata to the outstanding shares of Series D Convertible Preferred Stock held of record by the holder of record at the close of business on the date of such conversion of the shares of Series D Convertible Preferred Stock so converted, and if there shall be no other shares of Series D Convertible Preferred Stock held of record by such holder at the close of business on such date, then such portion of the Maximum Share Amount shall be allocated pro rata among the shares of Series D Convertible Preferred Stock outstanding on such date.

          (2) The Corporation shall promptly, but in no event later than five business days after the occurrence, give notice to each holder of shares of Series D Convertible Preferred Stock (by telephone line facsimile transmission at such number as such holder has specified in writing to the Corporation for such purposes or, if such holder shall not have specified any such number, by overnight courier or first class mail, postage prepaid, at such holder's address as the same appears on the stock books of the Corporation) and any holder of shares of Series D Convertible Preferred Stock may at any time after the occurrence give notice to the Corporation, in either case, if at any time on or after December 16, 1998 and on or prior to August 31, 2001 on any ten Trading Days within any period of 20 consecutive Trading Days the Corporation would not have been required to convert shares of Series D Convertible Preferred Stock of such holder in accordance with Section 10(a) as a consequence of the limitations set forth in Section 7(a)(1) had the shares of Series D Convertible Preferred Stock held by such holder been converted in full into Common Stock on each such day, determined without regard to the limitation, if any, on such holder contained in the proviso to the second sentence of Section 10(a) (any such notice, whether given by the Corporation or a holder, an "Inconvertibility Notice"). If the Corporation shall have given or been required to give any Inconvertibility Notice, or if a holder shall have given any Inconvertibility Notice, then within ten Trading Days after such Inconvertibility Notice is given or was required to be given, the holder receiving or giving, as the case may be, such Inconvertibility Notice shall have the right by written notice to the Corporation (which written notice may be contained in the Inconvertibility Notice given by such holder) to direct the Corporation to redeem the portion of such holder's outstanding shares of Series D Convertible Preferred Stock (which, if applicable, shall be all of such holder's outstanding shares of Series D Convertible Preferred Stock) as shall not, on the business day prior to the date of such redemption, be convertible into shares of Common Stock by reason of the limitations set forth in Section 7(a)(1) (determined without regard to the limitation, if any, on beneficial ownership of Common Stock by such holder contained in the proviso to the second sentence of Section 10(a)), within ten business days after such holder so directs the Corporation, at a price per share equal to the Share Limitation Redemption Price. If a holder of shares of Series D Convertible Preferred Stock directs the Corporation to redeem outstanding shares of Series D Convertible Preferred Stock and, prior to the date the Corporation is required to redeem such shares of Series D Convertible Preferred Stock, the Corporation would have been able, within the limitations set forth in
Section 7(a)(1), to convert all of such holder's shares of Series D Convertible Preferred Stock (determined without regard to the limitation, if any, on beneficial ownership of shares of Common Stock by such holder contained in the proviso to the second sentence of Section 10(a)) on any ten Trading Days within any period of 15 consecutive Trading Days commencing after the period of 20 consecutive Trading Days which gave rise to the applicable Inconvertibility Notice from the Corporation or such holder of shares of Series D Convertible Preferred Stock, as the case may be, had such holder exercised its right to convert all of such holder's shares of Series D Convertible Preferred Stock into Common Stock on each of such ten Trading Days within such 15 Trading Day period, then the Corporation shall not be required to redeem any shares of Series D Convertible Preferred Stock by reason of such Inconvertibility Notice.

          (3) Notwithstanding the giving of any Inconvertibility Notice by the Corporation to the holders of Series D Convertible Preferred Stock pursuant to
Section 7(a)(2) or the giving or the absence of any notice by the holders of the Series D Convertible Preferred Stock in response thereto or any redemption of shares of Series D Convertible Preferred Stock pursuant to Section 7(a)(2), thereafter the provisions of Section 7(a)(2) shall continue to be applicable on any occasion unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq.

          (4) On each Share Limitation Redemption Date (or such later date as a holder of shares of Series D Convertible Preferred Stock shall surrender to the Corporation the certificate(s) for the shares of Series D Convertible Preferred Stock being redeemed pursuant to this Section 7(a)), the Corporation shall make payment in immediately available funds of the applicable Share Limitation Redemption Price to such holder of shares of Series D Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to such Share Limitation Redemption Date. Upon redemption of less than all of the shares of Series D Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series D Convertible Preferred Stock evidenced by such certificate which have not been redeemed. Only whole shares of Series D Convertible Preferred Stock may be redeemed.

          (B) NO OTHER MANDATORY REDEMPTION. The shares of Series D Convertible Preferred Stock shall not be subject to mandatory redemption by the Corporation except as provided in Section 7(a).

          SECTION 8. NO SINKING FUND. The shares of Series D Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

          SECTION 9.  OPTIONAL REDEMPTION.

          (A) CORPORATION OPTIONAL REDEMPTION. If (1) the Corporation shall be in compliance in all material respects with its obligations to the holders of shares of Series D Convertible Preferred Stock (including, without limitation, its obligations under the Exchange Agreement, the Registration Rights Agreements and the provisions of this Statement of Resolution), (2) on the date the Corporation Optional Redemption Notice is given and at all times until the Redemption Date, the Registration Statement is effective and available for use by each holder of shares of Series D Convertible Preferred Stock for the resale of shares of Common Stock acquired by such holder upon conversion of all shares of Series D Convertible Preferred Stock held by such holder and (3) no Optional Redemption Event shall have occurred with respect to which, on the date a Corporation Optional Redemption Notice is given or on the Redemption Date, any holder of shares of Series D Convertible Preferred Stock shall have exercised optional redemption rights under Section 11 by reason of such Optional Redemption Event and the Corporation shall not have paid the Optional Redemption Price to such holder, then the Corporation shall have the right, exercisable by giving a Corporation Optional Redemption Notice not less than 30 days or more than 60 days prior to the Redemption Date to all holders of record of the shares of Series D Convertible Preferred Stock, at any time to redeem all or from time to time to redeem any part of the outstanding shares of Series D Convertible Preferred Stock in accordance with this Section 9(a). If the Corporation shall redeem less than all outstanding shares of Series D Convertible Preferred Stock, such redemption shall be made as nearly as practical pro rata from all holders of shares of Series D Convertible Preferred Stock. Any Corporation Optional Redemption Notice under this Section 9(a) shall be given to the holders of record of the shares of Series D Convertible Preferred Stock at their addresses appearing on the records of the Corporation; provided, however, that any failure or defect in the giving of such notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series D Convertible Preferred Stock of any other holder. On the Redemption Date (or such later date as a holder of shares of Series D Convertible Preferred Stock surrenders to the Corporation the certificate(s) for shares of Series D Convertible Preferred Stock to be redeemed pursuant to this Section 9(a)), the Corporation shall make payment of the applicable Redemption Price to each holder of shares of Series D Convertible Preferred Stock to be redeemed in immediately available funds to such account as specified by such holder in writing to the Corporation at least one business day prior to the Redemption Date. A holder of shares of Series D Convertible Preferred Stock to be redeemed pursuant to this Section 9(a) shall be entitled to convert such shares of Series D Convertible Preferred Stock in accordance with Section 10(a) through the day prior to the Redemption Date and
(2) if the Corporation shall fail to pay the Redemption Price of any share of Series D Convertible Preferred Stock when due, at any time after the due date thereof until such date as the Corporation pays the Redemption Price of such share of Series D Convertible Preferred Stock. No share of Series D Convertible Preferred Stock as to which the holder exercises the right of conversion pursuant to Section 10 or the optional redemption right pursuant to Section 11 may be redeemed by the Corporation pursuant to this Section 9(a) on or after the date of exercise of such conversion right or optional redemption right, as the case may be, regardless of whether the Corporation Optional Redemption Notice shall have been given prior to, or on or after, the date of exercise of such conversion right or optional redemption right, as the case may be.

          (B) FINAL REDEMPTION. The Corporation shall have the right to redeem all, but not less than all, outstanding shares of Series D Convertible Preferred Stock at any time on or after the date which is 1,080 days after the Issuance Date so long as (1) the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series D Convertible Preferred Stock (including, without limitation, its obligations under the Exchange Agreements, the Registration Rights Agreements and this Statement of Resolution) and (2) no Optional Redemption Event shall have occurred with respect to which on the date a Final Redemption Notice is to be given or on the Final Redemption Date, any holder of shares of Series D Convertible Preferred Stock shall have exercised optional redemption rights under Section 11 by reason of such Optional Redemption Event and the Corporation shall not have paid the Optional Redemption Price to such holder. In order to exercise its rights under this Section 9(b), the Corporation shall give a Final Redemption Notice not less than 20 or more than 40 Trading Days prior to the Final Redemption Date to all holders of record of the shares of Series D Convertible Preferred Stock. Any Final Redemption Notice shall be given to the holders of record of the shares of Series D Convertible Preferred Stock by telephone line facsimile transmission to such number as shown on the records of the Corporation for such purpose; provided, however, that any failure or defect in the giving of such notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series D Convertible Preferred Stock of any other holder. On the Final Redemption Date (or such later date as a holder of shares of Series D Convertible Preferred Stock surrenders to the Corporation the certificate(s) for shares of Series D Convertible Preferred Stock to be redeemed pursuant to this
Section 9(b)), the Corporation shall make payment of the applicable Final Redemption Price to each holder of shares of Series D Convertible Preferred Stock to be redeemed in immediately available funds to such account as specified by such holder in writing to the Corporation at least one business day prior to the Final Redemption Date. A holder of shares of Series D Convertible Preferred Stock to be redeemed pursuant to this Section 9(b) shall be entitled to convert such shares of Series D Convertible Preferred Stock in accordance with Section 10 through the day prior to the Final Redemption Date and (2) if the Corporation shall fail to pay the Final Redemption Price of any share of Series D Convertible Preferred Stock when due, at any time after the due date thereof until such date as the Corporation pays the Final Redemption Price of such share of Series D Convertible Preferred Stock to such holder. No share of Series D Convertible Preferred Stock as to which a holder exercises the right of conversion pursuant to Section 10 or the optional redemption right pursuant to
Section 11 may be redeemed by the Corporation pursuant to this Section 9(b) on or after the date of exercise of such conversion right or optional redemption right, as the case may be, regardless of whether the Final Redemption Notice shall have been given prior to, or on or after, the date of exercise of such conversion right or optional redemption right, as the case may be. So long as during the period from the Issuance Date through the date the Corporation pays the Final Redemption Price the Corporation shall not have commenced a voluntary case or other proceeding, and no person shall have commenced an involuntary case or other proceeding against the Corporation, in any such case seeking liquidation, reorganization or other relief with respect to the Corporation or its debts under any bankruptcy, insolvency, receivership, moratorium, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of the Corporation or any substantial part of the Corporation's property, the Corporation shall not have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, and the Corporation shall not have made a general assignment for the benefit of creditors, then the Corporation shall have the right, exercisable by a statement to such effect in the Final Redemption Notice, to pay the Final Redemption Price by the issuance to the holders of shares of Series D Convertible Preferred Stock to be redeemed of shares of Common Stock, valued for this purpose at the Conversion Price on the Final Redemption Date, in lieu of payment of cash, so long as all shares of Common Stock to be so issued would, if issued as dividends on shares of Series D Convertible Preferred Stock, meet the criteria in clauses (i) through (vi) of Section 5(b).

          (C) NO OTHER OPTIONAL REDEMPTION. The shares of Series D Convertible Preferred Stock shall not be subject to redemption at the option of the Corporation except as provided in Sections 9(a) and 9(b).

          SECTION 10.  CONVERSION.

          (A) CONVERSION AT OPTION OF HOLDER. The holders of the Series D Convertible Preferred Stock may at any time on or after the earlier of (x) the SEC Effective Date and (y) the date which is 90 days after the Issuance Date convert at any time all or from time to time any part of their shares of Series D Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as herein provided. Each share of Series D Convertible Preferred Stock may be converted at the office of the Conversion Agent or at such other additional office or offices, if any, as the Board of Directors may designate, into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) the Conversion Amount, (ii) accrued but unpaid dividends to the applicable Conversion Date on the share of Series D Convertible Preferred Stock being converted, and (iii) accrued but unpaid interest on the dividends on the share of Series D Convertible Preferred Stock being converted in arrears to the applicable Conversion Date at the rate provided in Section 5 by (y) the Conversion Price for such Conversion Date (the "Conversion Rate"); provided, however, that in no event shall any holder of shares of Series D Convertible Preferred Stock be entitled to convert any shares of Series D Convertible Preferred Stock in excess of that number of shares of Series D Convertible Preferred Stock upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such holder and all Aggregated Persons of such holder (other than shares of Common Stock deemed beneficially owned through the ownership of unconverted shares of Series D Convertible Preferred Stock) and
(2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series D Convertible Preferred Stock with respect to which the determination in this proviso is being made, would result in beneficial ownership by such holder and all Aggregated Persons of such holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence.

          (B) OTHER PROVISIONS. (1) Notwithstanding anything in this Section 10(b) to the contrary, no change in the Conversion Amount pursuant to this
Section 10(b) shall actually be made until the cumulative effect of the adjustments called for by this Section 10(b) since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Amount shall actually be changed to reflect all adjustments called for by this Section 10(b) and not previously made. Notwithstanding anything in this Section 10(b), no change in the Conversion Amount shall be made that would result in the price at which a share of Series D Convertible Preferred Stock is converted being less than the par value of the Common Stock into which shares of Series D Convertible Preferred Stock are at the time convertible.

          (2) The holders of shares of Series D Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series D Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; provided, however, that the holder of shares of Series D Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must pay to the Corporation, within five days after receipt by such holder, an amount equal to the dividend payable on such shares on such dividend payment date if such dividend is paid by the Corporation to such holder. A holder of shares of Series D Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series D Convertible Preferred Stock on such date, and the converting holder need not make any payment of the amount of such dividend in connection with such conversion of shares of Series D Convertible Preferred Stock. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series D Convertible Preferred Stock that may be accrued and unpaid at the date of surrender of shares of Series D Convertible Preferred Stock.

          (3) (A) The right of the holders of Series D Convertible Preferred Stock to convert their shares shall be exercised by giving (which may be done by telephone line facsimile transmission) a Conversion Notice to the Conversion Agent. If a holder of Series D Convertible Preferred Stock elects to convert any shares of Series D Convertible Preferred Stock in accordance with Section 10(a), such holder shall not be required to surrender the certificate(s) representing such shares of Series D Convertible Preferred Stock to the Corporation unless all of the shares of Series D Convertible Preferred Stock represented thereby are so converted. Each holder of shares of Series D Convertible Preferred Stock and the Corporation shall maintain records showing the number of shares so converted and the dates of such conversions or shall use such other method, satisfactory to such holder and the Corporation, so as to not require physical surrender of such certificates upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any shares of Series D Convertible Preferred Stock evidenced by a particular certificate therefor are converted as aforesaid, the holder of Series D Convertible Preferred Stock may not transfer the certificate(s) representing such shares of Series D Convertible Preferred Stock unless such holder first physically surrenders such certificate(s) to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such holder of shares of Series D Convertible Preferred Stock new certificate(s) of like tenor, registered as such holder of shares of Series D Convertible Preferred Stock (upon payment by such holder of shares of Series D Convertible Preferred Stock of any applicable transfer taxes) may request, representing in the aggregate the remaining number of shares of Series D Convertible Preferred Stock represented by such certificate(s). Each holder of shares of Series D Convertible Preferred Stock, by acceptance of a certificate for such shares, acknowledges and agrees that (1) by reason of the provisions of this paragraph, following conversion of any shares of Series D Convertible Preferred Stock represented by such certificate, the number of shares of Series D Convertible Preferred Stock represented by such certificate may be less than the number of shares stated on such certificate, and (2) the Corporation may place a legend on the certificates for shares of Series D Convertible Preferred Stock which refers to or describes the provisions of this paragraph.

          (B) The Corporation shall pay any transfer tax arising in connection with any conversion of shares of Series D Convertible Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series D Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The number of shares of Common Stock to be issued upon each conversion of shares of Series D Convertible Preferred Stock shall be the number set forth in the applicable Conversion Notice which number shall be conclusive absent manifest error. The Corporation shall notify a holder who has given a Conversion Notice of any claim of manifest error within one Trading Day after such holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Corporation's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Corporation notifies a holder of shares of Series D Convertible Preferred Stock being converted within one Trading Day after a Conversion Notice has been given (which notice shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the converting holder promptly undertakes to correct all such defects.

          (4) The Corporation shall reserve from its authorized, unissued and otherwise unreserved Common Stock free from preemptive and similar rights 5,933,332 shares (such amount to be subject to equitable adjustment from time to time on terms reasonably acceptable to the Holder for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring on or after the Issuance Date) to provide for the issuance of Common Stock upon the conversion in full of the Series D Convertible Preferred Stock, subject to reduction from time to time by the number of shares of Common Stock issued on conversion of the Series D Convertible Preferred Stock. The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series D Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series D Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series D Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series D Convertible Preferred Stock, the Corporation promptly shall seek, and use its best efforts to obtain and complete, such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (5) In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series D Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series D Convertible Preferred Stock into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of shares of Common Stock into which such shares of Series D Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange and on a basis which preserves the economic benefits of the conversion rights of the holders of shares of Series D Convertible Preferred Stock on a basis as nearly as practical as such rights exist hereunder prior thereto. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series D Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series D Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

          (6) If a holder shall have given a Conversion Notice for shares of Series D Convertible Preferred Stock, the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within three Trading Days after such Conversion Notice is given and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided. If a holder shall have given a Conversion Notice as provided herein, the Corporation's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to such holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder or any other person of any obligation to the Corporation or any violation or alleged violation of law by such holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the holder in connection with such conversion. If the Corporation fails to issue and deliver the certificates for the Common Stock to the holder converting shares of Series D Convertible Preferred Stock pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Corporation may have hereunder and under applicable law (1) the Corporation shall pay or reimburse such holder on demand for all out-of-pocket expenses including, without limitation, reasonable fees and expenses of legal counsel incurred by such holder as a result of such failure,
(2) the Conversion Percentage used to determine the Conversion Price applicable to such conversion shall be reduced by one percentage point from the Conversion Percentage otherwise used to calculate the Conversion Price applicable to such conversion or, if such conversion is based on the Ceiling Price, the Ceiling Price used to determine the Conversion Price applicable to such conversion shall be reduced by one percentage point from the amount that the Conversion Price otherwise would have been without reduction pursuant hereto, in either such case, for each Trading Day after such third Trading Day until such shares of Common Stock are delivered to such holder and (3) such holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing) given at any time prior to delivery to such holder of the certificates for the shares of Common Stock issuable upon such conversion of shares of Series D Convertible Preferred Stock, rescind such conversion, whereupon such holder shall have the right to convert such shares of Series D Convertible Preferred Stock thereafter in accordance herewith.

          (7) No fractional shares of Common Stock shall be issued upon conversion of Series D Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock to purchase fractional shares of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation shall pay in cash an amount equal to the product of (i) the arithmetic average of the Market Price of one share of Common Stock on the three consecutive Trading Days ending on the Trading Day immediately preceding the Conversion Date times (ii) such fraction of a share.

          (8) The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of Section 10(b)(1), as follows:

          (i) In case the Corporation shall issue rights or warrants on a pro rata basis to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the Current Price for such record date, then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the formula

     C\\1\\ = C x  O + N
               -----
              O + N x P
                  -----
                   M
where
     C\\1\\ =  the adjusted Conversion Amount
     C  =  the current Conversion Amount
     O  =  the number of shares of Common Stock outstanding on the record date.
     N  =  the number of additional shares of Common Stock issuable pursuant to the exercise of such rights or warrants.
     P = the offering price per share of the additional shares (which amount shall include amounts received by the Corporation in respect of the issuance and the exercise of such rights or warrants).
     M  =  the Current Price per share of Common Stock on the record date.


          Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

          (ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula

    C\\1\\ = C x M
             ----
             M - F
where
    C\\1\\ = the adjusted Conversion Amount
    C  =   the current Conversion Amount
    M  =   the Current Price per share of Common Stock on the record date mentioned below.
    F  =   the aggregate amount of such cash dividend and/or the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of Common Stock outstanding on the record date. The Board of Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii), "Junior Stock" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series D Convertible Preferred Stock.

          (iii) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

          (iv) If at any time as a result of an adjustment made pursuant to
Section 10(b)(5), the holder of any Series D Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to (iii) above.

          (9) Except as otherwise provided above in this Section 10, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

          (10) Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each holder and each transfer agent, if any, for the Series D Convertible Preferred Stock and the transfer agent for the Common Stock, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or an Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 10, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation. Whenever the Conversion Amount is adjusted, the Corporation will give notice by mail to the holders of record of Series D Convertible Preferred Stock, which notice shall be made within 15 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

          (11) Whenever the Corporation shall propose to take any of the actions specified in Section 10(b)(5) or in subparagraphs (i) or (ii) of Section 10(b)(8) which would result in any adjustment in the Conversion Amount under this Section 10(b), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series D Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

          SECTION 11.  REDEMPTION AT OPTION OF HOLDERS.

          (A) REDEMPTION RIGHT. If an Optional Redemption Event occurs, then, in addition to any other right or remedy of any holder of shares of Series D Convertible Preferred Stock, each holder of shares of Series D Convertible Preferred Stock shall have the right, at such holder's option, to require the Corporation to redeem all of such holder's shares of Series D Convertible Preferred Stock, or any portion thereof, on the date that is 10 business days after the date such holder gives the Corporation an Optional Redemption Notice with respect to such Optional Redemption Event at any time while any of such holder's shares of Series D Convertible Preferred Stock are outstanding, at a price equal to the Optional Redemption Price.

          (B) NOTICES; METHOD OF EXERCISING OPTIONAL REDEMPTION RIGHTS, ETC.
(1) On or before the fifth business day after the occurrence of an Optional Redemption Event, the Corporation shall give to each holder of outstanding shares of Series D Convertible Preferred Stock a notice of the occurrence of such Optional Redemption Event and of the redemption right set forth herein arising as a result thereof. Such notice from the Corporation shall set forth:

          (i) the date by which the optional redemption right must be exercised, and

          (ii) a description of the procedure (set forth below) which each such holder must follow to exercise such holder's optional redemption right.

          No failure of the Corporation to give such notice or defect therein shall limit the right of any holder of shares of Series D Convertible Preferred Stock to exercise the optional redemption right or affect the validity of the proceedings for the redemption of such holder's shares of Series D Convertible Preferred Stock.

          (2) To exercise its optional redemption right, each holder of outstanding shares of Series D Convertible Preferred Stock shall deliver to the Corporation on or before the thirtieth day after the notice required by Section 11(b)(1) is given to such holder (or if no such notice has been given by the Corporation to such holder, within forty days after such holder first learns of such Optional Redemption Event) an Optional Redemption Notice to the Corporation. An Optional Redemption Notice may be revoked by such holder giving such Optional Redemption Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the Optional Redemption Price to such holder.

          (3) If a holder of shares of Series D Convertible Preferred Stock shall have given an Optional Redemption Notice, on the date which is three business days after the date such Optional Redemption Notice is given (or such later date as such holder surrenders such holder's certificates for the shares of Series D Convertible Preferred Stock redeemed) the Corporation shall make payment in immediately available funds of the applicable Optional Redemption Price to such account as specified by such holder in writing to the Corporation at least one business day prior to the applicable redemption date.

          (C) OTHER.  (1) In connection with a redemption pursuant to this
Section 11 of less than all of the shares of Series D Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Trading Days after surrender of such certificate to the Corporation, the Corporation shall issue and deliver to such holder a replacement certificate for the shares of Series D Convertible Preferred Stock evidenced by such certificate which have not been redeemed.

          (2) An Optional Redemption Notice given by a holder of shares of Series D Convertible Preferred Stock shall be deemed for all purposes to be in proper form unless the Corporation notifies such holder in writing within three business days after such Optional Redemption Notice has been given (which notice shall specify all defects in such Optional Redemption Notice), and any Optional Redemption Notice containing any such defect shall nonetheless be effective on the date given if such holder promptly undertakes to correct all such defects. No such claim of error shall limit or delay performance of the Corporation's obligation to redeem all shares of Series D Convertible Preferred Stock not in dispute whether or not such holder makes such undertaking.

          Section 12.  VOTING RIGHTS; CERTAIN RESTRICTIONS.

          (A) VOTING RIGHTS. Except as otherwise required by law or expressly provided herein, shares of Series D Convertible Preferred Stock shall not be entitled to vote on any matter.

          (B) ARTICLES OF INCORPORATION; CERTAIN STOCK. The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series D Convertible Preferred Stock, voting separately as a class, will be required for
(1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the

Corporation's Articles of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series D Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series D Convertible Preferred Stock except as otherwise required by law.

          (C) REPURCHASES OF SERIES D CONVERTIBLE PREFERRED STOCK. The Corporation shall not repurchase or otherwise acquire any shares of Series D Convertible Preferred Stock (other than pursuant to Sections 7(a), 9(a), 9(b) or
11) unless the Corporation offers to repurchase or otherwise acquire simultaneously a pro rata portion of each holder's shares of Series D Convertible Preferred Stock for cash at the same price per share.

          (D) OTHER. So long as any shares of Series D Convertible Preferred Stock are outstanding:

          (1) PAYMENT OF OBLIGATIONS. The Corporation will pay and discharge, and will cause each subsidiary of the Corporation to pay and discharge, when due all their respective obligations and liabilities which are material to the Corporation and its subsidiaries taken as a whole, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

          (2) MAINTENANCE OF PROPERTY; INSURANCE. (A) The Corporation will keep, and will cause each subsidiary of the Corporation to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (B) The Corporation will maintain, and will cause each subsidiary of the Corporation to maintain, with financially sound and responsible insurance companies, insurance against loss or damage by fire or other casualty and such other insurance, including but not limited to, product liability insurance, in such amounts and covering such risks as is reasonably adequate for the conduct of their businesses and the value of their properties.

          (3) CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Corporation will continue, and will cause each subsidiary of the Corporation to continue, to engage in business of the same general type as conducted by the Corporation and its operating subsidiaries at the time this Statement of Resolution filed with the Secretary of State of the State of Texas, and will preserve, renew and keep in full force and effect, and will cause each subsidiary of the Corporation to preserve, renew and keep in full force and effect, their respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

          (4) COMPLIANCE WITH LAWS. The Corporation will comply, and will cause each subsidiary of the Corporation to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Corporation and its subsidiaries, taken as a whole.

          (5) INVESTMENT COMPANY ACT. The Corporation will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, or any successor provision.

          (6) TRANSACTIONS WITH AFFILIATES. The Corporation will not, and will not permit any subsidiary of the Corporation, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Corporation, except, on terms to the Corporation or such subsidiary no less favorable than terms that could be obtained by the Corporation or such subsidiary from a person that is not an Affiliate of the Corporation, as determined in good faith by the Board of Directors.

          (7) COMPLIANCE. The Corporation shall (a) use its commercially reasonable best efforts to obtain knowledge of any failure or default by the Corporation in the timely performance of any material obligation to the holders of the Series D Convertible Preferred Stock under the terms of this Statement of Resolution, the Exchange Agreements, the Registration Rights Agreement, the Transfer Agent Instruction or any other document or instrument executed and delivered by the Corporation in connection herewith or therewith and (b) shall notify the holders of the Series D Convertible Preferred Stock promptly, but in no event later than three Business Days after the Corporation first learns of any such failure or default.

          SECTION 13. OUTSTANDING SHARES. For purposes of this Statement of Resolution, all shares of Series D Convertible Preferred Stock shall be deemed outstanding except (i) from the applicable Conversion Date, each share of Series D Convertible Preferred Stock converted into Common Stock, unless the Corporation shall default in its obligation to issue and deliver shares of Common Stock upon such conversion as and when required by Section 10; (ii) from the date of registration of transfer, all shares of Series D Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate of the Corporation (other than any original holder of shares of Series D Convertible Preferred Stock) and (iii) from the applicable Redemption Date, Share Limitation Redemption Date, Final Redemption Date or date of redemption pursuant to Section 11, all shares of Series D Convertible Preferred Stock which are redeemed or repurchased, so long as in each case the Redemption Price, the Share Limitation Redemption Price, the Final Redemption Price, the Optional Redemption Price or other repurchase price, as the case may be, of such shares of Series D Convertible Preferred Stock shall have been paid by the Corporation as and when due hereunder.

          SECTION 14.  MISCELLANEOUS.

          (A) NOTICES. Any notices required or permitted to be given under the terms of this Statement of Resolution shall be in writing and shall be sent by mail or delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be deemed given five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier (a) in the case of the Corporation, addressed to the Corporation at 1250 Wood Branch Park Drive, Houston, Texas, 77079, Attention: Chief Executive Officer (telephone line facsimile transmission number (281) 529-4650), or, in the case of any holder of shares of Series D Convertible Preferred Stock, at such holder's address or telephone line facsimile transmission number shown on the stock books maintained by the Corporation with respect to the Series D Convertible Preferred Stock or such other address as the Corporation shall have provided by notice to the holders of shares of Series D Convertible Preferred Stock in accordance with this Section or any holder of shares of Series D Convertible Preferred Stock shall have provided to the Corporation in accordance with this Section.

          (B) REPLACEMENT OF CERTIFICATES. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the ownership of and the loss, theft, destruction or mutilation of any certificate for shares of Series D Convertible Preferred Stock and (1) in the case of loss, theft or destruction, of indemnity from the record holder of the certificate for such shares of Series D Convertible Preferred Stock reasonably satisfactory in form to the Corporation (and without the requirement to post any bond or other security) or (2) in the case of mutilation, upon surrender and cancellation of the certificate for such shares of Series D Convertible Preferred Stock, the Corporation will execute and deliver to such holder a new certificate for such shares of Series D Convertible Preferred Stock without charge to such holder.

          (C) OVERDUE AMOUNTS.  Except as otherwise specifically provided in
Section 5 with respect to dividends in arrears on the Series D Convertible Preferred Stock, whenever any amount which is due to any holder of shares of Series D Convertible Preferred Stock is not paid to such holder when due, such amount shall bear interest at the rate of 14% per annum (or such other rate as shall be the maximum rate allowable by applicable law) until paid in full.

          IN WITNESS WHEREOF, Equalnet Communications Corp. has caused this certificate to be signed by Mitchell H. Bodian, its Chief Executive Officer, as of the 12th day of March, 1999.

                            EQUALNET COMMUNICATIONS CORP.

                            By: /s/ Mitchell H. Bodian
                               -----------------------
                              Mitchell H. Bodian

                                                                         Annex I


                              NOTICE OF CONVERSION
                                       OF
                      SERIES D CONVERTIBLE PREFERRED STOCK
                                       OF
                         EQUALNET COMMUNICATIONS CORP.

TO:  American Stock Transfer & Trust Company,
        as Transfer Agent and Registrar
     6201 Fifteenth Avenue
     Third Floor
     Brooklyn, New York 11219

     Attention:  Mr. Barry Rosenthal

     Facsimile No.:  (718) 259-1144

          (1) Pursuant to the terms of the Series D Convertible Preferred Stock (the "Preferred Stock") of Equalnet Communications Corp., a Texas corporation (the "Company"), the undersigned hereby elects to convert ________________ shares of the Preferred Stock together with accrued and unpaid dividends thereon in the amount of $_______________ and interest on dividends in arrears in the amount of $________________ into shares of Common Stock, $.01 par value (the "Common Stock"), of the Company, or such other securities into which the Preferred Stock is currently convertible. Capitalized terms used in this Notice and not otherwise defined herein have the respective meanings provided in the Statement of Resolution of the Board of Directors Establishing and Designating Series D Convertible Preferred Stock and Fixing the Rights and Preferences of Such Series (the "Statement of Resolution").

          (2) Please issue a certificate or certificates for ________________ shares of Common Stock or other securities into which such number of shares of Preferred Stock is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

     _____________________                      _____________________
     Name                                               Name

     _____________________                      _____________________
     Address                                    Address

     _____________________                      _____________________
     SS or Tax ID Number                        SS or Tax ID Number

          (3) The Conversion Date is __________________________________.  Check
and complete one of the following:

                    The undersigned elects to convert based on the Average Market Price of the Common Stock. The Market Price of the Common Stock on each of the five Trading Days (whether or not consecutive) during the 25 consecutive Trading Days preceding the Conversion Date having the lowest Market Prices, and the arithmetic average thereof are as follows:

     Date                       Market Price
     ----                       ------------

     _________                  ____________

     _________                  ____________

     _________                  ____________

     _________                  ____________

     _________                  ____________

     Arithmetic Average: $_______________

          OR


                    The undersigned elects to convert based on the Ceiling Price of the Common Stock of $__________ applicable to conversions of Preferred Stock.

          (4) If the shares of Common Stock issuable upon conversion of the Preferred Stock have not been registered for resale under the Securities Act of 1933, as amended (the "Act"), and this Notice is submitted prior to the date which is two years after the Issuance Date, the undersigned represents and warrants that (i) the shares of Common Stock not so registered are being acquired for the account of the undersigned for investment, and not with a view to, or for resale in connection with, the public distribution thereof other than pursuant to registration under the Act, and that the undersigned has no present intention of distributing or reselling the shares of Common Stock not so registered other than pursuant to registration under the Act and (ii) the undersigned is an "accredited investor" as defined in Regulation D under the Act. The undersigned further agrees that (A) the shares of Common Stock not so registered shall not be sold or transferred unless either (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Act and (B) the Company may place a legend on the certificate(s) for the shares of Common

Stock not so registered to that effect and place a stop-transfer restriction in its records relating to the shares of Common Stock not so registered.

          Date _________________________
     ____________________________________
                                    Signature of Holder (Must be signed exactly
                              as name appears on the Preferred Stock
                              Certificate.)

                                                                       ANNEX C


                                                             September 3, 1998



The Independent Committee of the Board of Directors
EqualNet Communications Corp.
1250 Wood Branch Park Dr.
Houston, TX  77079

Attention: Mr. John Isaac "Ike" Epley, Chairman

RE: EQUALNET COMMUNICATIONS CORPORATION  -- SENIOR CONVERTIBLE NOTES FAIRNESS
    OPINION.

Dear Mr. Epley:

G. A. Herrera & Co. (herein referred to as "GAH") has been engaged by the Independent Committee of the Board of Directors of EqualNet Communications Corp. (herein referred to as the "Independent Committee") to evaluate the fairness, from a financial standpoint, of a proposed convertible debt offering (herein referred to as the "Offering") to the holders of the outstanding common stock, par value $0.01 per share (herein referred to as the "Common Stock") of EqualNet Communications Corp. (herein referred to as "EqualNet" or the "Company"). Enclosed is our report summarizing the analysis and conclusions developed from our review and evaluation of the documents, agreements, financial statements and other information provided as part of our engagement.

The purpose of this engagement was to assist management of the Company, its Board of Directors and the Independent Committee in (i) evaluating, analyzing and reviewing the terms of the proposed Offering, (ii) evaluating the merits of the Offering in light of the Company's current financial position and (iii) attesting as to fairness of the Offering to the holders of Common Stock. This report is not and should not be used as a solvency opinion. The use of this report is specifically limited by the terms and conditions expressed herein, and to the purposes described herewith.

EqualNet is a telecommunications company providing a variety of in-bound and out-bound long distance, internet, data and prepaid services to its customers on a nationwide basis. The Company offers switched and dedicated long-distance services via an array of distribution channels; dial-up, high-speed internet and data services; pre-paid calling cards, premium and incentive phone cards, stored value debit cards, "800 and 888" products and interactive voice response services.

                                                  EQUALNET COMMUNICATIONS CORP.
--------------------------------------------------------------------------------

GAH is a Houston, Texas based private investment banking and consulting firm that provides merger and acquisition advisory services, debt and equity placements, valuations, litigation support and expert testimony services specializing in value-added distributors and contractors serving the telecommunications, food products, energy, health care and environmental markets. As part of our investment banking business, GAH is continually involved in the valuation of private and public businesses and securities in connection with mergers, acquisitions, dispositions, dissolutions, private equity transactions and valuations for tax, estate, corporate and other purposes. GAH's active participation in the valuation field and specific telecommunications industry expertise provides extensive knowledge with respect to valuation theory and Internal Revenue Service (herein referred to as "IRS") rulings and guidelines which are significant factors in the determination of fairness opinions.

For purposes of this engagement and report, we utilized IRS Revenue Ruling 59-60, 1959-1 C.B. 237 as the primary basis in arriving at our opinion. This methodology is widely utilized to determine the price at which property would change hands between a willing buyer and a willing seller, when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both having reasonable knowledge of relevant facts. In arriving at our opinion we considered available financial data as well as other relevant business and industry factors including, the following:

     . the nature and history of the business;

     . the economic outlook in general and the current condition and prospect for EqualNet's business;

     . the total shareholders equity, liquidity and financial condition of EqualNet;

     . the historical and future earning capacity of EqualNet;

     . the dividend paying capacity of EqualNet;

     . EqualNet's goodwill or other intangible value;

     . relevant sales of EqualNet stock and the economic impact of the subject
       Offering; and

     . the market price of public companies engaged in the same or similar lines of business as EqualNet.

EqualNet has experienced significant operating and financial difficulties that have negatively impacted its business. The Company has sustained material and on-going losses primarily resulting from the erosion of its customer account base, order activity and calling volumes. The Company has not been in compliance with certain agreements


--------------------------------------------------------------------------------
G. A. HERRERA & CO.                                                    PAGE  2

                                                  EQUALNET COMMUNICATIONS CORP.
--------------------------------------------------------------------------------

and was previously the subject of various proceedings alleging violations of state consumer protection statutes. Accordingly, EqualNet has been, and is, dependent on raising funds from private sources as a result of its inability to generate funds from operations sufficient to satisfy its on-going operations. These risks and conditions coupled with the Company's continuing losses and dependence on raising additional funding pose a material concern with respect to the future financial and operational performance of EqualNet.

The need to fund on-going operations has created an immediate financing requirement. EqualNet is considering a $3,000,000 convertible debt transaction (herein referred to as the "Notes") proposal from the Willis Group, L.L.C. and Genesee funds. The Notes will be issued at a discount and the proceeds to the Company will be $2,880,000. The 6% senior convertible Notes would be due 2001 pursuant to the Offering, and any Notes issued as payment of interest accrued on such Notes may be converted, in whole or in part, by the holders of the Notes into Common Stock at any time on or after the earlier of (i) the date a registration statement is effective with the Securities Exchange Commission with respect to the Common Stock issuable pursuant to the Offering and (ii) the date 90 days after the closing of the transactions contemplated by the Offering (herein referred to as the "Closing").

The conversion price for each share of Common Stock (herein referred to as the "Conversion Price") is the lesser of (1) 85% of the average of the lowest sale price of the Common Stock as reported on NASDAQ for five days within a twenty-five day period prior to the date of conversion (herein referred to as the "Average Price") and (2) $0.9006 per share. In addition, the Note holders will be entitled to a special payment in the event the assets of Netco Acquisition Corp. (herein referred to as "Netco"), a wholly owned subsidiary of the Company, are sold at a price exceeding Netco's secured debt and closing costs. If the sale of Netco's assets occurs prior to redemption or conversion of the Notes, the Note holders will receive 5% of the excess sales price over Netco's secured debt plus closing costs.

In connection with the issuance of the Notes, the Company grants to each investor a 5 year warrant to purchase, at the Conversion Price, a number of shares of Common Stock equal to the quotient obtained by dividing (x) the quotient obtained by dividing the amount invested by such investor by the Average Price by (y) five. For a period of one year after the date of the Closing, the Company may not sell or offer to sell any equity securities or securities convertible into Common Stock at a price below the market price unless the Company first gives the purchasers of the Notes the right to purchase such securities from the Company at the price at which such securities were offered to other investors.

A related transaction is contemplated in connection with the issuance of the Notes. The Willis Group, L.L.C. and Advantage Funds will exchange in the aggregate 3,000,000 shares of Common Stock currently owned by those entities for 3,750 shares of Series D Preferred Stock (herein referred to as "Series D Preferred") of the Company. The par

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G. A. HERRERA & CO.                                                    PAGE  3

                                                  EQUALNET COMMUNICATIONS CORP.
--------------------------------------------------------------------------------

value of each share of Series D Preferred is $1,000. The Company will receive an exchange fee of $200,000. The Series D Preferred will not have priority over the Company's Preferred Stock, which is currently outstanding. The Series D Preferred will be convertible into Common Stock at a conversion price for each share of Common Stock equal to the lessor of (1) 85% of the average of the lowest sales price of the Common Stock as reported on NASDAQ for five days within a twenty-five day period prior to the date of conversion and (2) $1.2281 per share.

The approaches and methodologies used in our work were limited as referenced herein and did not comprise an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the fair presentation of financial statements or other financial information presented in accordance with generally accepted accounting principles. We express no opinion and accept no responsibility for the accuracy and completeness of the financial information or other data provided to us by others. We assumed that the financial and other information provided to us was accurate and complete, and we relied upon this information in performing our valuation for purposes of this engagement.

In performing our work, we were provided with various information, including the following:

         . EqualNet's proxy statement dated June 15, 1998 for a special meeting of the shareholders held June 30, 1998;

         . EqualNet's proxy statement dated December 29, 1997 for the annual meeting of the shareholders held January 27, 1998;

         . EqualNet's 10-Q for the period ended March 31, 1998 and 10-K for the fiscal year ended June 30, 1997.

         . Draft notice of conversion, joint escrow instructions, note purchase agreement and common stock warrant for the proposed Offering; and

         .    EqualNet's marketing and other related literature.

 The procedures employed in this engagement included such steps, we considered necessary, including, but not limited to, the following:

         . Discussions with EqualNet's management and personnel concerning the past and future operations of the Company and an explanation and clarification of data provided by management;

         . An analysis of the financial condition of EqualNet inclusive of the financial and operational issues set forth herein;


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G. A. HERRERA & CO.                                                    PAGE  4

                                                  EQUALNET COMMUNICATIONS CORP.
--------------------------------------------------------------------------------

         .    A tour of EqualNet's offices located in Houston, Texas;

         . An analysis of the condition and trends of the telecommunications industry and the switched and dedicated market, including an analysis of the competitive environment; and

         . An analysis of other pertinent facts and data resulting in our conclusion and opinion.

The summary of our procedures is intended solely to provide EqualNet and its management with an overview of our approach. We have not made an independent valuation or appraisal of the assets or liabilities of the Company and have not been furnished with any such evaluation or appraisal. For purposes of this engagement and report, we made no investigation of, and assumed no responsibility for, the titles to, or any liens against, the assets of EqualNet or the proposed Offering. Neither did we attempt to determine what the Offering or the shares of EqualNet might have sold for in the public or private market or account for the costs that might have been incurred if the Offering or shares of the Company had been sold. We assumed there were no hidden or unexpected conditions associated with EqualNet or the Offering that would adversely affect the Offering or our opinion.

GAH was not asked to consider and accordingly our opinion and this report does not address the relative merits of the proposed Offering as compared to other alternative business strategies that might exist for the Company, or the effect of any other transactions in which EqualNet might engage. We have not contacted potential purchasers of the Offering and, therefore, our opinion does not represent (1) that a market exists or (2) a price from a specific purchaser, for the Offering. Furthermore, the price a willing buyer would pay a willing seller for the Offering, neither being under any compulsion to buy nor sell, is significantly influenced by industry, economic and market conditions, which may vary from those present on the date of this report. Furthermore, the conditions and circumstances prevailing at the date of this report will often vary from future results and no reliance can be or has been provided thereon. This report and the opinion contained herein does not constitute a recommendation (1) on behalf of the Offering, (2) to any holder of Common Stock to vote in favor of the Offering or (3) that the Offering is in the best interests of the Company.

None of the G. A. Herrera & Co. employees or partners who have worked on this engagement have any known or contemplated interests in or with EqualNet, its related parties or its affiliates. Further, the compensation for this valuation engagement is neither based nor contingent upon the opinion provided. This opinion may be produced in whole, but not in part, in the filings and statements as required by applicable law; provided, that any excerpt from or reference to this opinion or report must be approved by GAH in advance in writing. This report stating the significant assumptions made, the methodologies employed, and the conclusions reached are solely for the information of,

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G. A. HERRERA & CO.                                                    PAGE  5

                                                  EQUALNET COMMUNICATIONS CORP.
--------------------------------------------------------------------------------

and assistance to, the Independent Committee of EqualNet, and are not to be referred to or distributed for any other purposes.

In accordance with the foregoing, and as further described herein, it is our opinion that as of the date hereof, the terms and conditions of the proposed Offering are fair to the holders of Common Stock from a financial standpoint.

If you have any questions, please call Gilbert A. Herrera at (713) 860-1431.




                                                   Sincerely,



                                                   G. A. Herrera & Co.















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G. A. HERRERA & CO.                                                    PAGE  6

                                                                         ANNEX D

                         EQUALNET COMMUNICATIONS CORP.
                 STATEMENT OF RESOLUTION OF BOARD OF DIRECTORS
               ESTABLISHING AND DESIGNATING SERIES A CONVERTIBLE
           PREFERRED STOCK AND FIXING THE RIGHTS AND PREFERENCES OF
                                  SUCH SERIES


TO THE SECRETARY OF STATE
OF THE STATE OF TEXAS

     Equalnet Communications Corp., pursuant to the provisions of Articles 2.13 and 2.19B of the Texas Business Corporation Act, submits the following statement for the purpose of establishing and designating a series of shares and fixing the rights and preferences thereof:

     1. The name of the Corporation is Equalnet Communications Corp.

     2. The following is a true and correct copy of an extract from the minutes of a meeting of the Board of Directors of the Corporation held on October 28, 1998, and includes a true and correct copy of certain resolutions duly adopted thereat.

     RESOLVED, that pursuant to authority vested in the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors does hereby provide that the Statement of Resolution Establishing Series of Shares (Series A Convertible Preferred) that was filed with the Secretary of State of the State of Texas on March 5, 1998 is cancelled and deleted in its entirety and shall be replaced with the following:

                     SERIES A CONVERTIBLE PREFERRED STOCK

     SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

     "Affiliate" means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

     "Aggregated Person" means, with respect to any person, any person whose beneficial ownership of shares of Common Stock would be aggregated with the beneficial ownership of shares of Common Stock by such person for purposes of
Section 13(d) of the Exchange Act, and Regulation 13D-G thereunder.

     "Amendment Agreement" means the Amendment Agreement, dated as of July 31, 1998, by and between the Corporation and the original holder of Series A Convertible Preferred Stock.

     "AMEX" means the American Stock Exchange, Inc.

     "Average Market Price" for any date means the arithmetic average of the Market Price on each of the five Trading Days, whether or not consecutive, during the applicable Measurement Period having the lowest Market Prices.

     "Board of Directors" or "Board" means the Board of Directors of the Corporation.

     "Ceiling Price" means $1.2281 (subject to equitable adjustments from time to time on terms reasonably acceptable to the Majority Holders for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring or with respect to which "ex-" trading commences on or after the date of filing of this Statement of Resolution with the Secretary of State of the State of Texas); provided, however, that, notwithstanding any other provision hereof, the Ceiling Price applicable to a particular conversion shall be subject to reduction as provided in Section 10(b)(6); provided further, however, that if a Registration Event occurs, then, in addition to any other right or remedy of any holder of shares of Series A Convertible Preferred Stock thereafter the Ceiling Price shall be permanently reduced on each Computation Date by an amount equal to two percent of the amount that the Ceiling Price otherwise would have been without any reduction pursuant to this proviso (pro rated in the case of any Computation Date which is less than 30 days after a Registration Event occurs or less than 30 days after another Computation Date).

     "Common Stock" means the Common Stock, $.01 par value, of the Corporation.

     "Computation Date" means, if a Registration Event occurs, any of (1) the date which is 30 days after such Registration Event occurs, if any Registration Event is continuing on such date, (2) each date which is 30 days after a Computation Date, if any Registration Event is continuing on such date, and (3) the date on which all Registration Events cease to continue.

     "Conversion Amount" initially shall be equal to $1,000.00, subject to adjustment as herein provided.

     "Conversion Date" means, with respect to each conversion of shares of Series A Convertible Preferred Stock pursuant to Section 10, the date on which the Conversion Notice relating to such conversion is actually received by the Transfer Agent, whether by mail, courier, personal service, telephone line facsimile transmission or other means.

     "Conversion Notice" means a written notice, duly signed by or on behalf of a holder of shares of Series A Convertible Preferred Stock, stating the number of shares of Series A Convertible Preferred Stock to be converted in the form attached hereto as ANNEX I or such other form as agreed to by the Majority Holders.

     "Conversion Percentage" means 85%; provided, however, that, notwithstanding any other provision hereof, if a Registration Event occurs, then such percentage stated above shall be permanently reduced by two percentage points on each Computation Date (pro rated in the case of any Computation Date which is less than 30 days after a Registration Event occurs or less than 30 days after another Computation Date).

     "Conversion Price" means the lesser of:

     (1) the product of (a) the Average Market Price for such date times (b) the applicable Conversion Percentage; and

     (2) the Ceiling Price;

provided, however, that the Conversion Price applicable to a particular conversion shall be subject to reduction as provided in Section 10(b)(6);

provided, further, however, that as long as (x) the Common Stock is listed or quoted on the Nasdaq, the Nasdaq Small Cap, the NYSE or the AMEX and (y) the Corporation is in compliance in all material respects with its obligations to the holders of the Series A Convertible Preferred Stock, the Conversion Price shall be no less than $0.75.

     "Conversion Rate" shall have the meaning provided in Section 10(a).

     "Converted Market Price" means, for any share of Series A Convertible Preferred Stock as of any date of determination, an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, at the time of such determination, be issuable on conversion in accordance with
Section 10(a) of one share of Series A Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice were given by the holder of such share of Series A Convertible Preferred Stock on the date of such determination (determined without regard to any limitation on conversion based on beneficial ownership contained in Section 10(a)) times (y) the arithmetic average of the Market Price of the Common Stock for the five consecutive Trading Days ending on the Trading Day prior to the date of such determination.

     "Corporation Optional Redemption Notice" means a notice given by the Corporation to the holders of shares of Series A Convertible Preferred Stock pursuant to Section 9(a) which notice shall state (1) that the Corporation is exercising its right to redeem all or a portion of the outstanding shares of Series A Convertible Preferred Stock pursuant to Section 9(a), (2) the number of shares of Series A Convertible Preferred Stock held by such holder which are to be redeemed, (3) the Redemption Price per share of Series A Convertible Preferred Stock to be redeemed or the formula for determining the same, determined in accordance herewith, and (4) the applicable Redemption Date.

     "Current Price" means with respect to any date the arithmetic average of the Market Price of the Common Stock on the 30 consecutive Trading Days commencing 45 Trading Days before such date.

     "Dividend Shares" means shares of Series A Convertible Preferred Stock issued as dividends on outstanding shares of Series A Convertible Preferred Stock in accordance with Section 5(b).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agreements" means the several Note Purchase and Exchange Agreements by and between the Corporation and the original holders of shares of Series D Convertible Preferred Stock pursuant to which the shares of Series D Convertible Preferred Stock were issued.

     "Final Redemption Date" means the date of redemption of shares of Series A Convertible Preferred Stock pursuant to Section 9(b), determined in accordance therewith.

     "Final Redemption Notice" means a notice given by the Corporation to each holder of Series A Convertible Preferred Stock pursuant to Section 9(b), which notice shall state (1) that the Corporation is exercising its right to redeem all outstanding shares of Series A Convertible Preferred Stock pursuant to
Section 9(b), (2) the number of shares of Series A Convertible Preferred Stock held by such holder which are to be redeemed, (3) the Final Redemption Price per share of Series A Convertible Preferred

Stock held by such holder which are to be redeemed, determined in accordance herewith, and (4) the Final Redemption Date.

     "Final Redemption Price" on any date means an amount equal to the product obtained by multiplying (a) the sum of (1) $1,000 plus (2) an amount equal to the accrued but unpaid dividends on the share of Series A Convertible Preferred Stock to be redeemed to the Final Redemption Date, plus (3) an amount equal to the accrued and unpaid interest on dividends in arrears on such share of Series A Convertible Preferred Stock to the Final Redemption Date (determined as provided in Section 5) times (b) the Premium Percentage.

     "Inconvertibility Notice" shall have the meaning provided in Section
7(a)(2).

     "Issuance Date" means the first date of original issuance of any shares of Series D Convertible Preferred Stock.

     "Junior Dividend Stock" means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to dividends to the Series A Convertible Preferred Stock.

     "Junior Liquidation Stock" means the Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series A Convertible Preferred Stock.

     "Liquidation Preference" means, for each share of Series A Convertible Preferred Stock, the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders, (ii) accrued and unpaid interest on dividends in arrears (computed in accordance with Section 5(a)) to the date of such distribution, and (iii) $1,000.00.

     "Majority Holders" means at any time the holders of shares of Series A Preferred Stock which shares constitute a majority of the outstanding shares of Series A Preferred Stock.

     "Market Price" of the Common Stock on any date means the lowest sale price (regular way) for one share of Common Stock on such date on the first applicable among the following: (a) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock, (b) the Nasdaq, if the Nasdaq constitutes the principal market for the Common Stock on such date, or (c) the Nasdaq SmallCap, if the Nasdaq SmallCap constitutes the principal securities market for the Common Stock on such date, in any such case as reported by Bloomberg, L.P.; provided, however, that if during any Measurement Period or other period during which the Market Price is being determined:

     (i) The Corporation shall declare or pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock or fix any record date for any such action, then the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and
   (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins shall be reduced by multiplying the Market Price (determined without regard to this proviso) for each such day in such Measurement Period or such other period by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the earlier of (1) the record date fixed for such determination and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution;

     (ii) The Corporation shall issue rights or warrants to all holders of its outstanding shares of Common Stock, or fix a record date for such issuance, which rights or warrants entitle such holders (for a period expiring within forty-five (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the end of such 45-day period, then the Market Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Market Price (determined without regard to this proviso), and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by a resolution of the Board of Directors of the Corporation;

     (iii) The outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or a record date for any such subdivision shall be fixed, then the Market Price of the Common Stock for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the day upon which such subdivision becomes effective and (2) the date on which ex-dividend trading in the Common Stock with respect to such subdivision begins shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Market Price each trade (regular way) on for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date on which such combination becomes effective and (2) the date on which trading in the Common Stock on a basis which gives effect to such combination begins, shall be proportionately increased;

     (iv) The Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Corporation (other than any dividends or distributions to which clause (i) of this proviso applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in clause (ii) of this proviso and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation) (the foregoing hereinafter in this clause (iv) of this proviso called the "Securities"), or fix a record date for any such distribution, then, in each such case, the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the record date for such distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins shall be reduced so that the same shall be equal to the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the Market Price (determined without regard to this proviso) for such date less the fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) on such date of the portion of the Securities so distributed or to be distributed applicable to one share of Common Stock and the denominator of which shall be the Market Price (determined without regard to this proviso) for such date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price (determined without regard to this clause
   (iv) of this proviso) for any such Trading Day, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of shares of Series A Preferred Stock shall have the right to receive upon conversion of the shares of Series A Preferred Stock the amount of Securities the holders of shares of Series A Preferred Stock would have received had the holders of shares of Series A Preferred Stock converted the shares of Series A Preferred Stock immediately prior to the record date for such distribution. If the Board of Directors of the Corporation determines the fair market value of any distribution for purposes of this clause (iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market on the same day for which an adjustment in the Market Price is being determined.

     For purposes of this clause (iv) and clauses (i) and (ii) of this proviso, any dividend or distribution to which this clause (iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which clause (i) or (ii) of this proviso applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which clause (i) or (ii) of this proviso applies (and any Market Price reduction required by this clause (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Market Price reduction required by clauses (i) and (ii) of this proviso with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of clause (i) of this proviso;

     (v) The Corporation or any subsidiary of the Corporation shall (x) by dividend or otherwise, distribute to all holders of its Common Stock cash in (or fix any record date for any such distribution), or (y) repurchase or reacquire shares of its Common Stock (other than an Option Share Surrender) for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash after the Issuance Date and within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause (v) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any subsidiary of the Corporation of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the 12 months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause (v) has been made, and
   (3) the aggregate of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration payable in respect of any Tender Offer by the Corporation or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution or completion of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to clause (vi) of this proviso has been made (such aggregate amount combined with the amounts in clauses (1), (2) and (3) above being the "Combined Amount"), exceeds 10% of the product of the Market Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the earlier of (A) the record date with respect to such distribution and (B) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins or the date of such repurchase or reacquisition, as the case may be, times the number of shares of Common Stock outstanding on such date, then, and in each such case, the Market Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction (i) the numerator of which shall be equal to the Market Price (determined without regard to this proviso) for such day less an amount equal to the quotient of (x) the excess of such Combined Amount over such 10% and (y) the number of shares of Common Stock outstanding on such day and (ii) the denominator of which shall be equal to the Market Price (determined without regard to this proviso) for such day; provided, however, that in the event the portion of the cash so distributed or paid for the repurchase or reacquisition of shares (determined per share based on the number of shares of Common Stock outstanding) applicable to one share of Common Stock is equal to or greater than the Market Price (determined without regard to this clause (v) of this proviso) of the Common Stock for any such day, then in lieu of the foregoing adjustment with respect to such day, adequate provision shall be made so that the holders of shares of Series A Preferred Stock shall have the right to receive upon conversion of shares of Series A Preferred Stock the amount of cash the holders of shares of Series A Preferred Stock would have received had the holders of shares of Series A Preferred Stock converted shares of Series A Preferred Stock immediately prior to the record date for such distribution or the payment date of such repurchase, as applicable; or

     (vi) A Tender Offer made by the Corporation or any of its subsidiaries for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) that combined together with (1) the aggregate of the cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Corporation or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this clause (vi) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any subsidiary of the Corporation of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, and (3) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, exceeds 10% of the product of the Market Price (determined without regard to this proviso) for any day in such period times the number of shares of Common Stock outstanding on such day, then, and in each such case, the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such day multiplied by the Market Price (determined without regard to this proviso) for such day and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the last time tenders could have been made pursuant to such Tender Offer (the "Expiration Time") (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on such day times the Market Price (determined without regard to this proviso) of the Common Stock on the Trading Day next succeeding the Expiration Time. If the application of this clause (vi) to any Tender Offer would result in an increase in the Market Price (determined without regard to this proviso) for any trade, no adjustment shall be made for such Tender Offer under this clause (vi) for such day.

     "Maximum Share Amount" means 3,478,613 shares, (such amount to be subject to equitable adjustment from time to time on terms reasonably acceptable to the Majority Holders for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring or with respect to which "ex-" trading commences after the date of filing this Statement of Resolution with the Secretary of State of the State of Texas), of Common Stock, or such greater number as permitted by the rules of the Nasdaq; provided, however, that if for purposes of Rule 4460(i) of the Nasdaq (or any successor or replacement provision of any stock exchange or stock market on which the Common Stock is listed or traded) the (x) the issuance of the Notes and the issuance of shares of Common Stock upon conversion thereof or (y) the issuance of the common stock purchase warrants issued in connection with the issuance of the Notes and the issuance of shares of Common Stock upon exercise thereof is not required to be integrated with the issuance of the shares of Series A Convertible Preferred Stock and the issuance of shares of Common Stock upon conversion thereof, then in each such case the "Maximum Share Amount" shall mean such greater number as equals the maximum number of shares of Common Stock permitted by the rules of the Nasdaq (determined by pro rata allocation of any increase thereof among the shares of Series A Convertible Preferred Stock based on the number of shares of Series A Convertible Preferred Stock originally represented by each certificate therefor) (such amount to be subject to equitable adjustment in terms reasonably acceptable to the Majority Holders from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date of filing of this Statement of Resolution with the Secretary of State of the State of Texas).

     "Measurement Period" means, with respect to any date, the period of 25 consecutive Trading Days ending on the Trading Day prior to such date.

     "Nasdaq" means the Nasdaq National Market.

     "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

     "NYSE" means the New York Stock Exchange, Inc.

     "Option Share Surrender" means the surrender of shares of Common Stock to the Corporation in payment of the exercise price or tax obligations incurred in connection with the exercise of a stock option granted by the Corporation to any of its employees, directors or consultants.

     "Optional Redemption Event" means the occurrence on or before September 4, 2001 of any one of the following events:

     (1) For so long as the Common Stock is listed for trading on the Nasdaq SmallCap, the NYSE or the AMEX, for any period of five consecutive Trading Days there shall be no reported sale price of the Common Stock on the Nasdaq, the Nasdaq SmallCap, the NYSE or the AMEX;

     (2) The inability for 45 or more days (whether or not consecutive) of any holder of shares of Series A Convertible Preferred Stock to sell shares of Common Stock issued or issuable on conversion of shares of Series A Convertible Preferred Stock pursuant to the Registration Statement for any reason on each of such 45 days;

     (3) The Corporation shall (A) default in the timely performance of the obligation to issue shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock as and when required by Section 10 or shall default in the timely performance of its obligations under Section 12(d)(7) or (B) the Corporation shall fail or default in the timely performance of any material obligation (other than as specifically set forth elsewhere in this definition) to a holder of shares of Series A Convertible Preferred Stock under the terms of this Statement of Resolution or under the Registration Rights Agreement or any other agreement or document entered into in connection with the issuance of shares of Series A Convertible Preferred Stock, as such instruments may be amended from time to time and such failure or default shall continue for ten business days after notice thereof from any holder of shares of Series A Convertible Preferred Stock to the Corporation;

     (4) Any consolidation or merger of the Corporation with or into another entity (other than a merger or consolidation of a subsidiary of the Corporation into the Corporation or a wholly-owned subsidiary of the Corporation) where the shareholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction or the common stock of such surviving corporation is not listed for trading on the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap or any sale or other transfer of all or substantially all of the assets of the Corporation; or

     (5) The taking of any action, including any amendment to the Corporation's Articles of Incorporation, without the consent of the Majority Holders which materially and adversely affects the rights of any holder of shares of Series A Convertible Preferred Stock.

     "Optional Redemption Notice" means a notice from a holder of shares of Series A Convertible Preferred Stock to the Corporation which states (1) that the holder delivering such notice is thereby requiring the Corporation to redeem shares of Series A Convertible Preferred Stock pursuant to Section 11, (2) in general terms the Optional Redemption Event giving rise to such redemption, and
(3) the number of shares of Series A Convertible Preferred Stock held by such holder which are to be redeemed.

     "Optional Redemption Price" means the Premium Price on the applicable redemption date.

     "Parity Dividend Stock" means any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series A Convertible Preferred Stock.

     "Parity Liquidation Stock" means any class or series of the Corporation's capital stock having parity as to liquidation rights with the Series A Convertible Preferred Stock.

     "Premium Percentage" means 115%.

     "Premium Price" means, for any share of Series A Convertible Preferred Stock as of any date of determination, the product obtained by multiplying (a) the sum of (1) the Conversion Amount plus (2) an amount equal to the accrued but unpaid dividends on such share of Series A Convertible Preferred Stock to the date of determination, plus (3) an amount equal to the accrued and unpaid interest on dividends in arrears (as provided in Section 5) to the date of determination times (b) the Premium Percentage.

     "Redemption Date" means the date of a redemption of shares of Series A Convertible Preferred Stock pursuant to Section 9(a) determined in accordance therewith.

     "Redemption Price" means the greater of:

     (1) the Premium Price on the applicable Redemption Date; and

     (2) the Converted Market Price on the applicable Redemption Date; provided, however, that if in connection with any determination of the Redemption Price the amount specified in clause (y) of the definition of the term Converted Market Price is greater than 200% of the Ceiling Price on the date as of which such amount is determined, then for purposes of computing the Redemption Price in such instance, the amount otherwise specified in clause
   (y) of the definition of the term Converted Market Price shall be reduced by 20% of the amount by which (A) the amount otherwise specified in clause (y) of the definition of the term Converted Market Price exceeds (B) the Ceiling Price on the date as of which such amount is determined.

     "Registration Event" shall mean (1) the Registration Statement is not effective within 105 days of the Issuance Date, if the Registration Statement is on Form S-3, or 120 days after the Issuance Date, if the Registration Statement is on Form S-1, (2) the Company fails to file the Registration Statement with the SEC within 60 days after the Issuance Date, (3) the Registration Statement shall cease to be available for use by any holder of shares of Series A Convertible Preferred Stock who is named therein as a selling stockholder for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission in the Registration Statement or the information contained in the Registration Statement having become outdated); provided, however, that no Registration Event pursuant to this clause (3) shall be deemed to occur prior to the SEC Effective Date, or (4) a holder of shares of Series A Preferred Stock having become unable to convert any shares of Series A Preferred Stock in accordance with Section 10(a) for any reason (other than by reason of the 4.9% limitation on beneficial ownership set forth therein or a redemption or repurchase thereof).

     "Registration Rights Agreement" means the Registration Rights Agreement entered into between the Corporation and the original holders of the shares of Series A Convertible Preferred Stock, as amended or modified from time to time in accordance with their respective terms.

     "Registration Statement" means the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 1 of the Registration Rights Agreement.

     "SEC" means the United States Securities and Exchange Commission.

     "SEC Effective Date" means the date the Registration Statement is first declared effective by the SEC.

     "Senior Dividend Stock" means any class or series of capital stock of the Corporation ranking senior as to dividends to the Series A Convertible Preferred Stock.

     "Senior Liquidation Stock" means any class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Series A Convertible Preferred Stock.

     "Series A Convertible Preferred Stock" means the Series A Convertible Preferred Stock, $.01 par value, of the Corporation.

     "Series D Convertible Preferred Stock" means the Series D Convertible Preferred Stock, $.01 par value, of the Corporation.

     "Share Limitation Redemption Date" shall mean each date on which the Corporation is required to redeem shares of Series A Convertible Preferred Stock as provided in Section 7(a).

     "Share Limitation Redemption Price" means the Premium Price on the applicable Share Limitation Redemption Date.

     "Stockholder Approval" shall mean the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Corporation (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Corporation of 20% or more of the Common Stock of the Corporation outstanding on the Issuance Date for less than the greater of the book or market value of such Common Stock on conversion of the Series A Convertible Preferred Stock, as and to the extent required under Rule 4460(i) of the Nasdaq as in effect from time to time or any successor provision.

     "Tender Offer" means a tender offer or exchange offer.

     "Trading Day" means a day on whichever of (x) the national securities exchange, (y) the Nasdaq or (z) the Nasdaq SmallCap which at the time constitutes the principal securities market for the Common Stock is open for general trading of securities.

     "Transfer Agent" means American Stock Transfer & Trust Company, or its duly appointed successor, as transfer agent for the Series A Convertible Preferred Stock.

     SECTION 2. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Convertible Preferred Stock", and the number of shares constituting the Series A Convertible Preferred Stock shall be 2,500, and shall not be subject to increase.

     SECTION 3. LIMITATION ON ISSUANCE. Of the authorized shares of Series A Convertible Preferred Stock, 500 shares may be issued only as dividends on the outstanding shares of Series A Convertible Preferred Stock.

     SECTION 4. RANK. All Series A Convertible Preferred Stock shall rank (i) senior to the Common Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock of the Corporation now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (ii) junior to the Series B Senior Convertible Preferred Stock of the Corporation, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary and (iii) senior to any additional series of the class of Preferred Stock which series the Board of Directors may from time to time authorize and any additional class of preferred stock (or series of preferred stock of such class) which the Board of Directors or the stockholders may from time to time authorize in accordance herewith.

     SECTION 5. DIVIDENDS AND DISTRIBUTIONS. (a) The holders of shares of Series A Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $60.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance of each share of Series A Convertible Preferred Stock and shall be payable quarterly on February 15, May 15, August 15, and November 15 of each year commencing November 15, 1998 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series A Convertible Preferred Stock shall be paid in cash or, subject to the limitations in Section 5(b) hereof, Dividend Shares or any combination of cash and Dividend Shares, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series A Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 14% per annum until paid (or such lesser rate as shall be the maximum rate allowable by applicable law). No dividends or other distributions, other than the dividends payable solely in shares of any Junior Dividend Stock, shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock (except for Option Share Surrenders), unless and until all accrued and unpaid dividends on the Series A Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

     If at any time any dividend on any Senior Dividend Stock shall be in arrears, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series A Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series A Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series A Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series A Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series A Convertible Preferred

Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series A Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series A Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

     Any references to "distribution" contained in this Section 5 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

     (b) If the Corporation elects in the exercise of its sole discretion to issue Dividend Shares in payment of dividends on the Series A Convertible Preferred Stock in respect of any dividend payment date, the Corporation shall issue and deliver, or cause to be issued and delivered, by the third Trading Day after such dividend payment date to each holder of shares of Series A Convertible Preferred Stock a certificate representing the number of whole Dividend Shares arrived at by dividing (x) the total amount of cash dividends such holder would be entitled to receive if the aggregate dividends on the Series A Convertible Preferred Stock held by such holder which are being paid in Dividend Shares were being paid in cash by (y) $1,000.00; provided, however, that if certificates representing Dividend Shares are issued and delivered to holders of Series A Convertible Preferred Stock subsequent to the third Trading Day after a dividend payment date, the amount so divided into such total amount of cash dividends will be reduced by $10.00 for each Trading Day after the third Trading Day following such dividend payment date to the date of delivery of Dividend Shares. No fractional Dividend Shares shall be issued in payment of dividends. In lieu thereof, the Corporation shall pay cash in an amount equal to the balance of such dividend which is not paid in Dividend Shares. The Corporation shall not exercise its right to issue Dividend Shares in payment of dividends on Series A Convertible Preferred Stock if:

         (ii) the number of shares of Series A Convertible Preferred Stock at the time authorized, unissued and unreserved for all purposes, or held in the Corporation's treasury, is insufficient to permit the conversion of such Dividend Shares into shares of Common Stock;

         (iii) the issuance or delivery of Dividend Shares as a dividend payment or the issuance of shares of Common Stock upon conversion of such Dividend Shares by the holder thereof would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained or is not in effect or the Registration Statement is unavailable for use by such holder for the resale of such shares of Common Stock; provided, however, that this limitation shall not be deemed to be applicable at any time prior to the date which is 105 days after the Issuance Date, if the Registration Statement is on Form S-3, or 120 days after the Issuance Date, if the Registration Statement is on Form S-1, if this limitation otherwise would be applicable solely because the Registration Statement shall not yet have been declared effective, so long as the Corporation shall be in compliance in all material respects with its obligations under the Registration Rights Agreement;

         (iv) the shares of Common Stock issuable upon conversion of such Dividend Shares have not been authorized for listing, upon official notice of issuance, on any securities exchange or market on which the Common Stock is then listed; or have not been approved for quotation if the Common Stock is traded in the over-the-counter market;

         (v)   the number of shares of Common Stock registered pursuant to
     Section 1 of the Registration Rights Agreement for resale upon issuance upon conversion of Dividend Shares shall be sufficient (after taking into account the number of shares of Common Stock issued or issuable upon conversion of Dividend Shares theretofore issued) to prevent the resale pursuant to the Registration Statement of the shares of Common Stock issuable upon conversion of such Dividend Shares;

         (vi) the shares of Common Stock issuable upon conversion of such Dividend Shares (A) cannot be sold or transferred without restriction by unaffiliated holders who receive such Dividend Shares or (B) are no longer listed on any of the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap; or

         (vii) an Optional Redemption Event shall have occurred and any holder of shares of Series A Convertible Preferred Stock shall have exercised optional redemption rights under Section 11 by reason of such Optional Redemption Event and the Corporation shall not have paid the Optional Redemption Price to each holder.

         Dividend Shares issued in payment of dividends on Series A Convertible Preferred Stock pursuant to this Section and shares of Common Stock issuable upon conversion of such Dividend Shares shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of the Corporation; the issuance and delivery thereof is hereby authorized; and the delivery will be, and for all purposes shall be deemed to be, payment in full of the cumulative dividends to which holders are entitled on the applicable dividend payment date.

         (c) Neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions (excluding any Option Share Surrender) is more than either (x) 5.0% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions or (y) 1% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions if such transaction or series of related transactions is with any one person or group of affiliated persons, unless the Corporation or such subsidiary offers to purchase for cash from each holder of shares of Series A Convertible Preferred Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder's shares of Series A Convertible Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired at a purchase price per share of Series A Convertible Preferred Stock equal to the greater of (i) the Premium Price in effect on the date of purchase pursuant to this Section 5(c) and (ii) the Converted Market Price on the date of purchase pursuant to this Section 5(c); provided, however, that if in connection with any determination of the purchase price payable pursuant to this Section 5(c) the amount specified in clause (y) of the definition of the term Converted Market Price is greater than 200% of the Ceiling Price on the date as of which such amount is determined, then for purposes of computing the purchase price payable pursuant to this Section 5(c) in such instance, the amount otherwise specified in clause (y) of the definition of the term Converted Market Price shall be reduced by 20% of the amount by which (A) the amount otherwise specified in clause (y) of the definition of the term Converted Market Price exceeds (B) the Ceiling Price on the date as of which such amount is determined.

     (d) Neither the Corporation nor any subsidiary of the Corporation shall (1) make any Tender Offer for outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any person other than the Corporation or any subsidiary of the Corporation, unless such person agrees with the Corporation to make an offer, in either such case to each holder of outstanding shares of Series A Convertible Preferred Stock to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series A Convertible Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer at a price per share of Series A Convertible Preferred Stock equal to the greater of (i) the Premium Price in effect on the date of purchase pursuant to this Section 5(d) and (ii) the Converted Market Price on the date of purchase pursuant to this Section 5(d).

     SECTION 6. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series A Convertible Preferred Stock equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of Junior Liquidation Stock; provided, however, that such rights shall accrue to the holders of Series A Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of Senior Liquidation Stock are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series A Convertible Preferred Stock and any Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the Liquidation Preference of the shares of Series A Convertible Preferred Stock and the liquidation preference of the shares of Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution or winding up of the Corporation.

     SECTION 7. MANDATORY REDEMPTION.

     (a) MANDATORY REDEMPTION BASED ON MAXIMUM SHARE AMOUNT. (1)
Notwithstanding any other provision herein, unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq, so long as the Common Stock is listed on the Nasdaq, the Nasdaq SmallCap, the NYSE or the AMEX, the Corporation shall not be required to issue upon conversion of shares of Series A Convertible Preferred Stock pursuant to
Section 10 more than the Maximum Share Amount. The Maximum Share Amount shall be allocated among the shares of Series A Convertible Preferred Stock at the time of initial issuance thereof pro rata based on the initial issuance of 2,000 shares of Series A Convertible Preferred Stock. Each certificate for shares of Series A Convertible Preferred Stock initially issued shall bear a notation as to the number of shares constituting the portion of the Maximum Share Amount allocated to the shares of Series A Convertible Preferred Stock represented by such certificate for purposes of conversion thereof. The Corporation shall maintain records which show the number of shares of Series A Convertible Preferred Stock issued by the Corporation pursuant to Section 5 as dividends on the shares of Series A Convertible Preferred Stock represented by each certificate, which records shall be controlling in the absence of manifest error. Each such additional share of Series A Convertible Preferred Stock shall be allocated a portion of the Maximum Share Amount allocated to the shares of Series A Convertible Preferred Stock in respect of which such additional shares of Series A Convertible Preferred Stock are issued as a dividend and the certificate for such additional shares of Series A Convertible Preferred Stock shall bear a notation as to the certificate number of the share of Series A Convertible Preferred Stock in respect of which such additional share of Series A Convertible Preferred Stock is issued as a dividend. Upon surrender of any certificate for shares of Series A Convertible Preferred Stock for transfer or re-registration thereof (or, at the option of the holder, for conversion pursuant to Section 10(a) of less than all of the shares of Series A Convertible Preferred Stock represented thereby), the Corporation shall make a notation on the new certificate issued upon such transfer or re-registration or evidencing such unconverted shares, as the case may be, as to the remaining number of shares of Common Stock from the Maximum Share Amount remaining available for conversion of the shares of Series A Convertible Preferred Stock evidenced by such new certificate. If any certificate for shares of Series A Convertible Preferred Stock is surrendered for split-up into two or more certificates representing an aggregate number of shares of Series A Convertible Preferred Stock equal to the number of shares of Series A Convertible Preferred Stock represented by the certificate so surrendered (as reduced by any contemporaneous conversion of shares of Series A Convertible Preferred Stock represented by the certificate so surrendered), each certificate issued on such split-up shall bear a notation of the portion of the Maximum Share Amount allocated thereto determined by pro rata allocation from among the remaining portion of the Maximum Share Amount allocated to the certificate so surrendered. If any shares of Series A Convertible Preferred Stock represented by a single certificate are converted in full pursuant to
Section 10, all of the portion of the Maximum Share Amount allocated to such shares of Series A Convertible Preferred Stock which remains unissued after such conversion shall be re-allocated pro rata to the outstanding shares of Series A Convertible Preferred Stock held of record by the holder of record at the close of business on the date of such conversion of the shares of Series A Convertible Preferred Stock so converted, and if there shall be no other shares of Series A Convertible Preferred Stock held of record by such holder at the close of business on such date, then such portion of the Maximum Share Amount shall be allocated pro rata among the shares of Series A Convertible Preferred Stock outstanding on such date.

         (2) The Corporation shall promptly, but in no event later than five business days after the occurrence, give notice to each holder of shares of Series A Convertible Preferred Stock (by telephone line facsimile transmission at such number as such holder has specified in writing to the Corporation for such purposes or, if such holder shall not have specified any such number, by overnight courier or first class mail, postage prepaid, at such holder's address as the same appears on the stock books of the Corporation) and any holder of shares of Series A Convertible Preferred Stock may at any time after the occurrence give notice to the Corporation, in either case, if at any time on or after December 16, 1998 and on or prior to September 4, 2001 on any ten Trading Days within any period of 20 consecutive Trading Days the Corporation would not have been required to convert shares of Series A Convertible Preferred Stock of such holder in accordance with Section 10(a) as a consequence of the limitations set forth in Section 7(a)(1) had the shares of Series A Convertible Preferred Stock held by such holder been converted in full into Common Stock on each such day, determined without regard to the limitation, if any, on such holder contained in the proviso to the second sentence of Section 10(a) (any such notice, whether given by the Corporation or a holder, an "Inconvertibility Notice"). If the Corporation shall have given or been required to give any Inconvertibility Notice, or if a holder shall have given any Inconvertibility Notice, then within ten Trading Days after such Inconvertibility Notice is given or was required to be given, the holder receiving or giving, as the case may be, such Inconvertibility Notice shall have the right by written notice to the Corporation (which written notice may be contained in the Inconvertibility Notice given by such holder) to direct the Corporation to redeem the portion of such holder's outstanding shares of Series A Convertible Preferred Stock (which, if applicable, shall be all of such holder's outstanding shares of Series A Convertible Preferred Stock) as shall not, on the business day prior to the date of such redemption, be convertible into shares of Common Stock by reason of the limitations set forth in Section 7(a)(1) (determined without regard to the limitation, if any, on beneficial ownership of Common Stock by such holder contained in the proviso to the second sentence of Section 10(a)), within ten business days after such holder so directs the Corporation, at a price per share equal to the Share Limitation Redemption Price. If a holder of shares of Series A Convertible Preferred Stock directs the Corporation to redeem outstanding shares of Series A Convertible Preferred Stock and, prior to the date the Corporation is required to redeem such shares of Series A Convertible Preferred Stock, the Corporation would have been able, within the limitations set forth in
Section 7(a)(1), to convert all of such holder's shares of Series A Convertible Preferred Stock (determined without regard to the limitation, if any, on beneficial ownership of shares of Common Stock by such holder contained in the proviso to the second sentence of Section 10(a)) on any ten Trading Days within any period of 15 consecutive Trading Days commencing after the period of 20 consecutive Trading Days which gave rise to the applicable Inconvertibility Notice from the Corporation or such holder of shares of Series A Convertible Preferred Stock, as the case may be, had such holder exercised its right to convert all of such holder's shares of Series A Convertible Preferred Stock into Common Stock on each of such ten Trading Days within such 15 Trading Day period, then the Corporation shall not be required to redeem any shares of Series A Convertible Preferred Stock by reason of such Inconvertibility Notice.

         (3) Notwithstanding the giving of any Inconvertibility Notice by the Corporation to the holders of Series A Convertible Preferred Stock pursuant to
Section 7(a)(2) or the giving or the absence of any notice by the holders of the Series A Convertible Preferred Stock in response thereto or any redemption of shares of Series A Convertible Preferred Stock pursuant to Section 7(a)(2), thereafter the provisions of Section 7(a)(2) shall continue to be applicable on any occasion unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq.

         (4) On each Share Limitation Redemption Date (or such later date as a holder of shares of Series A Convertible Preferred Stock shall surrender to the Corporation the certificate(s) for the shares of Series A Convertible Preferred Stock being redeemed pursuant to this Section 7(a)), the Corporation shall make payment in immediately available funds of the applicable Share Limitation Redemption Price to such holder of shares of Series A Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to such Share Limitation Redemption Date. Upon redemption of less than all of the shares of Series A Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series A Convertible Preferred Stock evidenced by such certificate which have not been redeemed. Only whole shares of Series A Convertible Preferred Stock may be redeemed.

     (b) NO OTHER MANDATORY REDEMPTION. The shares of Series A Convertible Preferred Stock shall not be subject to mandatory redemption by the Corporation except as provided in Section 7(a).

     SECTION 8. NO SINKING FUND. The shares of Series A Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

     SECTION 9. OPTIONAL REDEMPTION.

     (a) CORPORATION OPTIONAL REDEMPTION. If (1) the Corporation shall be in compliance in all material respects with its obligations to the holders of shares of Series A Convertible Preferred Stock (including, without limitation, its obligations under the Amendment Agreement, the Registration Rights Agreement and the provisions of this Statement of Resolution), (2) on the date the Corporation Optional Redemption Notice is given and at all times until the Redemption Date, the Registration Statement is effective and available for use by each holder of shares of Series A Convertible Preferred Stock for the resale of shares of Common Stock acquired by such holder upon conversion of all shares of Series A Convertible Preferred Stock held by such holder and (3) no Optional Redemption Event shall have occurred with respect to which, on the date a Corporation Optional Redemption Notice is given or on the Redemption Date, any holder of shares of Series A Convertible Preferred Stock shall have exercised optional redemption rights under Section 11 by reason of such Optional Redemption Event and the Corporation shall not have paid the Optional Redemption Price to such holder, then the Corporation shall have the right, exercisable by giving a Corporation Optional Redemption Notice not less than 30 days or more than 60 days prior to the Redemption Date to all holders of record of the shares of Series A Convertible Preferred Stock, at any time to redeem all or from time to time to redeem any part of the outstanding shares of Series A Convertible Preferred Stock in accordance with this Section 9(a). If the Corporation shall redeem less than all outstanding shares of Series A Convertible Preferred Stock, such redemption shall be made as nearly as practical pro rata from all holders of shares of Series A Convertible Preferred Stock. Any Corporation Optional Redemption Notice under this Section 9(a) shall be given to the holders of record of the shares of Series A Convertible Preferred Stock at their addresses appearing on the records of the Corporation; provided, however, that any failure or defect in the giving of such notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series A Convertible Preferred Stock of any other holder. On the Redemption Date (or such later date as a holder of shares of Series A Convertible Preferred Stock surrenders to the Corporation the certificate(s) for shares of Series A Convertible Preferred Stock to be redeemed pursuant to this Section 9(a)), the Corporation shall make payment of the applicable Redemption Price to each holder of shares of Series A Convertible Preferred Stock to be redeemed in immediately available funds to such account as specified by such holder in writing to the Corporation at least one business day prior to the Redemption Date. A holder of shares of Series A Convertible Preferred Stock to be redeemed pursuant to this Section 9(a) shall be entitled to convert such shares of Series A Convertible Preferred Stock in accordance with Section 10(a) through the day prior to the Redemption Date and (2) if the Corporation shall fail to pay the Redemption Price of any share of Series A Convertible Preferred Stock when due, at any time after the due date thereof until such date as the Corporation pays the Redemption Price of such share of Series A Convertible Preferred Stock. No share of Series A Convertible Preferred Stock as to which the holder exercises the right of conversion pursuant to Section 10 or the optional redemption right pursuant to Section 11 may be redeemed by the Corporation pursuant to this
Section 9(a) on or after the date of exercise of such conversion right or optional redemption right, as the case may be, regardless of whether the Corporation Optional Redemption Notice shall have been given prior to, or on or after, the date of exercise of such conversion right or optional redemption right, as the case may be.

     (b) FINAL REDEMPTION. The Corporation shall have the right to redeem all, but not less than all, outstanding shares of Series A Convertible Preferred Stock at any time on or after the date which is 1,080 days after the Issuance Date so long as (1) the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series A Convertible Preferred Stock (including, without limitation, its obligations under the Amendment Agreement, the Registration Rights Agreement and this Statement of Resolution) and (2) no Optional Redemption Event shall have occurred with respect to which on the date a Final Redemption Notice is to be given or on the Final Redemption Date, any holder of shares of Series A Convertible Preferred Stock shall have exercised optional redemption rights under Section 11 by reason of such Optional Redemption Event and the Corporation shall not have paid the Optional Redemption Price to such holder. In order to exercise its rights under this Section 9(b), the Corporation shall give a Final Redemption Notice not less than 20 or more than 40 Trading Days prior to the Final Redemption Date to all holders of record of the shares of Series A Convertible Preferred Stock. Any Final Redemption Notice shall be given to the holders of record of the shares of Series A Convertible Preferred Stock by telephone line facsimile transmission to such number as shown on the records of the Corporation for such purpose; provided, however, that any failure or defect in the giving of such notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series A Convertible Preferred Stock of any other holder. On the Final Redemption Date (or such later date as a holder of shares of Series A Convertible Preferred Stock surrenders to the Corporation the certificate(s) for shares of Series A Convertible Preferred Stock to be redeemed pursuant to this
Section 9(b)), the Corporation shall make payment of the applicable Final Redemption Price to each holder of shares of Series A Convertible Preferred Stock to be redeemed in immediately available funds to such account as specified by such holder in writing to the Corporation at least one business day prior to the Final Redemption Date. A holder of shares of Series A Convertible Preferred Stock to be redeemed pursuant to this Section 9(b) shall be entitled to convert such shares of Series A Convertible Preferred Stock in accordance with Section 10 through the day prior to the Final Redemption Date and (2) if the Corporation shall fail to pay the Final Redemption Price of any share of Series A Convertible Preferred Stock when due, at any time after the due date thereof until such date as the Corporation pays the Final Redemption Price of such share of Series A

Convertible Preferred Stock to such holder. No share of Series A Convertible Preferred Stock as to which a holder exercises the right of conversion pursuant to Section 10 or the optional redemption right pursuant to Section 11 may be redeemed by the Corporation pursuant to this Section 9(b) on or after the date of exercise of such conversion right or optional redemption right, as the case may be, regardless of whether the Final Redemption Notice shall have been given prior to, or on or after, the date of exercise of such conversion right or optional redemption right, as the case may be. So long as during the period from the Issuance Date through the date the Corporation pays the Final Redemption Price the Corporation shall not have commenced a voluntary case or other proceeding, and no person shall have commenced an involuntary case or other proceeding against the Corporation, in any such case seeking liquidation, reorganization or other relief with respect to the Corporation or its debts under any bankruptcy, insolvency, receivership, moratorium, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of the Corporation or any substantial part of the Corporation's property, the Corporation shall not have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, and the Corporation shall not have made a general assignment for the benefit of creditors, then the Corporation shall have the right, exercisable by a statement to such effect in the Final Redemption Notice, to pay the Final Redemption Price by the issuance to the holders of shares of Series A Convertible Preferred Stock to be redeemed of shares of Common Stock, valued for this purpose at the Conversion Price on the Final Redemption Date, in lieu of payment of cash, so long as all shares of Common Stock to be so issued would, if issued as dividends on shares of Series A Convertible Preferred Stock, meet the criteria in clauses (i) through (vi) of Section 5(b).

     (c) NO OTHER OPTIONAL REDEMPTION. The shares of Series A Convertible Preferred Stock shall not be subject to redemption at the option of the Corporation except as provided in Sections 9(a) and 9(b).

     SECTION 10. CONVERSION.

     (a) CONVERSION AT OPTION OF HOLDER. The holders of the Series A Convertible Preferred Stock may at any time on or after the earlier of (x) the SEC Effective Date and (y) the date which is 90 days after the Issuance Date convert at any time all or from time to time any part of their shares of Series A Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as herein provided. Each share of Series A Convertible Preferred Stock may be converted at the office of the Transfer Agent or at such other additional office or offices, if any, as the Board of Directors may designate, into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) the Conversion Amount, (ii) accrued but unpaid dividends to the applicable Conversion Date on the share of Series A Convertible Preferred Stock being converted, and (iii) accrued but unpaid interest on the dividends on the share of Series A Convertible Preferred Stock being converted in arrears to the applicable Conversion Date at the rate provided in Section 5 by (y) the Conversion Price for such Conversion Date (the "Conversion Rate");

provided, however, that in no event shall any holder of shares of Series A Convertible Preferred Stock be entitled to convert any shares of Series A Convertible Preferred Stock in excess of that number of shares of Series A Convertible Preferred Stock upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such holder and all Aggregated Persons of such holder (other than shares of Common Stock deemed beneficially owned through the ownership of unconverted shares of Series A Convertible Preferred Stock) and (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series A Convertible Preferred Stock with respect to which the determination in this proviso is being made, would result in beneficial ownership by such holder and all Aggregated Persons of such holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence.

     (b) OTHER PROVISIONS. (1) Notwithstanding anything in this Section 10(b) to the contrary, no change in the Conversion Amount pursuant to this Section 10(b) shall actually be made until the cumulative effect of the adjustments called for by this Section 10(b) since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Amount shall actually be changed to reflect all adjustments called for by this Section 10(b) and not previously made. Notwithstanding anything in this Section 10(b), no change in the Conversion Amount shall be made that would result in the price at which a share of Series A Convertible Preferred Stock is converted being less than the par value of the Common Stock into which shares of Series A Convertible Preferred Stock are at the time convertible.

     (2) The holders of shares of Series A Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series A Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; provided, however, that the holder of shares of Series A Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must pay to the Corporation, within five days after receipt by such holder, an amount equal to the dividend payable on such shares on such dividend payment date if such dividend is paid by the Corporation to such holder. A holder of shares of Series A Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series A Convertible Preferred Stock on such date, and the converting holder need not make any payment of the amount of such dividend in connection with such conversion of shares of Series A Convertible Preferred Stock. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series A Convertible

Preferred Stock that may be accrued and unpaid at the date of surrender of shares of Series A Convertible Preferred Stock.

     (3) (A) The right of the holders of Series A Convertible Preferred Stock to convert their shares shall be exercised by giving (which may be done by telephone line facsimile transmission) a Conversion Notice to the Transfer Agent. If a holder of Series A Convertible Preferred Stock elects to convert any shares of Series A Convertible Preferred Stock in accordance with Section 10(a), such holder shall not be required to surrender the certificate(s) representing such shares of Series A Convertible Preferred Stock to the Corporation unless all of the shares of Series A Convertible Preferred Stock represented thereby are so converted. Each holder of shares of Series A Convertible Preferred Stock and the Corporation shall maintain records showing the number of shares so converted and the dates of such conversions or shall use such other method, satisfactory to such holder and the Corporation, so as to not require physical surrender of such certificates upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any shares of Series A Convertible Preferred Stock evidenced by a particular certificate therefor are converted as aforesaid, the holder of Series A Convertible Preferred Stock may not transfer the certificate(s) representing such shares of Series A Convertible Preferred Stock unless such holder first physically surrenders such certificate(s) to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such holder of shares of Series A Convertible Preferred Stock new certificate(s) of like tenor, registered as such holder of shares of Series A Convertible Preferred Stock (upon payment by such holder of shares of Series A Convertible Preferred Stock of any applicable transfer taxes) may request, representing in the aggregate the remaining number of shares of Series A Convertible Preferred Stock represented by such certificate(s). Each holder of shares of Series A Convertible Preferred Stock, by acceptance of a certificate for such shares, acknowledges and agrees that (1) by reason of the provisions of this paragraph, following conversion of any shares of Series A Convertible Preferred Stock represented by such certificate, the number of shares of Series A Convertible Preferred Stock represented by such certificate may be less than the number of shares stated on such certificate, and (2) the Corporation may place a legend on the certificates for shares of Series A Convertible Preferred Stock which refers to or describes the provisions of this paragraph.

     (B) The Corporation shall pay any transfer tax arising in connection with any conversion of shares of Series A Convertible Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series A Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The number of shares of Common Stock to be issued upon each conversion of shares of Series A Convertible Preferred Stock shall be the number set forth in the applicable Conversion Notice which number shall be conclusive absent manifest error. The Corporation shall notify a holder who has given a Conversion Notice of any claim of manifest error within one Trading Day after such holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Corporation's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Corporation notifies a holder of shares of Series A Convertible Preferred Stock being converted within one Trading Day after a Conversion Notice has been given (which notice shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the converting holder promptly undertakes to correct all such defects. If the Corporation shall have notified the Transfer Agent and such holder of any such manifest error, and the Corporation and such holder do not agree as to a resolution of such manifest error on or before the date of such notice by the Corporation of an error in such Conversion Notice, the Corporation shall on the date such notice is given submit the dispute to Ernst & Young LLP or another firm of independent public accountants of recognized national standing (the "Auditors") for determination and shall instruct the Auditors to resolve such dispute and to notify the Corporation, the Transfer Agent and such holder within one Trading Day after such dispute is submitted to the Auditors. Immediately after receipt of timely notice of the Auditors' determination (but in any event within three Trading Days after the applicable Conversion Notice is given to the Transfer Agent), the Transfer Agent shall issue to the converting Holder any additional shares of Common Stock to which such holder is entitled based on the determination of the Auditors. The Transfer Agent is authorized and directed to rely on the Auditors' determination. If the Auditors shall fail to notify the Transfer Agent of their determination within three Trading Days after the applicable Conversion Notice is given to the Transfer Agent, then the Transfer Agent shall, within three Trading Days after receipt of the applicable Conversion Notice, issue to the converting holder any additional shares of Common Stock to which such Holder is entitled based on the applicable Conversion Notice.

     (4) The Corporation shall reserve from its authorized, unissued and otherwise unreserved Common Stock free from preemptive and similar rights 666,667 shares in addition to the 2,000,000 shares of Common Stock previously reserved for issuance upon conversion of the Series A Convertible Preferred Stock (such amount to be subject to equitable adjustment from time to time on terms reasonably acceptable to the Holder for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring on or after the Issuance Date) to provide for the issuance of Common Stock upon the conversion in full of the Series A Convertible Preferred Stock, subject to reduction from time to time by the number of shares of Common Stock issued on conversion of the Series A Convertible Stock. The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series A Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series A Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series A Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series A Convertible Preferred Stock, the Corporation promptly shall seek, and use its best efforts to obtain and complete, such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (5) In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series A Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series A Convertible Preferred Stock into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange and on a basis which preserves the economic benefits of the conversion rights of the holders of shares of Series A Convertible Preferred Stock on a basis as nearly as practical as such rights exist hereunder prior thereto. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series A Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series A Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

     (6) If a holder shall have given a Conversion Notice for shares of Series A Convertible Preferred Stock, the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within three Trading Days after such Conversion Notice is given and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided. If a holder shall have given a Conversion Notice as provided herein, the Corporation's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to such holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder or any other person of any obligation to the Corporation or any violation or alleged violation of law by such holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the holder in connection with such conversion. If the Corporation fails to issue and deliver the certificates for the Common Stock to the holder converting shares of Series A Convertible Preferred Stock pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Corporation may have hereunder and under applicable law (1) the Corporation shall pay or reimburse such holder on demand for all out-of-pocket expenses including, without limitation, reasonable fees and expenses of legal counsel incurred by such holder as a result of such failure, (2) the Conversion Percentage used to determine the Conversion Price applicable to such conversion shall be reduced by one percentage point from the Conversion Percentage otherwise used to calculate the Conversion Price applicable to such conversion or, if such conversion is based on the Ceiling Price, the Ceiling Price used to determine the Conversion Price applicable to such conversion shall be reduced by one percentage point from the amount that the Conversion Price otherwise would have been without reduction pursuant hereto, in either such case, for each Trading Day after such third Trading Day until such shares of Common Stock are delivered to such holder and (3) such holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing) given at any time prior to delivery to such holder of the certificates for the shares of Common Stock issuable upon such conversion of shares of Series A Convertible Preferred Stock, rescind such conversion, whereupon such holder shall have the right to convert such shares of Series A Convertible Preferred Stock thereafter in accordance herewith.

     (7) No fractional shares of Common Stock shall be issued upon conversion of Series A Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock to purchase fractional shares of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation shall pay in cash an amount equal to the product of (i) the arithmetic average of the Market Price of one share of Common Stock on the three consecutive Trading Days ending on the Trading Day immediately preceding the Conversion Date times (ii) such fraction of a share.

     (8) The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of Section 10(b)(1), as follows:

     (i) In case the Corporation shall issue rights or warrants on a pro rata basis to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the Current Price for such record date, then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the formula

     C\\1\\ = C x  O + N
                   ------
                   O + N x P
                       -----
                         M
where

     C\\1\\  = the adjusted Conversion Amount

     C       = the current Conversion Amount

     O       = the number of shares of Common Stock outstanding on the record date.

     N       = the number of additional shares of Common Stock issuable pursuant to the exercise of such rights or warrants.

     P       = the offering price per share of the additional shares (which amount shall include amounts received by the Corporation in respect of the issuance and the exercise of such rights or warrants).

     M       = the Current Price per share of Common Stock on the record date.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

     (ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula

     C\\1\\ = C x  M
                 -----
                 M - F

where

     C\\1\\  = the adjusted Conversion Amount

     C       = the current Conversion Amount

     M       = the Current Price per share of Common Stock on the record date mentioned below.

     F   = the aggregate amount of such cash dividend and/or the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of Common Stock outstanding on the record date. The Board of Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii), "Junior Stock" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series A Convertible Preferred Stock.

          (iii) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

          (iv)   If at any time as a result of an adjustment made pursuant to
Section 10(b)(5), the holder of any Series A Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to (iii) above.

          (9) Except as otherwise provided above in this Section 10, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

          (10) Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each holder and each transfer agent, if any, for the Series A Convertible Preferred Stock and the transfer agent for the Common Stock, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or an Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 10, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation. Whenever the Conversion Amount is adjusted, the Corporation will give notice by mail to the holders of record of Series A Convertible Preferred Stock, which notice shall be made within 15 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

          (11) Whenever the Corporation shall propose to take any of the actions specified in Section 10(b)(5) or in subparagraphs (i) or (ii) of Section 10(b)(8) which would result in any adjustment in the Conversion Amount under this Section 10(b), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series A Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

     SECTION 11. REDEMPTION AT OPTION OF HOLDERS.

     (a) REDEMPTION RIGHT. If an Optional Redemption Event occurs, then, in addition to any other right or remedy of any holder of shares of Series A Convertible Preferred Stock, each holder of shares of Series A Convertible Preferred Stock shall have the right, at such holder's option, to require the Corporation to redeem all of such holder's shares of Series A Convertible Preferred Stock, or any portion thereof, on the date that is 10 business days after the date such holder gives the Corporation an Optional Redemption Notice with respect to such Optional Redemption Event at any time while any of such holder's shares of Series A Convertible Preferred Stock are outstanding, at a price equal to the Optional Redemption Price.

     (b) NOTICES; METHOD OF EXERCISING OPTIONAL REDEMPTION RIGHTS, ETC. (1) On or before the fifth business day after the occurrence of an Optional Redemption Event, the Corporation shall give to each holder of outstanding shares of Series A Convertible Preferred Stock a notice of the occurrence of such Optional Redemption Event and of the redemption right set forth herein arising as a result thereof. Such notice from the Corporation shall set forth:

     (i)  the date by which the optional redemption right must be exercised, and

     (ii) a description of the procedure (set forth below) which each such holder must follow to exercise such holder's optional redemption right.

No failure of the Corporation to give such notice or defect therein shall limit the right of any holder of shares of Series A Convertible Preferred Stock to exercise the optional redemption right or affect the validity of the proceedings for the redemption of such holder's shares of Series A Convertible Preferred Stock.

     (2) To exercise its optional redemption right, each holder of outstanding shares of Series A Convertible Preferred Stock shall deliver to the Corporation on or before the thirtieth day after the notice required by Section 11(b)(1) is given to such holder (or if no such notice has been given by the Corporation to such holder, within forty days after such holder first learns of such Optional Redemption Event) an Optional Redemption Notice to the Corporation. An Optional Redemption Notice may be revoked by such holder giving such Optional Redemption Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the Optional Redemption Price to such holder.

     (3) If a holder of shares of Series A Convertible Preferred Stock shall have given an Optional Redemption Notice, on the date which is three business days after the date such Optional Redemption Notice is given (or such later date as such holder surrenders such holder's certificates for the shares of Series A Convertible Preferred Stock redeemed) the Corporation shall make payment in immediately available funds of the applicable Optional Redemption Price to such account as specified by such holder in writing to the Corporation at least one business day prior to the applicable redemption date.

     (c) OTHER. (1) In connection with a redemption pursuant to this Section 11 of less than all of the shares of Series A Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Trading Days after surrender of such certificate to the Corporation, the Corporation shall issue and deliver to such holder a replacement certificate for the shares of Series A Convertible Preferred Stock evidenced by such certificate which have not been redeemed.

     (2) An Optional Redemption Notice given by a holder of shares of Series A Convertible Preferred Stock shall be deemed for all purposes to be in proper form unless the Corporation notifies such holder in writing within three business days after such Optional Redemption Notice has been given (which notice shall specify all defects in such Optional Redemption Notice), and any Optional Redemption Notice containing any such defect shall nonetheless be effective on the date given if such holder promptly undertakes to correct all such defects. No such claim of error shall limit or delay performance of the Corporation's obligation to redeem all shares of Series A Convertible Preferred Stock not in dispute whether or not such holder makes such undertaking.

     SECTION 12. VOTING RIGHTS; CERTAIN RESTRICTIONS.

     (a) VOTING RIGHTS. Except as otherwise required by law or expressly provided herein, shares of Series A Convertible Preferred Stock shall not be entitled to vote on any matter.

     (b) ARTICLES OF INCORPORATION; CERTAIN STOCK. The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series A Convertible Preferred Stock, voting separately as a class, will be required for
(1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Articles of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series A Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series A Convertible Preferred Stock except as otherwise required by law.

     (c) REPURCHASES OF SERIES A CONVERTIBLE PREFERRED STOCK. The Corporation shall not repurchase or otherwise acquire any shares of Series A Convertible Preferred Stock (other than pursuant to Sections 7(a), 9(a), 9(b) or 11) unless the Corporation offers to repurchase or otherwise acquire simultaneously a pro rata portion of each holder's shares of Series A Convertible Preferred Stock for cash at the same price per share.

     (d) OTHER. So long as any shares of Series A Convertible Preferred Stock are outstanding:

     (1) PAYMENT OF OBLIGATIONS. The Corporation will pay and discharge, and will cause each subsidiary of the Corporation other than EqualNet Corporation and EqualNet Wholesale Services, Inc., to the extent not required or permitted to do so in connection with their respective bankruptcy proceedings, to pay and discharge, when due all their respective obligations and liabilities which are material to the Corporation and its subsidiaries taken as a whole, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

     (2) MAINTENANCE OF PROPERTY; INSURANCE. (A) The Corporation will keep, and will cause each subsidiary of the Corporation to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (B) The Corporation will maintain, and will cause each subsidiary of the Corporation to maintain, with financially sound and responsible insurance companies, insurance against loss or damage by fire or other casualty and such other insurance, including but not limited to, product liability insurance, in such amounts and covering such risks as is reasonably adequate for the conduct of their businesses and the value of their properties.

     (3) CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Corporation will continue, and will cause each subsidiary of the Corporation other than EqualNet Corporation and EqualNet Wholesale Services, Inc. to continue, to engage in business of the same general type as conducted by the Corporation and its operating subsidiaries at the time this Statement of Resolution is filed with the Secretary of State of the State of Texas, and will preserve, renew and keep in full force and effect, and will cause each subsidiary of the Corporation other than EqualNet Corporation and EqualNet Wholesale Services, Inc., to the extent not required or permitted to do so in connection with their respective bankruptcy proceedings, to preserve, renew and keep in full force and effect, their respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

     (4) COMPLIANCE WITH LAWS. The Corporation will comply, and will cause each subsidiary of the Corporation to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Corporation and its subsidiaries, taken as a whole.

     (5) INVESTMENT COMPANY ACT. The Corporation will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, or any successor provision.

     (6) TRANSACTIONS WITH AFFILIATES. The Corporation will not, and will not permit any subsidiary of the Corporation, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Corporation, except, on terms to the Corporation or such subsidiary no less favorable than terms that could be obtained by the Corporation or such subsidiary from a person that is not an Affiliate of the Corporation, as determined in good faith by the Board of Directors.

     (7) COMPLIANCE. The Corporation shall (a) use its commercially reasonable best efforts to obtain knowledge of any failure or default by the Corporation in the timely performance of any material obligation to the holders of the Series A Convertible Preferred Stock under the terms of this Statement of Resolution, the Amendment Agreement, the Registration Rights Agreement or any other document or instrument executed and delivered by the Corporation in connection herewith or therewith and (b) shall notify the holders of the Series A Convertible Preferred Stock promptly, but in no event later than three Business Days after the Corporation first learns of any such failure or default.

     SECTION 13. OUTSTANDING SHARES. For purposes of this Statement of Resolution, all shares of Series A Convertible Preferred Stock shall be deemed outstanding except (i) from the applicable Conversion Date, each share of Series A Convertible Preferred Stock converted into Common Stock, unless the Corporation shall default in its obligation to issue and deliver shares of Common Stock upon such conversion as and when required by Section 10; (ii) from the date of registration of transfer, all shares of Series A Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate of the Corporation (other than any original holder of shares of Series A Convertible Preferred Stock) and (iii) from the applicable Redemption Date, Share Limitation Redemption Date, Final Redemption Date or date of redemption pursuant to Section 11, all shares of Series A Convertible Preferred Stock which are redeemed or repurchased, so long as in each case the Redemption Price, the Share Limitation Redemption Price, the Final Redemption Price, the Optional Redemption Price or other repurchase price, as the case may be, of such shares of Series A Convertible Preferred Stock shall have been paid by the Corporation as and when due hereunder.

     SECTION 14. MISCELLANEOUS.

     (a) NOTICES. Any notices required or permitted to be given under the terms of this Statement of Resolution shall be in writing and shall be sent by mail or delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be deemed given five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier (a) in the case of the Corporation, addressed to the Corporation at 1250 Wood Branch Park Drive, Houston, Texas, 77079, Attention: Chief Executive Officer (telephone line facsimile transmission number (281) 529-4650), or, in the case of any holder of shares of Series A Convertible Preferred Stock, at such holder's address or telephone line facsimile transmission number shown on the stock books maintained by the Corporation with respect to the Series A Convertible Preferred Stock or such other address as the Corporation shall have provided by notice to the holders of shares of Series A Convertible Preferred Stock in accordance with this Section or any holder of shares of Series A Convertible Preferred Stock shall have provided to the Corporation in accordance with this Section.

     (b) REPLACEMENT OF CERTIFICATES. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the ownership of and the loss, theft, destruction or mutilation of any certificate for shares of Series A Convertible Preferred Stock and (1) in the case of loss, theft or destruction, of indemnity from the record holder of the certificate for such shares of Series A Convertible Preferred Stock reasonably satisfactory in form to the Corporation (and without the requirement to post any bond or other security) or (2) in the case of mutilation, upon surrender and cancellation of the certificate for such shares of Series A Convertible Preferred Stock, the Corporation will execute and deliver to such holder a new certificate for such shares of Series A Convertible Preferred Stock without charge to such holder.

     (c) OVERDUE AMOUNTS. Except as otherwise specifically provided in Section 5 with respect to dividends in arrears on the Series A Convertible Preferred

Stock, whenever any amount which is due to any holder of shares of Series A Convertible Preferred Stock is not paid to such holder when due, such amount shall bear interest at the rate of 14% per annum ( or such other rate as shall be the maximum rate allowable by applicable law) until paid in full.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of March __, 1999.


                                       EQUALNET COMMUNICATIONS CORP.

                                       By: /s/ Mitchell H. Bodian
                                           ------------------------------
                                           Mitchell H. Bodian
                                           President and Chief Executive Officer

                                                                      Annex I
                                                                         to
                                                                     Articles of
                                                                      Amendment


                             NOTICE OF CONVERSION
                                      OF
                     SERIES A CONVERTIBLE PREFERRED STOCK
                                      OF
                         EQUALNET COMMUNICATIONS CORP.


TO:  American Stock Transfer & Trust Company,
       as Transfer Agent and Registrar
     6201 Fifteenth Avenue
     Third Floor
     Brooklyn, New York 11219

     Attention: Mr. Barry Rosenthal

     Facsimile No.: (718) 259-1144


          (1) Pursuant to the terms of the Series A Convertible Preferred Stock (the "Preferred Stock") of Equalnet Communications Corp., a Texas corporation (the "Company"), the undersigned hereby elects to convert ________________ shares of the Preferred Stock together with accrued and unpaid dividends thereon in the amount of $_______________ and interest on dividends in arrears in the amount of $________________ into shares of Common Stock, $.01 par value (the "Common Stock"), of the Company, or such other securities into which the Preferred Stock is currently convertible. Capitalized terms used in this Notice and not otherwise defined herein have the respective meanings provided in the Amended Statement of Resolution of the Board of Directors Establishing and Designating Series A Convertible Preferred Stock and Fixing the Rights and Preferences of Such Series (the "Amended Statement of Resolution").

          (2) Please issue a certificate or certificates for ________________ shares of Common Stock or other securities into which such number of shares of Preferred Stock is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

         ---------------------                     ---------------------
         Name                                      Name


         ---------------------                     ---------------------
         Address                                   Address


         ---------------------                     ---------------------
         SS or Tax ID Number                       SS or Tax ID Number

          (3) The Conversion Date is _______________________. Check and complete one of the following:



          The undersigned elects to convert based on the Average Market Price of the Common Stock. The Market Price of the Common Stock on each of the five Trading Days (whether or not consecutive) during the 25 consecutive Trading Days preceding the Conversion Date having the lowest Market Prices, and the arithmetic average thereof are as follows:


           Date                                        Market Price


        ----------                                     ------------------


        ----------                                     ------------------


        ----------                                     ------------------


        ----------                                     ------------------


        ----------                                     ------------------

         Arithmetic Average: $
                              -----------
                  OR


          The undersigned elects to convert based on the Ceiling Price of the Common Stock of $__________ applicable to conversions of Preferred Stock.

     (4) If the shares of Common Stock issuable upon conversion of the Preferred Stock have not been registered for resale under the Securities Act of 1933, as amended (the "Act"), and this Notice is submitted prior to the date which is two years after the Issuance Date, the undersigned represents and warrants that (i) the shares of Common Stock not so registered are being acquired for the account of the undersigned for investment, and not with a view to, or for resale in connection with, the public distribution thereof other than pursuant to registration under the Act, and that the undersigned has no present intention of distributing or reselling the shares of Common Stock not so registered other than pursuant to registration under the Act and (ii) the undersigned is an "accredited investor" as defined in Regulation D under the Act. The undersigned further agrees that (A) the shares of Common Stock not so registered shall not be sold or transferred unless either (i) they first shall have been registered under the

Act and applicable state securities laws or (ii) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Act and (B) the Company may place a legend on the certificate(s) for the shares of Common Stock not so registered to that effect and place a stop-transfer restriction in its records relating to the shares of Common Stock not so registered.




Date _________________________              ____________________________________
                                            Signature of Holder (Must
                                            be signed exactly as name
                                            appears on the Preferred
                                            Stock Certificate.)

                                                                         ANNEX E

                         EQUALNET COMMUNICATIONS CORP.
            SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION

     The following historical consolidated financial information of Equalnet has been derived from its historical consolidated financial statements and should be read in conjunction with the separate consolidated financial statements and the notes thereto incorporated in this Proxy Statement by reference. The historical information is not necessarily indicative of results to be expected after the ACMI Acquisition is consummated. The selected historical consolidated financial information for Equalnet corresponds to its annual reporting period, which is the fiscal year ending June 30.

                                               SIX MONTHS
                                            ENDED DECEMBER 31,                             YEAR ENDED JUNE 30,
                                      --------------------------  ------------------------------------------------------------------

                                          1998          1997          1998          1997          1996         1995        1994
                                      ------------  ------------  ------------  ------------  ------------  -----------  -----------

INCOME STATEMENT DATA:
 Net Sales..........................  $ 16,010,585  $ 14,808,555  $ 24,876,242  $ 46,588,496  $ 78,354,858  $67,911,405  $35,397,331

 Gross profit.......................    (1,338,748)    3,815,002     2,884,562    12,107,368    16,547,745   13,256,092    6,595,815

 Operating income (loss)............   (12,628,749)   (3,596,517)  (17,123,855)  (10,746,344)   (9,988,379)   2,964,158    1,026,426

 Interest expense...................    (1,334,941)     (785,454)   (1,145,262)    1,022,284       679,745      526,733      140,743

 Income (loss) before income taxes..   (13,945,713)   (4,275,380)  (17,943,388)  (12,635,233)  (11,077,266)   2,871,302    1,769,342

 Net income (loss)..................   (14,088,371)   (4,275,380)  (17,943,388)  (14,980,544)   (8,417,413)   2,364,245    1,769,342

 Earnings (loss) per common share(1)         (0.73)        (0.68)        (1.64)        (2.46)        (1.40)        0.38         0.27

 Cash dividends per share...........            --            --            --            --            --         0.22         0.61


BALANCE SHEET DATA:
 Working capital (deficit)..........   (16,045,188)  (10,232,053)  (13,559,609)   (4,667,109)   (3,161,437)   7,772,366      230,448

 Total assets.......................    37,019,879    12,667,760    27,760,447    19,162,160    34,595,832   39,315,569    9,044,595

 Long-term debt and capital leases,
  net of current portion............     9,140,331             0             0     2,864,058        45,000    1,142,640      512,914


Shareholders' equity (deficit)......    (4,414,085)   (5,386,177)    2,957,782    (1,688,539)   12,383,998   20,705,724    1,350,698


Book value per share................         (1.00)                      (0.10)

Income (loss) per share from
continuing operations...............         (0.73)                      (1.64)

Pro forma book value per share
after giving effect to
the ACMI Acquisition................         (0.72)                       0.03

Pro forma income (loss) per share
from continuing operations
after giving effect to
the ACMI Acquisition................         (0.67)                      (1.42)

                                                                         ANNEX F

                                 LIMIT L.L.C.
                                  D/B/A ACMI
                            UNAUDITED BALANCE SHEET
                               DECEMBER 31, 1998

                       ASSETS
Current Assets
     Cash and Cash Equivalents....................          $   17,005
     Accounts Receivable-Non Trade................             203,356
     Inventory-Materials and Debit Cards..........             349,346
     Due From Consultants.........................              31,998
                                                            ----------
Total Current Assets..............................             601,705

Fixed Assets
     Furniture, Equipment and Switch..............             513,767
     Less:  Accumulated Depreciation..............            (191,194)
                                                            ----------
     Net Fixed Assets.............................             322,573

Other Assets
     Purchased Goodwill Net of Amortization.......             386,371

Total Assets......................................          $1,310,649
                                                            ==========

                  LIABILITIES AND CAPITAL

Current Liabilities...............................                  --

Long Term Liabilities
     Note Payable Purchase........................           1,000,000

Members' Equity

     Members' Equity..............................             310,649
                                                            ----------

Total Liabilities and Members' Equity.............          $1,310,649
                                                            ==========

                                 LIMIT L.L.C.
                                  D/B/A ACMI
                          UNAUDITED INCOME STATEMENTS

                                                                                                  PERIOD FROM
                                                                                               INCEPTION (MARCH 31,
                                                                         YEAR ENDED                 1997) TO
                                                                      DECEMBER 31, 1998         DECEMBER 31, 1997
                                                                      -----------------         -----------------
Revenues
     Commissions.........................................                $  133,649                 $  194,606
     Telecard Sales......................................                   806,192                    749,627
     Hospitality.........................................                    17,722                     31,878
     Travel Packs........................................                    83,205                      9,668
     Income Consultants..................................                    45,250                     56,558
     Other Income........................................                     8,283                    240,880
                                                                         ----------                 ----------
Total Revenue............................................                 1,094,301                  1,283,013
Direct Expenses
     Commissions Paid One Plus...........................                    43,003                     70,912
     Commissions Paid Telecards..........................                    68,294                     97,482
     Other Commissions Paid..............................                    11,282                     17,085
     Promotion Bonuses...................................                    97,041                     91,128
     Travel Packs........................................                    43,041                     10,561
     Printing Costs......................................                    69,383                     69,813
     Network Cost........................................                   116,255                    115,394
                                                                         ----------                 ----------
     Total Direct Expenses...............................                   448,299                    472,374
                                                                         ----------                 ----------
Gross Profit.............................................                   646,002                    810,638
Other Expenses
     Advertising.........................................                       553                        602
     Bad Debt Expense....................................                    22,397                     17,584
     Bank Charges........................................                    11,172                     12,568
     Computer Support....................................                     3,727                      1,350
     Contract Labor......................................                     8,026                     12,739
     Dues and Subscriptions..............................                     9,705                      9,228
     Entertainment Expense...............................                     2,190                      8,318
     Equipment Rental....................................                    18,717                     18,440
     Insurance...........................................                    22,318                     23,148
     Legal and Professional..............................                     5,900                      4,631
     Maintenance and Repairs.............................                    22,000                     16,542
     Meeting and Seminars................................                     6,288                      9,342
     Office Supplies and Expense.........................                    11,103                     10,162
     Other Taxes.........................................                       992                      1,077
     Payroll Expenses....................................                    83,131                    134,014
     Payroll Taxes.......................................                    28,455                     50,807
     Postage and Shipping................................                    12,743                     20,252
     Rent................................................                    67,680                     61,741
     Telephone...........................................                    59,948                     32,311
     Travel..............................................                    22,978                     40,488
     Utilities...........................................                    11,686                     11,343
                                                                         ----------                 ----------
Total Other Expenses.....................................                   431,709                    493,678
                                                                         ----------                 ----------
Net Income Before Interest and Depreciation..............                   214,294                    316,961

Interest.................................................                    42,000                    114,300
Depreciation.............................................                   100,000                    118,000
                                                                         ----------                 ----------
Net Income...............................................                $   72,294                 $   84,661
                                                                         ==========                 ==========

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

GENERAL

  The following discussion contains forward-looking statements regarding ACMI and its operations within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current plans and expectations of ACMI and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.

RESULTS OF OPERATIONS

  The following table sets forth for the periods indicated selected financial information expressed as a percentage of revenues.

                                                        Period from
                                                      Inception (March
                                   Year Ended           31, 1997) to
                                December 31, 1998    December 31, 1997
                                -----------------   --------------------

Revenues.....................         100.0%                100.0%
Direct expenses..............          41.1                  36.8
Gross profit.................          58.9                  63.2
Other expenses...............          39.5                  37.7
Net income before interest             19.5                  24.8
 and depreciation............
Net income...................           6.6                   6.6

     Year Ended December 31, 1998 Compared to Period From Inception (March 31,
1997) to December 31, 1997

     Revenues. Revenues decreased by $188,712, or 14.7%, from $1,283,013 in the nine months ended December 31, 1997 to $1,094,301 in the year ended December 31,1998. The decrease in total revenues was primarily attributable to decreases in revenues from commissions, telecard sales and other income. Commissions decreased because of ACMI's shift away from 1+ business in late 1997 and early 1998, which was caused by ACMI's inability to control provisioning, billing and customer service. Equalnet's acquisition of ACMI enables ACMI to reenter this market. Other revenues decreased because of ACMI's decision to discontinue sales of its "Virtual Personal Assistant" product.

     Direct Expenses. As a percentage of revenues, direct expenses increased from 36.8% for the nine months ended December 31, 1997 to 41.1% for the year ended December 31, 1998. This percentage increase was primarily the result of increased network costs that are expected to decrease because of the ACMI Acquisition.

     Other Expenses. As a percentage of revenues, other expenses increased from 37.7% for the nine months ended December 31, 1997 to 39.5% for the year ended December 31, 1998.

This percentage increase was primarily the result of reduced gross revenues and fixed overhead costs. Actual other expenses decreased by approximately $62,800.

     Net Income Before Interest and Depreciation. For the reasons described above, as a percentage of revenues, net income before interest and depreciation decreased from 24.8% for the nine months ended December 31, 1997 to 19.5% for the year ended December 31, 1998. We expect net income to increase as a percentage of revenues because the ACMI Acquisition enables ACMI to sell 1+ service.

     Net Income. As a percentage of revenues, net income did not vary from the nine months ended December 31, 1997 to the year ended December 31, 1998.

LIQUIDITY AND CAPITAL RESOURCES

     ACMI's principal source of capital is its $1,000,000 note with a bank lender. The note is currently being restructured to provide for amortization over a three year period. The management of ACMI is not aware of any trends, events or uncertainties that are reasonably likely to have a material impact on ACMI's short-term or long-term liquidity.

                               TABLE OF CONTENTS

PROPOSAL 1: TO APPROVE AN AMENDMENT TO THE ARTICLES OF
     INCORPORATION.....................................................        1

Reasons for the Amendment..............................................        1

Effects of the Amendment...............................................        2

Exchange of Stock Certificates.........................................        3

Federal Income Tax Consequences........................................        4

Required Vote..........................................................        4

Recommendation of the Board of Directors...............................        5

PROPOSAL 2: TO RATIFY THE NOTE ISSUANCE TRANSACTION AND TO
     APPROVE THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION..........        6

Background of the Note Issuance Transaction............................        6

The Note Issuance Transaction..........................................        7

Consideration to be Received by Equalnet...............................        7

The Note Purchase Agreement and Note Purchase and Exchange Agreements..        7

The Notes..............................................................        7

Conversion.............................................................        8

Mandatory Redemption...................................................        8

Events of Default......................................................        8

Optional Redemption....................................................        9

The Series D Preferred.................................................       10

Conversion.............................................................       11

Optional Redemption....................................................       11

Final Redemption.......................................................       12

Mandatory Redemption...................................................       12

The Warrants...........................................................       14

The Registration Rights Agreements.....................................       14

The Security Agreement.................................................       14

The Independent Committee of the Board of Directors....................       15

The Fairness Opinion...................................................       15

Use of Consideration...................................................       15

Possible Adverse Consequences of the Note Issuance Transaction.........       15

Required Vote..........................................................       16

Recommendation of the Board of Directors...............................       16

PROPOSAL 3: TO ELECT FOUR DIRECTORS....................................       17

Director Nominees......................................................       17

Background of Directors and Nominees...................................       18

Committees of the Board of Directors and Meeting Attendance............       19

Compensation of Directors..............................................       20

Required Vote..........................................................       20

Recommendation of the Board of Directors...............................       20

PROPOSAL 4: TO RATIFY THE AMENDMENT OF THE STATEMENT OF
     RESOLUTION OF THE BOARD OF DIRECTORS WITH RESPECT TO THE
     SERIES A PREFERRED AND TO APPROVE THE ISSUANCE OF COMMON
     STOCK UPON THE CONVERSION OF THE SERIES A PREFERRED
     PURSUANT TO THE TERMS OF THE AMENDED SERIES A STATEMENT
     OF RESOLUTION.....................................................       21

Reason for Seeking Ratification of the Amendment of the Statement
     of Resolution of the Board of Directors With Respect to the
     Series A Preferred and Approval of the Issuance of Common Stock
     Upon the Conversion of the Series A Preferred.....................       22

Possible Adverse Consequences of the Filing of the Amended Series A
     Statement of Resolution and the Issuance of Common Stock
     Upon the Conversion of the Series A Preferred.....................       22

Required Vote..........................................................       23

Recommendation of the Board of Directors...............................       23

PROPOSAL 5: TO RATIFY THE ACMI ACQUISITION.............................       24

Background of the ACMI Acquisition.....................................       24

Description of ACMI's Business.........................................       24

The ACMI Agreement.....................................................       25

Transaction With Former Director Zane Russell in Connection With
     the ACMI Acquisition..............................................       28

Reasons for the ACMI Acquisition.......................................       28

Financial Information Regarding Equalnet and ACMI......................       28

Regulatory Filings and Approvals.......................................       29

Possible Adverse Consequences of the ACMI Acquisition..................       29

Required Vote..........................................................       29

Recommendation of the Board of Directors...............................       30

PROPOSAL 6: TO RATIFY THE APPOINTMENT OF CERTIFIED INDEPENDENT
     PUBLIC ACCOUNTANTS................................................       31

Required Vote..........................................................       31

Recommendation of the Board of Directors...............................       31

EXECUTIVE OFFICERS AND COMPENSATION....................................       32

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION................       32

Base Salary............................................................       33

Annual Incentive Compensation..........................................       33

Stock Incentive Programs...............................................       34

SUMMARY OF COMPENSATION................................................       34

WARRANT AND OPTION GRANTS IN FISCAL 1998...............................       35

PERFORMANCE PRESENTATION...............................................       35

EMPLOYMENT AGREEMENTS..................................................       36

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION............       37

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........................       37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........       41

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE................       45

PROPOSALS FOR NEXT ANNUAL MEETING......................................       45

OTHER MATTERS..........................................................       45

CAUTION AS TO FORWARD-LOOKING STATEMENTS...............................       45

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE......................       46

     An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.


                                                                                                           PRELIMINARY COPY
                                                                                                           Please mark your
                                                                                                           vote as indicated
                                                                                                           in this example   [X]
1. APPROVAL OF THE AMENDMENT TO THE       2. RATIFICATION OF THE NOTE ISSUANCE   3. ELECTION OF DIRECTORS
   COMPANY'S ARTICLES OF INCORPORATION       TRANSACTION
   REGARDING A ONE-FOR-FOUR REVERSE STOCK                                         NOMINEES: Mitchell H. Bodian, Nathan Isaac Prager,
   SPLIT OF THE COMPANY'S COMMON STOCK        FOR       AGAINST       ABSTAIN     C. Keith LaMonda and Ronald J. Salazar
                                              [ ]        [  ]          [ ]
    FOR     AGAINST    ABSTAIN                                                    FOR all nominees        WITHHOLD AUTHORITY
    [ ]      [ ]         [ ]                                                      listed above            to vote for the following
                                                                                  (except as marked       nominees:
                                                                                  to the contrary)         _______________________
                                                                                                           _______________________
                                                                                  [ ]                      _______________________
                                                                                                           _______________________

4. RATIFICATION OF THE AMENDMENT OF THE   5. RATIFICATION OF THE ACMI ACQUISITION  6. RATIFICATION OF THE APPOINTMENT OF
   SERIES A STATEMENT OF RESOLUTION AND                                               ERNST & YOUNG LLP AS THE COMPANY'S
   APPROVAL OF THE ISSUANCE OF COMMON         FOR       AGAINST       ABSTAIN         INDEPENDENT CERTIFIED PUBLIC
   STOCK UPON CONVERSION OF THE SERIES A      [ ]        [  ]          [ ]            ACCOUNTANTS FOR FISCAL YEAR 1999
   PREFERRED PURSUANT TO THE TERMS OF
   THE AMENDED SERIES A STATEMENT OF                                                     FOR       AGAINST       ABSTAIN
   RESOLUTION                                                                            [ ]        [  ]          [ ]

      FOR       AGAINST       ABSTAIN
      [ ]        [  ]          [ ]

7. With discretionary authority as to such other matters as      ----              Dated ___________________________, 1999
   may properly come before the meeting.                            |              _______________________________________
                                                                                   Signature
                                                                                   _______________________________________
                                                                                   Signature

                                                                                   Note: Please sign exactly as name appears
                                                                                         hereon. Joint owners should each sign.
                                                                                         When signing as attorney, executor,
                                                                                         administrator, trustee, or guardian,
                                                                                         please give full title as such.
------------------------------------------------------------------------------------------------------------------------------------

P

R

O                        EQUALNET COMMUNICATIONS CORP.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
X              FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                 May __, 1999
Y
          The undersigned hereby appoints Mitchell H. Bodian and Dean H. Fisher jointly and severally, as proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock and, if applicable, Series B Senior Convertible Preferred Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Equalnet Communications Corp. (the "Company") to be held on _____________, May __, 1999, in the Equal Access Room at the Company's headquarters, 1250 Wood Branch Park Drive, Houston, Texas, at 10:00 a.m., or at any adjournment thereof, hereby revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT A ONE-FOR-FOUR REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK, "FOR" THE RATIFICATION OF CERTAIN TRANSACTIONS THE COMPANY ENTERED INTO IN SEPTEMBER 1998, "FOR" THE ELECTION OF FOUR DIRECTORS, "FOR" THE RATIFICATION OF THE AMENDMENT OF THE SERIES A STATEMENT OF RESOLUTION AND THE APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE SERIES A PREFERRED PURSUANT TO THE TERMS OF THE AMENDED SERIES A STATEMENT OF RESOLUTION, "FOR" THE RATIFICATION OF THE ACQUISITION OF CERTAIN ASSETS OF LIMIT LLC (d/b/a ACMI) BY A WHOLLY OWNED SUBSIDIARY OF THE COMPANY AND "FOR" THE RATIFICATION OF THE BOARD OF DIRECTORS' APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS FOR THE COMPANY AND ITS SUBSIDIARIES FOR FISCAL YEAR 1999. EACH OF THE PROPOSALS SET FORTH ABOVE IS BEING MADE BY THE COMPANY.